Release from Shareholders

                     ---------------------------------------
                     --------------------------------RELEASE
                     FROM SHAREHOLDERS
------------------------------------------------------------
------------

 Exhibit 4(c)

FIRST AMENDMENT
TO
SHARE ACQUISITION AGREEMENT


THIS FIRST AMENDMENT TO SHARE ACQUISITION AGREEMENT
made and entered into as of this 24   day of November, 1992,
by and between ATLAS ENERGY GROUP, INC. (the
"Company"), an Ohio corporation, and JOSEPH R.
SADOWSKI ("Shareholder").


WITNESSETH THAT:

WHEREAS, the Company and the Shareholder executed that certain Share Acquisition Agreement dated as of November 14, 1990 (the "Share Acquisition
Agreement"), providing for the purchase by the Company of certain shares of common stock of the Company (the "Common Stock") and the grant of certain options as set forth in Sections 5.3, 5.4 and 5.5 of the Share Acquisition Agreement (the
"Shareholder Put Options") pursuant to which the Shareholder may require the Company to buy additional shares of Common Stock, held by Shareholder in the future; and

WHEREAS, the Company and the Shareholder believe the existence of the Shareholder Put Options impairs the ability of the Company to raise capital for the Company's oil and gas drilling operations;
and

WHEREAS, the Company and the Shareholder believe said oil and gas drilling operations are necessary for the continued growth of the Company; and

WHEREAS, the Shareholder will benefit from the Company's continued growth; and

WHEREAS, the parties hereto desire to amend the provisions of the Share Acquisition Agreement.

NOW THEREFORE, in consideration of the premises herein and intending to be legally bound hereby, the parties hereto agree as follows:

1. Shareholder hereby agrees to unconditionally waive any and all rights under the Shareholder Put Options and hereby acknowledges and agrees that the execution of this First Amendment will extinguish any and all rights under said Shareholder Put
Options.

2. Sections 5.3, 5.4 and 5.5 of the Share
Acquisition Agreement are deleted.

3. Sections 5.6, 5.7, 5.8 and 5.9 of the
Share Acquisition Agreement are renumbered
5.3, 5.4, 5.5 and 5.6, respectively.

4. The reference to "First Shareholder
Option" in
Section 5.2 of the Share Acquisition
Agreement is deleted.

5. The reference to "Section 5.7(a)" in
Sections 5.1
and 5.2 of the Share Acquisition Agreement is amended to read "Section 5.4 (a)".

6. The reference to "Sections 5.3, 5.4 or
5.5" in
newly renumbered Sections 5.3 and 5.4 of the Share
Acquisition Agreement is deleted.

7. The reference to "Section 5.7" in newly renumbered Section 5.5 of the Share Acquisition
Agreement
is amended to read "Section 5.4".

8. Except as expressly amended hereby, the provisions of the Share Acquisition Agreement are hereby affirmed in all respects.

WITNESS the due execution hereof as of the date first above written.


ATLAS ENERGY GROUP, INC.

                                   By: /s/ J. R.
O'Mara
                                   J.R. O'Mara,
                                   Executive Vice
                                   President

                                  /s/ Joseph R.
                                  Sadowski Joseph
                                  R. Sadowski






                           FIRST AMENDMENT
                                 TO
                     SHARE ACQUISITION AGREEMENT


THIS FIRST AMENDMENT TO SHARE ACQUISITION
AGREEMENT
made and entered into as of this 24   day of
November, 1992, by and between ATLAS ENERGY GROUP,
INC. (the "Company"), an Ohio corporation, and
CHARLES KOVAL ("Shareholder").


WITNESSETH THAT:

WHEREAS, the Company and the Shareholder executed that certain Share Acquisition Agreement dated as of November 14, 1990 (the "Share Acquisition
Agreement"), providing for the purchase by the Company of certain shares of common stock of the Company (the "Common Stock") and the grant of certain options as set forth in Sections 5.3, 5.4 and 5.5 of the Share Acquisition Agreement (the
"Shareholder Put Options") pursuant to which the Shareholder may require the Company to buy additional shares of Common Stock, held by Shareholder in the future; and

WHEREAS, the Company and the Shareholder believe the existence of the Shareholder Put Options impairs the ability of the Company to raise capital for the Company's oil and gas drilling operations;
and

WHEREAS, the Company and the Shareholder believe said oil and gas drilling operations are necessary for the continued growth of the Company; and

WHEREAS, the Shareholder will benefit from the Company's continued growth; and

WHEREAS, the parties hereto desire to amend the provisions of the Share Acquisition Agreement.

NOW THEREFORE, in consideration of the premises herein and intending to be legally bound hereby, the parties hereto agree as follows:

1. Shareholder hereby agrees to unconditionally waive any and all rights under the Shareholder Put Options and hereby acknowledges and agrees that the execution of this First Amendment will extinguish any and all rights under said Shareholder Put
Options.

2. Sections 5.3, 5.4 and 5.5 of the Share
Acquisition Agreement are deleted.

3. Sections 5.6, 5.7, 5.8 and 5.9 of the
Share Acquisition Agreement are renumbered
5.3, 5.4, 5.5 and 5.6, respectively.

4. The reference to "First Shareholder
Option" in
Section 5.2 of the Share Acquisition
Agreement is deleted.

5. The reference to "Section 5.7(a)" in
Sections 5.1
and 5.2 of the Share Acquisition Agreement is amended to read "Section 5.4 (a)".

6. The reference to "Sections 5.3, 5.4 or
5.5" in
newly renumbered Sections 5.3 and 5.4 of the Share Acquisition Agreement is deleted.

7. The reference to "Section 5.7" in newly renumbered Section 5.5 of the Share
Acquisition Agreement is amended to read
"Section 5.4".

8. Except as expressly amended hereby, the provisions of the Share Acquisition Agreement are hereby affirmed in all respects.

WITNESS the due execution hereof as of the date first above written.


                              ATLAS ENERGY GROUP, INC.
                              By: /s/ J. R. O'Mara
                              J.R. O'Mara, Executive
Vice President

                             /s/ Charles Koval
                             Charles Koval

                 CONSENT OF INDEPENDENT AUDITOR
          ATLAS-ENERGY FOR THE NINETIES-PUBLIC #6 LTD.




The firm, as Independent Certified Public Accountants, hereby consents to the use of the audit report dated July 11, 1997 on the balance sheet of Atlas-Energy for the Nineties-Public #6 Ltd. as of July 1, 1997, the audit report dated November 11, 1996, on the consolidated statements of financial position for the years ending July 31, 1996 and 1995, of AEG Holdings, Inc. and subsidiaries and the related consolidated statements of income and cash flows for the years then ended; and the audit report dated November 11, 1996, on the audited balance sheets as of July 31, 1996 and 1995 of Atlas Resources, Inc. in the Registration Statement, and any supplements thereto, including post-effective amendments, for Atlas-Energy for the Nineties-Public #6 Ltd. In addition, the firm hereby consents to all references to it as having prepared such reports and to the reference to the firm under the caption "Experts".


                                        McLaughlin & Courson
                                        Certified Public
Accountants






July 16, 1997
Pittsburgh, Pennsylvania


     Consent of United Energy Development
Consultants, Inc.




     EXHIBIT INDEX


Exhibi                          Description                    Page
t No.
    1(a)         Proposed  form  of Dealer-Manager
                    Agreement  for
              Anthem Securities, Inc.
    1(b)         Proposed  form  of Dealer-Manager
                    Agreement  for
              Bryan Funding, Inc.

   3(a)         Articles  of  Incorporation of Atlas
                      Resources,
              Inc.

     3(b)         Bylaws of Atlas Resources, Inc.

 4(a)         Certificate  of Limited Partnership  for
                        Atlas-
              Energy for the Nineties-
              Public #6 Ltd.

  4(b)         Amended  and Restated Certificate and
                       Agreement
              of Limited
              Partnership  for Atlas-Energy for the
              Nineties- Public #6 Ltd.
               (See Exhibit (A) to Prospectus)

        4(c)         Release from Shareholders

  5           Opinion of Kunzman & Bollinger, Inc. as
to  the
              legality of the Units
              registered hereby

  8           Opinion of Kunzman & Bollinger, Inc. as
to  tax
              matters

10(a)         Escrow Agreement

10(b)         Proposed   form   of  Drilling   and
Operating
              Agreement
              (See  Exhibit  (II) to the Amended and
              Restated Certificate and
              Agreement  of Limited Partnership,
Exhibit  (A)
              to Prospectus)

24(a)         Consent of McLaughlin & Courson

24(b)         Consent    of    United    Energy
Development
              Consultants, Inc.

24(c)         Consent  of  Kunzman  &  Bollinger,  Inc.
(See
              Exhibits 5 and 8)

  25          Power of Attorney




                   Exhibit 1(a) ANTHEM SECURITIES, INC.

                  DEALER-MANAGER AGREEMENT
                       (Best Efforts)

   RE:     ATLAS-ENERGY FOR THE NINETIES-
PUBLIC #6 LTD.

Anthem Securities, Inc.
P.O. Box 926
Coraopolis, Pennsylvania 15108-0926

Gentlemen:

   The  undersigned,  Atlas  Resources, Inc.  ("Atlas"),  on
behalf  of ATLAS-ENERGY  FOR  THE  NINETIES-PUBLIC #6  LTD., hereby  confirms  its agreement with you as Dealer-Manager as follows:
1.      Description  of Units. Atlas, as Managing General
Partner,  has
   formed   a  limited  partnership  known  as  Atlas-Energy   for   the
   Nineties-Public #6 Ltd. (the "Partnership"), and will issue and sell Units  of Participation in the Partnership (the "Units")
   at  a  price of  $10,000 per Unit.   No subscriptions to the
   Partnership  will  be accepted  after  receipt of the maximum
   Partnership  Subscription  of $8,000,000  (which  may  be
   increased  to  $10,000,000   in   Atlas' discretion) or
   December 31, 1997, whichever event occurs  first  (the
   "Offering Termination Date").

2.      Representations.  Warranties  and  Agreements  of  Atlas.
Atlas
   represents and warrants to and agrees with you that:

     (a) The Units have been or will be registered with the Securities and Exchange Commission (the
       "Commission") pursuant to the Securities Act of 1933, as amended (the "Act").

   (b) Atlas shall provide to you for delivery to all offerees and purchasers and their representatives such information and documents as Atlas deems appropriate to comply with the Act and applicable state securities ("blue sky") laws.

   (c) The Units when issued will be duly authorized and validly issued as set forth in the Amended and Restated Certificate and Agreement of Limited Partnership of the Partnership ("Partnership Agreement") set forth as Exhibit (A) to the offering circular (the "Prospectus") and subject only to the rights and obligations set forth in the Partnership Agreement or imposed by the laws of the state of formation of the Partnership or of any jurisdiction to the laws of which the Partnership is subject.

   (d) The Partnership was duly formed pursuant to the laws of the Commonwealth of Pennsylvania and is validly existing as a limited partnership in good standing under the laws of Pennsylvania with full power and authority to own its properties and conduct its business as described in the Prospectus. The Partnership will be qualified to do business as a limited partnership or similar entity offering limited liability in those jurisdictions where Atlas deems such qualification necessary to assure limited liability of the limited partners.





  (e)  The Prospectus, as heretofore or hereafter supplemented or amended,
       does not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.


3.      Grant  of Authority to the Dealer-Manager. On the basis  of the
   representations and warranties herein contained, and subject  to the
   terms  and  conditions herein set forth, Atlas, as  Managing
                              General
   Partner of the Partnership, hereby appoints you as the DealerManager for the Partnership and gives you the exclusive right to solicit subscriptions for the Units in all states other than
   Minnesota  and New Hampshire, on a "best efforts" basis,
   subject to the terms and conditions set forth herein. In all states other than Minnesota and New Hampshire you agree to use your best efforts to effect such sales and to form and manage a selling group composed of soliciting broker-dealers ("Selling Agents"), each of which shall be a member of the National Association of Securities Dealers, Inc. ("NASD"), pursuant to "Selling Agent Agreements" in substantially the
   form  attached  hereto  as Exhibit "B."   The  Managing  General
   Partner  shall  have  three business days after  the  receipt of an executed Selling Agent Agreement to refuse that Selling Agent's participation.
4.     Compensation and Fees.
   (a)   As  Dealer-Manager  you will receive from the  Partnership the
following fees on each Unit sold to investors who are situated and/or residents in states other than Minnesota and New Hampshire: a 2.5%
       Dealer-Manager fee, a 7.5% Sales Commission, and a .5% reimbursement of the Selling Agents' bona fide accountable due diligence expenses based on the amount of the Agreed Subscription. The 7.5% Sales Commission and the .5% reimbursement of bona fide accountable due diligence expenses will be reallowed to the Selling Agents. The 2.5% Dealer-Manager fee will be reallowed to the wholesalers for Agreed Subscriptions obtained through such wholesalers' effort.

   (b) Pending receipt and acceptance by Atlas of the minimum Partnership Subscription ($1,000,000 excluding any optional subscription by the Managing General Partner and its Affiliates), all proceeds received by you from the sale of Units will be held in a separate interest bearing escrow account as provided in Section 15. Unless at least the minimum Partnership Subscription of $1,000,000 is received on or before December 31, 1997, the offering shall be terminated, in which event no fee shall be payable to you and all funds advanced by purchasers shall be returned to them with interest earned. In addition, you shall deliver a termination letter in the form provided to you by Atlas to each such subscriber and to each of the offerees previously solicited by you and the Selling Agents in connection with the offering of the Units. The fees set forth in Section 4(a), which shall be reallowed by you to the Selling Agents which made the sale and the wholesalers, will be paid within five business days after at least the minimum Partnership Subscription ($1,000,000) has been received and accepted by Atlas and the subscription proceeds have been released to Atlas from the escrow account. Thereafter, such fees will be paid to you and reallowed to the Selling Agents and wholesalers as described in the previous sentence approximately every two weeks until the Offering Termination Date and all of your remaining fees shall be paid by Atlas no later than 14 business days after the Offering Termination Date.

5.     Covenants of Atlas. Atlas covenants and agrees that:

 (a)      Atlas will deliver to you ample copies of the Prospectus
                                and
       of all amendments or supplements thereto, heretofore or
hereafter
       made,   including  all  exhibits  and  other
       documents  included therein.


   (b) If any event affecting the Partnership or Atlas shall occur which in the opinion of Atlas should be set forth in a supplement to or an amendment of the Prospectus, Atlas will forthwith at its own expense prepare and furnish to you a sufficient number of copies of a supplement or amendment to the Prospectus so that it, as so supplemented or amended, will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

6.      Representations and Warranties of  Dealer-Manager.
You, as  the
   Dealer-Manager, represent and warrant to Atlas that:

   (a) You are a corporation duly organized, validly existing and in good standing under the laws of the state of your formation or of any jurisdiction to the laws of which you are subject, with all requisite power and authority to enter into this Agreement and to carry out your obligations hereunder.

   (b) This Agreement when accepted and approved will be duly authorized, executed and delivered by you and will be a valid and binding agreement on your part in accordance with its terms.

   (c)      The  consummation of the transactions
contemplated  by  this
       Agreement and the Prospectus will not result in any breach of any of the terms or conditions of, or constitute a default under your Articles of Incorporation, Bylaws, any indenture, agreement or other instrument to which you are a party, or violate any order applicable to you of any court or any federal or state regulatory body or administrative agency having jurisdiction over you or over your affiliates.

   (d)      You  are duly registered pursuant to the
provisions  of  the
       Securities Exchange Act of 1934 (the "Act of 1934") as a dealer and you are a member in good standing of the NASD, and are duly registered as a broker-dealer in such states as you are required to be registered in order to carry out your obligations as contemplated by this Agreement and the Prospectus. You agree to maintain all of the foregoing registrations in good standing throughout the term of the offer and sale of the Units and you agree to  comply  with  all  statutes  and  other
       requirements applicable   to  you  as  a  broker-
       dealer  pursuant   to   those registrations.

   (e) Pursuant to your appointment as Dealer-Manager, you shall use your best efforts to exercise such supervision and control as you deem necessary and appropriate to the activities of you and the Selling Agents to comply with all of the provisions of the Act, insofar as the Act applies to your and their activities hereunder, and you and the Selling Agents shall not engage in any activity which would cause the offer and/or sale of Units not to comply with the Act, the Act of 1934 and the applicable rules and regulations of the Commission, the applicable state securities laws and regulations, this Agreement and the NASD Conduct Rules including Rules 2730, 2740, 2420 and 2750, and also including, but not limited to, Rule 2810(b)(2) and (b)(3) of the NASD Conduct Rules, which provide as follows:

        Sec. (b)(2)
        Suitability

             (A)      A  member or person associated with a
                  member shall not underwrite or participate in a public offering of a direct participation program unless standards of suitability have been established by the program for participants therein and such standards are fully disclosed in the prospectus and are consistent with the provisions of subsection (B) of this section.



             (B)     In recommending to a participant the
                  purchase, sale or  exchange  of an
                  interest in a direct participation
                  program,  a member or person associated
                  with a  member shall:

          (i) have reasonable grounds to believe, on the basis of information obtained from the participant concerning his investment objectives, other investments, financial situation and needs, and any other information known by the member or associated person, that:

               (a)      the  participant is  or  will  be  in  a
                    financial position appropriate to enable him
                    to  realize  to  a  significant  extent  the
                    benefits   described  in   the   prospectus,
                    including the tax benefits where they are a significant aspect of the program;

               (b)      the  participant has a fair  market  net
                    worth   sufficient  to  sustain  the   risks
                    inherent in the program, including loss of investment and lack of liquidity; and

               (c)     the program is otherwise suitable for the
                    participant; and

          (ii) maintain in the files of the member documents disclosing the basis upon which the determination of suitability was reached as to each participant.
     (C) Notwithstanding the provisions of subsections (A) and (B) hereof, no member shall execute any transaction in a direct participation program in a discretionary account without prior written approval of the transaction by the customer.

Sec. (b)(3)
Disclosure

     (A) Prior to participating in a public offering of a direct participation program, a member or person associated with a member shall have reasonable grounds to believe, based on information made available to him by the sponsor through a prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the program.

     (B) In determining the adequacy of disclosed facts pursuant to subsection (A) hereof, a member or person associated  with a member shall obtain information  on

          material facts relating at a minimum to the following,

          if relevant in view of the nature of the program:

          (i)     items of compensation;

          (ii)     physical properties;

           (iii)     tax aspects;

          (iv) financial stability and experience of the sponsor;

          (v)     the program's conflicts and risk factors; and

          (vi)     appraisals and other pertinent reports.






          (C) For purposes of subsections (A) and (B) hereof, a member or person associated with a member may rely upon the results of an inquiry conducted by another member or members, provided that:

               (i)      the member or person associated with a member has
                    reasonable grounds to believe that such inquiry was conducted with due care;

                (ii)      the results of the inquiry were provided to the
                    member  or person associated with  a  member with   the
                    consent of the member or members conducting or directing the inquiry; and

               (iii)      no  member that participated in the inquiry is  a
                    sponsor of the program or an affiliate  of such sponsor.

          (D) Prior to executing a purchase transaction in a direct participation program, a member or person associated with a member shall inform the prospective participant of all pertinent facts relating to the liquidity and marketability of the program during the term of investment.

(f) You and the Selling Agents have received copies of the Prospectus relating to the Units and you and the Selling Agents have relied only on the statements contained in such Prospectus and not on any other statements whatsoever, either written or oral, with respect to the details of the offering of Units.

(g) You and the Selling Agents agree that you and the Selling Agents shall not place any advertisement or other solicitation with respect to the Units (including without limitation any material for use in any newspaper, magazine, radio or television commercial, telephone recording, motion picture, or other public media) without the prior written approval of Atlas, and without the prior written approval of the form and content thereof by the Commission, the NASD and the securities authorities of the states where such advertisement or solicitation is to be circulated. Any such advertisements or solicitations shall be at your expense.


(h) If a supplement or amendment to the Prospectus is prepared and delivered to you by Atlas, you agree and shall require any Selling Agent to agree to distribute each such supplement or amendment to the Prospectus to every person who has previously received a copy of the Prospectus from you and/or the Selling Agent and you further agree and shall require any Selling Agent to further agree to include such supplement or amendment in all future deliveries of any Prospectus.

(i) You agree to advise Atlas in writing of each state in which you and the Selling Agents propose to offer or sell the Units and you shall not nor shall you permit any Selling Agent to offer or sell Units in any state until such time as you shall have been advised in writing by Atlas, or Atlas' special counsel, that such offer or sale has been qualified in such state or is exempt from the qualification requirements imposed by such state or such qualification is otherwise not required.

(j) In connection with any offer or sale of the Units, you agree and shall require any Selling Agent to agree to comply in all respects with statements set forth in the Prospectus and the Partnership Agreement and you agree and shall require any Selling Agent to agree not to make any statement inconsistent with the statements in the Prospectus or the Partnership Agreement and you further agree and shall require any Selling Agent to further agree that you shall not provide and shall require any Selling Agent not to provide any written information, statements or sales literature other than the Prospectus, The Atlas Group, Inc.'s corporate profile and a brochure entitled "Atlas-Energy for the Nineties-Public #6 Ltd." (the corporate profile and the brochure collectively referred to herein as the "Brochure"), and any supplements or amendments thereto unless approved in writing by Atlas; and you agree and shall require any Selling Agent to agree not to make any untrue or misleading statements of a material fact in connection with the Units.
     (k) You agree to use your best efforts in the solicitation and sale of said Units and to coordinate and supervise the efforts of the Selling Agents and you shall require any Selling Agent to agree to use its best efforts in the solicitation and sale of said Units, including insuring that the prospective purchasers meet the suitability requirements set forth in the Prospectus and the Subscription Agreement and properly execute the Subscription Agreement, which has been provided as Exhibit (I
     B) to the Partnership Agreement, Exhibit (A) of the Prospectus, together with any additional forms provided in any supplement or amendment to the Prospectus, or otherwise provided to you by Atlas to be completed by prospective purchasers. Executed Subscription Agreements shall be delivered or mailed immediately to Atlas and must be received by Atlas at or prior to the Offering Termination Date. Atlas shall have the right to reject any subscription at any time for any reason without liability to it. Investor funds shall be transmitted as set forth in Section 16.

     (l) Although not anticipated, in the event you assist in any transfers of the Units, you shall comply, and you shall require any Selling Agent to comply, with the requirements of Rule 2810(b)(2)(B) and (b)(3)(D) of the NASD Conduct Rules.

7. State Securities Registration. Incident to the offer and sale of the Units, Atlas will either use its best efforts in taking all necessary action and filing all necessary forms and documents deemed reasonable by it in order to qualify or register Units for sale under the securities laws of the states requested by you pursuant to
   Section 6 (i) hereof or use its best efforts in taking any necessary action and filing any necessary forms deemed reasonable by it which are required to obtain an exemption from qualification or registration in such states; provided Atlas may elect not to qualify or register Units in any state in which it deems such qualification or registration is not warranted for any reason in its sole discretion. Atlas and its counsel will inform you as to the jurisdictions in which the Partnership Units have been qualified for sale or are exempt under the respective securities or blue sky laws of such jurisdictions; but Atlas has not assumed and will not assume any obligation or responsibility as to your right or any Selling Agent's right to act as a broker-dealer with respect to the Units in any such jurisdiction.

      Atlas will provide to you and the Selling Agents for delivery to all offerees and purchasers and their representatives, any additional information, documents and instruments which Atlas deems necessary to comply with the rules, regulations and judicial and administrative interpretations in those states and jurisdictions for the offer and sale of the Units in such states. Atlas will file all post-offering forms, documents or materials and take all other actions required by the states in which the offer and sale of Units have been qualified or are exempt or in which the Units have been registered; provided, Atlas shall not be required to take any actions, make any filings or prepare any documents necessary or required in connection with your status or any Selling Agent's status as a broker-dealer under the laws of such states.
   Atlas shall promptly provide you with copies of all applications, filings, correspondence, orders or other documents or instruments relating to any application for qualification, registration or other approval under applicable state or Federal securities laws for the offering.
8. Expense of Sale. The expenses in connection with the offer and sale of the Units shall be payable as set forth below.


   (a) Atlas shall pay all expenses incident to the performance of its obligations hereunder, including the fees and expenses of Atlas' attorneys and accountants and all fees and expenses of registering or qualifying the Units for offer and sale in the states as set forth in
       Section 7 hereof, or obtaining exemptions therefrom, even in the event this offering is not successfully completed.

   (b) You shall pay all expenses incident to the performance of your obligations hereunder, including the formation and management of the selling group and the fees and expenses of your own counsel and accountants, even in the event this offering is not successfully completed.

9. Conditions of Your Duties. Your obligations provided herein shall be subject to the accuracy, as of the date hereof and at the applicable closing date (as if made at the applicable closing date), of the representations and warranties of Atlas herein and to the performance by Atlas of its obligations hereunder.

10. Condition of Atlas' Duties. Atlas' obligations provided herein, including the duty to pay compensation as set forth in Section 4 hereof, shall be subject to the accuracy, as of the date hereof and at the applicable closing date (as if made at the applicable closing date) of your representations and warranties made herein, and to the performance by you of your obligations hereunder, and to the additional condition that Atlas shall have received, at or prior to the applicable closing date, the following documents:

  (a) a fully executed Subscription Agreement for each prospective purchaser;

  (b) certification to Atlas that you and each Selling Agent are registered as required by Section 6(d) and that such registrations were, during the term of the offering and through the applicable closing date, in full force and effect; and

      (c) a certificate from you, dated at the applicable closing date, to the effect that your representations and warranties made herein are true and correct as if made at the applicable closing date and that you have fulfilled all your obligations hereunder.

11.     Indemnification.

    (a) You and the Selling Agents shall indemnify and hold harmless Atlas, the Partnership and its attorneys, against any losses, claims, damages or liabilities, joint or several, to which such parties may become subject, under the Act, the Act of 1934 or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon your agreements with the Selling Agents or your breach of any of your duties and obligations, representations, or warranties under the terms or provisions of this Agreement and you and the Selling Agents shall reimburse such parties for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action.

     (b) Atlas shall indemnify and hold you and the Selling Agents harmless against any losses, claims, damages or liabilities, joint or several, to which you and the Selling Agents may become subject, under the Act, the Act of 1934 or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon Atlas' breach of any of its duties and obligations, representations, or warranties under the terms or provisions of this Agreement and Atlas shall reimburse you and the Selling Agents for any legal or other expenses reasonably incurred in connection with investigating or defending such loss, claim, damage, liability or action.



    (c) The foregoing indemnity agreements shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls each indemnified party within the meaning of the Act.

   (d) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party. In case any such action shall be brought against such indemnified party, it shall notify the indemnifying party of the commencement thereof, and the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified and indemnifying parties, and after the indemnified party shall have received notice from the agreed upon counsel that the defense under such paragraph has been so assumed, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than with respect to the agreed upon counsel who assumed the defense thereof.

12. Representations and Agreements to Survive Delivery. All representations, warranties and agreements of Atlas and you herein or  in  certificates  delivered pursuant hereto,  and  the  indemnity agreements contained in Section 11 hereof, shall survive the delivery, execution and closing hereof, and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any person who controls you within the meaning of the Act, or by Atlas, or any of its officers, directors or any person who controls Atlas within the meaning of the Act, or any other indemnified party, and shall survive delivery of the Units hereunder.

13. Termination. You shall have the right to terminate this agreement other than the indemnification provisions of Section 11 by giving notice as hereinafter specified any time at or prior to a closing date:

   (a) if Atlas shall have failed, refused, or been unable at or prior to the closing date, to perform any of its obligations hereunder; or
     (b) there has occurred an event materially and adversely affecting the value of the Units.

   If you elect to terminate this Agreement other than the indemnification provisions of Section 11, Atlas shall be promptly notified by you by telephone, telecopier or telegram, confirmed by letter.

   Atlas may terminate this Agreement other than the indemnification provisions of Section 11 for any reason by promptly giving notice to you by telephone, telecopier or telegram, confirmed by letter as hereinafter specified at or prior to a closing date.
14. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing, and if sent to you shall be mailed, delivered or telegraphed and confirmed to you at the address set forth below your signature hereto or if sent to Atlas or on behalf of the Partnership, at 311 Rouser Road, Moon Township, Pennsylvania 15108.

15. Format of Checks/Escrow Agent. Pending receipt of the minimum Partnership Subscription, Atlas and you and the Selling Agents agree that all subscribers shall be instructed to make their checks, drafts, or money orders payable solely to "National City Bank of Pennsylvania, Escrow Agent, Atlas Public #6 Ltd." as agent for the Partnership.


     If you receive a check, draft, or money order not conforming to the foregoing instructions you shall return such check, draft, or money order to the Selling Agent not later than the end of the next business day following its receipt by you and the Selling Agent shall then return such check, draft, or money order directly to the subscriber not later than the end of the next business day following its receipt from you. Checks, drafts, or money orders received by you or a Selling Agent which conform to the foregoing instructions shall be transmitted by you pursuant to Section 16 "Transmittal Procedures," below.

     You represent that you have executed the Escrow Agreement and agree that you are bound by the terms of the Escrow Agreement executed by you, the Partnership and Atlas, a copy of which is attached hereto as Exhibit "A".

16. Transmittal Procedures. You and each Selling Agent shall transmit received investor funds in accordance with the following procedures. For purposes of the following, the term Selling Agent shall also include you as Dealer-Manager where you receive subscriptions from investors.

     (a) Pending receipt of the minimum subscription of $1,000,000, the Selling Agents shall promptly, upon receipt of any and all checks, drafts, and money orders received from prospective purchasers of Units, transmit same together with the original executed Subscription Agreement to you, as Dealer-Manager by the end of the next business day following receipt of the check, draft, or money order by the Selling Agent. By the end of the next business day following receipt of the check, draft, or money order and Subscription Agreement by you as Dealer-Manager, you as Dealer-Manager shall transmit the check, draft or money order and a copy of the executed Subscription Agreement to the Escrow Agent, and the original Subscription Agreement and a copy of the check, draft or money order to Atlas.

     (b) Upon receipt by you as Dealer-Manager of notice from Atlas that the minimum Partnership Subscription has been received, Atlas, you and the Selling Agent agree that all subscribers thereafter may be instructed, in Atlas' sole discretion, to make their checks, drafts, or money orders payable solely to "Atlas Public #6 Ltd.". Thereafter, Selling Agents shall promptly, upon receipt of any and all checks, drafts, and money orders received from prospective purchasers of Units, transmit same together with the original Subscription Agreement to you as Dealer-Manager by the end of the next business day following receipt of the check, draft, or money order by the Selling Agent. By the end of the next business day following receipt of the check, draft, or money order and Subscription Agreement by you as Dealer-Manager, you as Dealer-Manager shall transmit the check, draft or money order and the original Subscription Agreement to Atlas.
17. Parties. This Agreement shall inure to the benefit of and be binding upon you, Atlas, and any respective successors and assigns and shall also inure to the benefit of the indemnified parties, their successors and assigns. This Agreement is intended to be and is for the sole and exclusive benefit of the parties hereto, including the Partnership, and their respective successors and assigns, and the indemnified parties and their successors and assigns, and for the benefit of no other person, and no other person shall have any legal or equitable right, remedy or claim under or in respect of this Agreement. No purchaser of any of the Units from you shall be construed a successor or assign merely by reason of such purchase
18. Relationship. This Agreement shall not constitute you a partner of Atlas or the Partnership or any general partner thereof, nor render Atlas, the Partnership, or the Managing General Partner thereof liable for any of your obligations except as otherwise provided herein.

19. Effective Date. This Agreement is made effective between the parties as of the date accepted by you as indicated by your signature hereto.


20. Entire Agreement Waiver. This Agreement constitutes the entire agreement between the parties hereto and shall not be amended or modified in any way except by subsequent agreement executed in writing, and no party shall be liable or bound to the other by any agreement, except as specifically set forth herein. Any party hereto may waive, but only in writing, any term, condition, or requirement under this Agreement which is intended for its own benefit, and written waiver of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or any other provision hereof.

If the foregoing correctly sets forth our understanding please so indicate in the space provided below for the purpose whereupon this letter shall constitute a binding agreement between us.

     Very truly yours,
     ATLAS RESOURCES, INC.,
     a Pennsylvania corporation

     , 1997     By:
     Date               J.R. O'Mara, President
ATTEST:
(SEAL)          Secretary

     PARTNERSHIP

     ATLAS-ENERGY FOR THE NINETIES-PUBLIC #6 LTD.

     By:     Atlas Resources, Inc.,
          Managing General Partner

     , 1997     By:
     Date               J.R. O'Mara, President
ATTEST:


(SEAL)          Secretary
     DEALER-MANAGER
     ANTHEM SECURITIES, INC.,
     a Pennsylvania corporation

          , 1997     By:
     Date               Eric D. Koval, President

ATTEST:


(SEAL)          Secretary
                         EXHIBIT "A"
        ATLAS-ENERGY FOR THE NINETIES-PUBLIC #6 LTD.
                      ESCROW AGREEMENT
   THIS AGREEMENT, made to be effective as of the _____ day of _________, 1997, by and between Atlas Resources, Inc., a Pennsylvania
corporation   ("Atlas"),  Anthem  Securities,   Inc.,   a   Pennsylvania
corporation ("Anthem"), Bryan Funding, Inc., a Pennsylvania corporation ("Bryan Funding"), collectively Anthem and Bryan Funding are referred to as the "Dealer-Manager", Atlas-Energy for the Nineties-Public #6 Ltd., a Pennsylvania limited partnership (the "Partnership") and National City Bank of Pennsylvania, Pittsburgh, Pennsylvania, as escrow agent (the "Escrow Agent").
                         WITNESSETH:
   WHEREAS, Atlas, as Managing General Partner, intends to offer publicly for sale to qualified investors (the "Investors") up to 1,000 limited partnership interests in the Partnership (the "Units"); and
   WHEREAS, each Investor will be required to pay his subscription in full upon subscribing ($10,000 per Unit, however, the Managing General
Partner,   in   its  discretion,  may  accept  one-half  Unit   [$5,000]
subscriptions,   with   larger   subscriptions   permitted   in   $1,000
increments),   by   check,  draft  or  money  order  except   that   the
broker-dealers and Atlas and its officers and directors may purchase Units net of the Dealer-Manager Fee, the commissions and accountable due diligence fees set forth below (the "Subscription Proceeds"); and
   WHEREAS, the Managing General Partner and Anthem have executed an agreement ("Anthem Dealer-Manager Agreement") pursuant to which Anthem will solicit subscriptions for Units in all states other than Minnesota and New Hampshire on a "best efforts" "all or none" basis for $1,000,000 and on a "best efforts" basis for the remaining Units on behalf of the Managing General Partner and the Partnership and pursuant to which Anthem has been authorized to select certain members in good standing of the National Association of Securities Dealers, Inc. ("NASD") to participate in the offering of the Units ("Selling Agents"); and
   WHEREAS,  the  Managing  General  Partner  and  Bryan  Funding   have
executed   an   agreement  ("Bryan  Funding  Dealer-Manager  Agreement")
pursuant to which Bryan Funding will solicit subscriptions for Units in the states of Minnesota and New Hampshire on a "best efforts" "all or none" basis for $1,000,000 and on a "best efforts" basis for the remaining Units on behalf of the Managing General Partner and the
Partnership and pursuant to which Bryan Funding has been authorized to select certain members in good standing of the National Association of Securities Dealers, Inc. ("NASD") to participate in the offering of the Units ("Selling Agents"); and
   WHEREAS, the Anthem Dealer-Manager Agreement and the Bryan Funding Dealer-Manager Agreement, collectively referred to as the "Dealer Manager Agreement", provide for compensation to the Dealer-Manager which includes, but is not limited to, a 2.5% Dealer-Manager Fee, a 7.5% sales
commission,  and  reimbursement  of  the  Selling  Agents'   bona   fide
accountable due diligence expenses of .5% per Unit to participate in the offering of the Units, which compensation will be reallowed to the Selling Agents and wholesalers; and
   WHEREAS,  under  the  terms  of  the  Dealer-Manager  Agreement   the
Subscription Proceeds are required to be held in escrow subject to the receipt and acceptance by Atlas of the minimum Subscription Proceeds of $1,000,000, excluding any optional subscription by the Managing General Partner, its officers, directors and Affiliates; and

   WHEREAS, no subscriptions to the Partnership will be accepted after receipt of the maximum Subscription Proceeds of $8,000,000 (which may be increased to $10,000,000 in Atlas' discretion) or December 31, 1997, whichever event occurs first (the "Offering Termination Date"); and


   WHEREAS, to facilitate compliance with the terms of the Dealer Manager Agreement, Atlas and the Dealer-Manager desire to have the Subscription Proceeds deposited with the Escrow Agent and the Escrow Agent desires to hold the Subscription Proceeds pursuant to the terms and conditions set forth herein;

   NOW,  THEREFORE,  in  consideration  of  the  mutual  covenants   and
conditions herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Appointment of Escrow Agent. Atlas, the Partnership and the Dealer-Manager hereby appoint Escrow Agent as the escrow agent to receive and to hold the Subscription Proceeds deposited with Escrow Agent by the Dealer-Manager and the Selling Agents pursuant hereto and Escrow Agent hereby agrees to serve in such capacity during the term and based upon the provisions hereof.

2.      Deposit of Subscription Proceeds. Pending receipt of the minimum
   Subscription   Proceeds  of  $1,000,000,  the  Dealer-Manager   shall
   deposit  the Subscription Proceeds of each Investor with  the  Escrow
   Agent  and  shall  deliver  to  the  Escrow  Agent  a  copy  of   the
   Subscription   Agreement   of  such  Investor.   Payment   for   each
   subscription for Units shall be in the form of a check made payable to "National City Bank of Pennsylvania, Escrow Agent, Atlas Public #6 Ltd." The Escrow Agent shall deliver a receipt to Anthem and Atlas for each deposit of Subscription Proceeds made pursuant hereto by Anthem, and to Bryan Funding and Atlas for each deposit of subscription proceeds made pursuant hereto by Bryan Funding.

3. Investment of Subscription Proceeds. The Subscription Proceeds shall be deposited in an interest bearing account maintained by the
   Escrow   Agent   entitled  "Armada  Government  Fund."   Subscription
   Proceeds may be temporarily invested by the Escrow Agent only in income producing short-term, highly liquid investments secured by the United States government where there is appropriate safety of principal, such as U.S. Treasury Bills. The interest earned shall be added to the Subscription Proceeds and disbursed in accordance with the provisions of paragraph 4 or 5, as the case may be.

4. Distribution of Subscription Proceeds. If the Escrow Agent (a) receives written notice from an authorized officer of Atlas that at least the minimum aggregate subscriptions of $1,000,000 have been received and accepted by Atlas, and (b) determines that Subscription Proceeds for at least $1,000,000 as determined by Atlas have cleared the banking system and are good, the Escrow Agent shall promptly release and distribute to Atlas such escrowed Subscription Proceeds which have cleared the banking system and are good plus any interest paid and investment income earned on such Subscription Proceeds while held by the Escrow Agent in an escrow account. Any remaining Subscription Proceeds, plus any interest paid and investment income earned on such Subscription Proceeds while held by the Escrow Agent in an escrow account shall be promptly released and distributed to Atlas by the Escrow Agent as such Subscription Proceeds clear the banking system and become good.
5. Separate Partnership Account. During the continuation of the offering after the Partnership is funded with cleared Subscription
Proceeds of at least $1,000,000 and the Escrow Agent receives the notice described in Paragraph 4 of this Agreement, and prior to the Offering Termination Date, any additional Subscription Proceeds may be deposited by the Dealer-Manager directly in a separate Partnership account which shall not be subject to the terms of this Agreement.

6.     Distributions to Subscribers.
   (a)      In  the  event that the Partnership will not  be  funded  as
       contemplated   because   less   than   the   minimum    aggregate
       subscriptions of $1,000,000 have been received and accepted by Atlas by twelve p.m. (noon), local time, on December 31, 1997, or for any other reason, Atlas shall so notify the Escrow Agent, whereupon the Escrow Agent promptly shall distribute to each Investor a refund check made payable to such Investor in an amount equal to the Subscription Proceeds of such Investor, plus any interest paid or investment income earned thereon while held by the Escrow Agent in an escrow account as calculated by Atlas.


   (b) In the event that a subscription for Units submitted by an Investor is rejected by Atlas for any reason after the Subscription Proceeds relating to such subscription have been deposited with the Escrow Agent, then Atlas promptly shall notify the Escrow Agent of such rejection, and the Escrow Agent shall promptly distribute to such Investor a refund check made payable to such Investor in an amount equal to the Subscription Proceeds of such Investor, plus any interest paid or investment income earned thereon while held by the Escrow Agent in an escrow account as calculated by Atlas.

7. Compensation and Expenses of Escrow Agent. Atlas shall be solely responsible for and shall pay the compensation of the Escrow Agent for its services hereunder, as provided in Appendix 1 to this Agreement and made a part hereof, and the charges, expenses (including any reasonable attorneys' fees), and other out-of-pocket expenses incurred by the Escrow Agent in connection with the administration of the provisions of this Agreement. The Escrow Agent shall have no lien on the Subscription Proceeds deposited in an escrow account unless and until the Partnership is funded with cleared Subscription Proceeds of at least $1,000,000 and the Escrow Agent receives the notice described in Paragraph 4 of this Agreement, at which time the Escrow Agent shall have, and is hereby granted, a prior lien upon any property, cash, or assets held hereunder, with respect to its unpaid compensation and nonreimbursed expenses, superior to the interests of any other persons or entities.

8. Duties of Escrow Agent. The Escrow Agent shall not be obligated to accept any notice, make any delivery, or take any other action under this Escrow Agreement unless the notice or request or demand for delivery or other action is in writing and given or made by the party given the right or charged with the obligation under this
   Escrow Agreement to give the notice or to make the request or demand. In no event shall the Escrow Agent be obligated to accept any notice, request, or demand from anyone other than Atlas or the Dealer-Manager.
9.      Liability of Escrow Agent. The Escrow Agent shall not be  liable for  any  damages,  or  have any obligations other  than  the  duties prescribed  herein  in  carrying out or executing  the  purposes  and intent of this Escrow Agreement; provided, however, that nothing herein contained shall relieve the Escrow Agent from liability arising out of its own willful misconduct or gross negligence. Escrow Agent's duties and obligations under this Agreement shall be entirely administrative and not discretionary. Escrow Agent shall not be liable to any party hereto or to any third party as a result of any action or omission taken or made by Escrow Agent in good faith. The parties to this Agreement will indemnify Escrow Agent, hold Escrow Agent harmless, and reimburse Escrow Agent from, against and for, any and all liabilities, costs, fees and expenses (including reasonable attorney's fees) Escrow Agent may suffer or incur by reason of its execution and performance of this Agreement. In the event any legal questions arise concerning Escrow Agent's duties and obligations hereunder, Escrow Agent may consult with its counsel and rely without liability upon written opinions given to it by such counsel.

   The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, authorization, or other paper or document which the Escrow Agent, in good faith, believes to be genuine and what it purports to be.

   In the event that there shall be any disagreement between any of the parties to this Agreement, or between them or any of them and any other person, resulting in adverse claims or demands being made in connection with this Agreement, or in the event that Escrow Agent, in good faith, shall be in doubt as to what action it should take hereunder, Escrow Agent may, at its option, refuse to comply with any claims or demands on it or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists; and in any such event, Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act and Escrow Agent shall be entitled to continue to so refrain from acting until the dispute is resolved by the parties involved.



   National City Bank of Pennsylvania is acting solely as Escrow Agent and is not a party to, nor has it reviewed or approved any agreement or matter of background related to this Agreement, other than this Agreement itself, and has assumed, without investigation, the authority of the individuals executing this Agreement to be so authorized on behalf of the party or parties involved.

10. Resignation or Removal of Escrow Agent. The Escrow Agent may resign as such following the giving of thirty days' prior written notice to the other parties hereto. Similarly, the Escrow Agent may be removed and replaced following the giving of thirty days' prior written notice to the Escrow Agent by the other parties hereto. In either event, the duties of the Escrow Agent shall terminate thirty days after the date of such notice (or as of such earlier date as may be mutually agreeable); and the Escrow Agent shall then deliver the balance of the Subscription Proceeds (and any interest paid or investment income earned thereon while held by the Escrow Agent in an escrow account) in its possession to a successor escrow agent as shall be appointed by the other parties hereto as evidenced by a written notice filed with the Escrow Agent. If the other parties hereto are unable to agree upon a successor or shall have failed to appoint a successor prior to the expiration of thirty days following the date of the notice of resignation or removal, the then acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or other appropriate relief; and any such resulting appointment shall be binding upon all of the parties hereto. Upon acknowledgment by any successor escrow agent of the receipt of the then remaining balance of the Subscription Proceeds (and any interest paid or investment income earned thereon while held by the Escrow Agent in an escrow account), the then acting Escrow Agent shall be fully released and relieved of all duties, responsibilities, and obligations under this Agreement.
11. Termination. This Agreement shall terminate and the Escrow Agent shall have no further obligation with respect hereto upon the occurrence of the distribution of all Subscription Proceeds (and any interest paid or investment income earned thereon while held by the Escrow Agent in an escrow account) as contemplated hereby or upon the written consent of all the parties hereto.

12.      Notice.   Any  notices or instructions, or both,  to  be  given
   hereunder shall be validly given if set forth in writing and mailed by certified mail, return receipt requested, as follows:

   If to the Escrow Agent:
        National City Bank of Pennsylvania
        Attention:     Mr. Robert Mialki, Vice President
               Corporate Trust Department 300
               Fourth Avenue
Pittsburgh, Pennsylvania 15278-2331

        Phone: (412) 644-8401
        Facsimile: (412) 644-7971

   If to Atlas:

        Atlas Resources, Inc.
        311 Rouser Road
        P.O. Box 611
        Moon Township, Pennsylvania 15108

        Attention:      J. R. O'Mara

        Phone: (412) 262-2830
        Facsimile: (412) 262-2820
     If to Anthem:

          Anthem Securities, Inc.
          311 Rouser Road
          P.O. Box 926
          Coraopolis, Pennsylvania 15108

          Attention:  Eric D. Koval

          Phone: (412) 262-1680
          Facsimile: (412) 262-7430

     If to Bryan Funding:

          Bryan Funding, Inc.
            393 Vanadium Road
          Pittsburgh, Pennsylvania 15243

          Attention:  Richard G. Bryan, Jr.
          Phone: (412) 276-9393
          Facsimile: (412) 276-9396

  Any party may designate any other address to which notices and instructions shall be sent by notice duly given in accordance herewith.

13.     Miscellaneous.

     (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     (b) This Agreement is binding upon and shall inure to the benefit of the undersigned and their respective heirs, successors and assigns.

     (c) This Agreement may be executed in multiple copies, each executed copy to serve as an original.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.


                                   NATIONAL CITY BANK OF PENNSYLVANIA
ATTEST:     As Escrow Agent
By:               By:
   (Authorized Officer)     (Authorized Officer)



                                   ATLAS RESOURCES, INC.
ATTEST:     A Pennsylvania corporation

By:               By:
   Secretary     J.R. O'Mara, President





     ANTHEM SECURITIES, INC.
ATTEST:     A Pennsylvania corporation

By:               By:   _______________________________________
        Secretary               Eric D. Koval, President



     BRYAN FUNDING, INC.
ATTEST:     A Pennsylvania corporation

By:               By:   _______________________________________
     Secretary               Richard G. Bryan, Jr., President



               ATLAS-ENERGY FOR THE NINETIES-PUBLIC #6 LTD.

                 By:      ATLAS RESOURCES, INC.
ATTEST:               Managing General Partner

By:               By:   ______________________________________
     Secretary               J. R. O'Mara, President

               APPENDIX I TO ESCROW AGREEMENT
          Compensation for Services of Escrow Agent


Escrow Agent annual fee per year or any part thereof     $3,000.00

                         EXHIBIT "B"
                   SELLING AGENT AGREEMENT
                WITH ANTHEM SECURITIES, INC.


TO:


   RE:     ATLAS-ENERGY FOR THE NINETIES-PUBLIC #6 LTD.


Gentlemen:

   Atlas Resources, Inc. ("Atlas"), is the Managing General Partner in a Pennsylvania limited partnership named Atlas-Energy for the Nineties-Public #6 Ltd. (the "Partnership"). The Units of Participation (the "Units") and the offering are described in the enclosed Prospectus dated _________, 1997 (the "Prospectus"). Prospectuses relating to the Units have been furnished to you with this Agreement. Our firm, Anthem Securities, Inc. (the "Dealer-Manager"), has entered into a Dealer Manager Agreement for sales in all states other than Minnesota and New Hampshire, a copy of which has been furnished to you and is incorporated herein by reference, with the Managing General Partner and the Partnership under which the Dealer-Manager has agreed to form a group of National Association of Securities Dealers, Inc. (the "NASD") member firms (the "Selling Agents"), who will obtain subscriptions to the Partnership in all states other than Minnesota and New Hampshire on a "best efforts" basis pursuant to the Securities Act of 1933, as amended (the "Act"), and the provisions of the Prospectus.

   You are invited to become one of the Selling Agents, on a non exclusive basis, and by your acceptance below you will have agreed to act in that capacity and to use your best efforts, in accordance with the following terms and conditions, to solicit such subscriptions in all states other than Minnesota and New Hampshire. This Agreement shall not be construed to prohibit your participation as a selling agent in Minnesota and New Hampshire pursuant to a duly executed selling agent agreement entered into by you and any other authorized "Dealer-Manager" for the Partnership.

1.      Representations  and Warranties of Selling  Agent.   You,  as  a
    Selling Agent, represent and warrant to the Dealer-Manager that:

   (a) You are a corporation duly organized, validly existing and in good standing under the laws of the state of your formation or of any jurisdiction to the laws of which you are subject, with all requisite power and authority to enter into this Agreement and to carry out your obligations hereunder.

   (b) This Agreement when accepted and approved will be duly authorized, executed and delivered by you and will be a valid and binding agreement on your part in accordance with its terms.

   (c) The consummation of the transactions contemplated by this Agreement and the Prospectus will not result in any breach of any of the terms or conditions of, or constitute a default under your Articles of Incorporation, Bylaws, any indenture, agreement or other instrument to which you are a party, or violate any order applicable to you of any court or any federal or state regulatory body or administrative agency having jurisdiction over you or over your affiliates.
(d) You are duly registered pursuant to the provisions of the Securities Exchange Act of 1934 (the "Act of 1934") as a dealer and you are a member in good standing of the NASD, and are duly registered as a broker-dealer in such states as you are required to be registered in order to carry out your obligations as contemplated by this Agreement and the Prospectus. You agree to maintain all of the foregoing registrations in good standing throughout the term of the offer and sale of the Units and you
    agree   to  comply  with  all  statutes  and  other  requirements
    applicable   to  you  as  a  broker-dealer  pursuant   to   those
    registrations.
(e) Pursuant to your appointment as a Selling Agent, you shall comply with all of the provisions of the Act, insofar as the Act applies to your activities hereunder, and you shall not engage in any activity which would cause the offer and/or sale of Units not to comply with the Act, the Act of 1934 and the applicable rules and regulations of the Securities and Exchange Commission (the
    "Commission"),   the   applicable  state  securities   laws   and
    regulations, this Agreement and the NASD Conduct Rules including Rules 2730, 2740, 2420 and 2750, and also including, but not limited to, Rule 2810(b)(2) and (b)(3) of the NASD Conduct Rules, which provide as follows:


     Sec. (b)(2)
     Suitability

          (A) A member or person associated with a member shall not underwrite or participate in a public offering of a direct participation program unless standards of suitability have been established by the program for participants therein and such standards are fully disclosed in the prospectus and are consistent with the provisions of subsection (B) of this section.

          (B) In recommending to a participant the purchase, sale or exchange of an interest in a direct participation program, a member or person associated with a member shall:

               (i)      have  reasonable grounds to believe,  on  the
                    basis of information obtained from the participant concerning his investment objectives, other investments, financial situation and needs, and any other information known by the member or associated person, that:

                    (a)      the  participant is  or  will  be  in  a
                         financial position appropriate to enable him
                         to  realize  to  a  significant  extent  the
                         benefits   described  in   the   prospectus,
                         including the tax benefits where they are a significant aspect of the program;

                    (b)      the  participant has a fair  market  net
                         worth   sufficient  to  sustain  the   risks
                         inherent in the program, including loss of investment and lack of liquidity; and

                    (c)     the program is otherwise suitable for the
                    participant; and
          (ii) maintain in the files of the member documents disclosing the basis upon which the determination
               of   suitability   was   reached   as   to   each
               participant.

     (C) Notwithstanding the provisions of subsections (A) and (B) hereof, no member shall execute any transaction in a direct participation program in a discretionary account without prior written approval of the transaction by the customer.

Sec. (b)(3)
Disclosure

     (A) Prior to participating in a public offering of a direct participation program, a member or person associated with a member shall have reasonable grounds to believe, based on information made available to him by the sponsor through a prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the program.

     (B) In determining the adequacy of disclosed facts pursuant to subsection (A) hereof, a member or person associated  with a member shall obtain information  on

          material facts relating at a minimum to the following,

          if relevant in view of the nature of the program:

          (i)     items of compensation;

          (ii)     physical properties;

           (iii)     tax aspects;

          (iv) financial stability and experience of the sponsor;

          (v)     the program's conflicts and risk factors; and

          (vi)     appraisals and other pertinent reports.

     (C) For purposes of subsections (A) and (B) hereof, a member or person associated with a member may rely upon the results of an inquiry conducted by another member or members, provided that:

          (i) the member or person associated with a member has reasonable grounds to believe that such inquiry was conducted with due care;

           (ii)      the results of the inquiry were provided to
               the  member  or person associated with  a  member
               with   the  consent  of  the  member  or  members
               conducting or directing the inquiry; and

          (iii) no member that participated in the inquiry is a sponsor of the program or an affiliate of such sponsor.

     (D) Prior to executing a purchase transaction in a direct participation program, a member or person associated with a member shall inform the prospective participant of all pertinent facts relating to the liquidity and marketability of the program during the term of investment.

      (f) You have received copies of the Prospectus relating to the Units and you have relied only on the statements contained in such Prospectus and not on any other statements whatsoever, either written or oral, with respect to the details of the offering of Units.

   (g) You agree that you shall not place any advertisement or other solicitation with respect to the Units (including without limitation any material for use in any newspaper, magazine, radio or television commercial, telephone recording, motion picture, or other public media) without the prior written approval of Atlas, and without the prior written approval of the form and content thereof by the Commission, the NASD and the securities authorities of the states where such advertisement or solicitation is to be circulated. Any such advertisements or solicitations shall be at your expense.

      (h) If a supplement or amendment to the Prospectus is prepared and delivered to you by Atlas or the Dealer-Manager, you agree to distribute each such supplement or amendment to the Prospectus to every person who has previously received a copy of the Prospectus from you and you further agree to include such supplement or amendment in all future deliveries of any Prospectus.

      (i) In connection with any offer or sale of the Units, you agree to comply in all respects with statements set forth in the Prospectus and the Partnership Agreement and you agree not to make any statement inconsistent with the statements in the Prospectus or the Partnership Agreement and you further agree that you shall not provide any written information, statements or sales literature other than the Prospectus,
The Atlas Group, Inc.'s corporate profile and a brochure entitled "AtlasEnergy for the Nineties-Public #6 Ltd." (the corporate profile and the brochure collectively referred to herein as the "Brochure"), and any supplements or amendments thereto unless approved in writing by Atlas; and you agree not to make any untrue or misleading statements of a material fact in connection with the Units.

(j) You agree to use your best efforts in the solicitation and sale of said Units, including insuring that the prospective purchasers meet the suitability requirements set forth in the Prospectus and the Subscription Agreement and properly execute the Subscription Agreement, which has been provided as Exhibit (I-B) to the Partnership Agreement, Exhibit (A) to the Prospectus, together with any additional forms provided in any supplement or amendment to the Prospectus, or otherwise provided to you by Atlas or the Dealer-Manager to be completed by prospective purchasers. Atlas shall have the right to reject any subscription at any time for any reason without liability to it. Investor funds and executed Subscription Agreements shall be transmitted as set forth in Section 11.
   (k) Although not anticipated, in the event you assist in any transfers of the Units, you shall comply with the requirements of Sections
       (b)(2)(B) and (b)(3)(D) of Rule 2810 of the NASD Conduct Rules.
2.     Commissions.

   (a) Subject to the receipt of the minimum required Partnership Subscription of $1,000,000, the Dealer-Manager is entitled to receive from the Partnership a 7.5% Sales Commission and a .5% reimbursement of the Selling Agents' bona fide accountable due diligence expenses based on the aggregate amount of all Unit subscriptions to the Partnership secured by the Dealer-Manager or the selling group formed by the DealerManager and accepted by Atlas. Subject to the terms and conditions herein set forth, including the Dealer-Manager's receipt from you of the documentation required of you in Section 1 of this Agreement, the DealerManager agrees to pay you a 7.5% cash commission, and a .5% reimbursement of your bona fide accountable due diligence expenses, of subscriptions sold by you and accepted by Atlas, within seven business days after the Dealer-Manager has received the commissions and reimbursements on such subscriptions. The Dealer-Manager is entitled to receive its commissions and reimbursements within five business days after at least the minimum Partnership Subscription ($1,000,000) has been received and accepted by Atlas and the subscription proceeds have been released to Atlas from the escrow account, and approximately every two weeks thereafter until the Offering Termination Date, which is December 31, 1997, or when the maximum Partnership Subscription of $10,000,000 is received if earlier. The balance will be paid to the Dealer-Manager within 14 business days after the Offering Termination Date.
    (b) Notwithstanding anything herein to the contrary, you agree to waive payment of your commissions and reimbursements as set forth above in (a) until the Dealer-Manager is in receipt of the related amounts owed to it pursuant to the Dealer-Manager Agreement, and the Dealer-Manager's liability for such amounts hereunder is limited solely to the proceeds of the related amounts owed to it pursuant to the Dealer-Manager Agreement.

     (c) The Partnership will not commence operations unless subscriptions for at least $1,000,000 have been secured by December 31, 1997. In the event this amount is not secured, nothing will be payable to you and all funds advanced by purchasers will be returned to them with interest earned, if any.

3. State Securities Registration. Atlas may elect not to qualify or register Units in any state in which it deems such qualification or registration is not warranted for any reason in its sole discretion. Upon application to the Dealer-Manager you will be informed as to the jurisdictions in which the Units have been qualified for sale or are exempt under the respective securities or "Blue Sky" laws of such jurisdictions; but the Dealer-Manager, the Partnership and the Managing General Partner have not assumed and will not assume any obligation or responsibility as to your right to act as a broker dealer with respect to the Units in any such jurisdiction.

4. Expense of Sale. The expenses in connection with the offer and sale of the Units shall be payable as set forth below.

   (a) The Dealer-Manager shall pay all expenses incident to the performance of its obligations hereunder, including the fees and expenses of its attorneys and accountants, even in the event this offering is not successfully completed.

   (b) You shall pay all expenses incident to the performance of your obligations hereunder, including the fees and expenses of your own counsel and accountants, even in the event this offering is not successfully completed.

5. Conditions of Your Duties. Your obligations provided herein, as of the date hereof and at the applicable closing date, shall be subject to the performance by the Dealer-Manager of its obligations hereunder and to the performance by Atlas of its obligations under the Dealer-Manager Agreement.

6. Conditions of Dealer-Manager's Duties. The Dealer-Manager's obligations provided herein, including the duty to pay compensation as set forth in Section 2 hereof, shall be subject to the accuracy, as of the date hereof and at the applicable closing date (as if made at the applicable closing date) of your representations and warranties made herein, and to the performance by you of your obligations hereunder, and to the additional condition that the Dealer-Manager shall have received, at or prior to the applicable closing date, the following documents:

    (a) a fully executed Subscription Agreement for each prospective purchaser ;

   (b) certification to the Dealer-Manager that you are registered as required by Section 1(d) and that such registrations were, during the term of the offering and through the applicable closing date, in full force and effect; and

(c) a certificate from you, dated at the applicable closing date, to the effect that your representations and warranties made herein are true and correct as if made at the applicable closing date and that you have fulfilled all your obligations hereunder.
7.     Indemnification.

      (a) You shall indemnify and hold harmless the Dealer-Manager, Atlas, the Partnership and its attorneys, against any losses, claims, damages or liabilities, joint or several, to which such parties may become subject, under the Act, the Act of 1934 or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon your breach of any of your duties and obligations, representations, or warranties under the terms or provisions of this Agreement and you shall reimburse such parties for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action.

      (b) The Dealer-Manager shall indemnify and hold you harmless against any losses, claims, damages or liabilities, joint or several, to which you may become subject, under the Act, the Act of 1934 or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the Dealer-Manager's breach of any of its duties and obligations, representations, or warranties under the terms or provisions of this Agreement and the Dealer
      Manager shall reimburse you for any legal or other expenses reasonably incurred in connection with investigating or defending such loss, claim, damage, liability or action.

    (c) The foregoing indemnity agreements shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls each indemnified party within the meaning of the Act.

   (d) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party. In case any such action shall be brought against such indemnified party, it shall notify the indemnifying party of the commencement thereof, and the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified and indemnifying parties, and after the indemnified party shall have received notice from the agreed upon counsel that the defense under such paragraph has been so assumed, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than with respect to the agreed upon counsel who assumed the defense thereof.

8. Representations and Agreements to Survive Delivery. All representations, warranties and agreements of the Dealer-Manager and you  herein  or  in certificates delivered pursuant hereto,  and  the indemnity agreements contained in Section 7 hereof, shall survive the delivery, execution and closing hereof, and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any person who controls you within the meaning of the Act, or by the Dealer-Manager, or any of its officers, directors or any person who controls the Dealer-Manager within the meaning of the Act, or any other indemnified party, and shall survive delivery of the Units hereunder.

9. Termination. You shall have the right to terminate this Agreement, other than the indemnification provisions of Section 7, by giving notice as hereinafter specified any time at or prior to a closing date:

   (a) if the Dealer-Manager shall have failed, refused, or been unable at or prior to the closing date, to perform any of its obligations hereunder; or
     (b) there has occurred an event materially and adversely affecting the value of the Units.


   If you elect to terminate this Agreement, other than the indemnification provisions of Section 7, the Dealer-Manager shall be promptly notified by you by telephone, telecopier or telegram, confirmed by letter.

   The Dealer-Manager may terminate this Agreement, other than the indemnification provisions of Section 7, for any reason and at any time by promptly giving notice to you by telephone, telecopier or telegram, confirmed by letter.

10. Format of Checks/Escrow Agent. Pending receipt of the minimum Partnership Subscription of $1,000,000 (100 Units), the Dealer Manager and you agree that all subscribers shall be instructed to make their checks, drafts, or money orders payable solely to "National City Bank of Pennsylvania, Escrow Agent, Atlas Public #6 Ltd." as agent for the Partnership.

     If you receive a check, draft, or money order not conforming to the foregoing instructions you shall return such check, draft, or money order directly to the subscriber not later than the end of the next business day following its receipt from the subscriber. If the Dealer-Manager receives a check, draft, or money order not conforming to the foregoing instructions the Dealer-Manager shall return such check, draft, or money order to you not later than the end of the next business day following its receipt by the Dealer Manager and you shall then return such check, draft, or money order directly to the subscriber not later than the end of the next business day following its receipt from the Dealer-Manager. Checks, drafts, or money orders received by you which conform to the foregoing instructions shall be transmitted by you pursuant to
   Section 11 "Transmittal Procedures," below.

      You agree that you are bound by the terms of the Escrow Agreement, a copy of which is attached to the Dealer-Manager Agreement as Exhibit "A".

11. Transmittal Procedures. You shall transmit received investor funds in accordance with the following procedures.

     (a) Pending receipt of the minimum Partnership Subscription of $1,000,000, you shall promptly, upon receipt of any and all checks, drafts, and money orders received from prospective purchasers of Units, transmit same together with the original executed Subscription Agreement to the Dealer-Manager by the end of the next business day following receipt of the check, draft, or money order by you. By the end of the next business day following receipt of the check, draft, or money order and Subscription Agreement by the Dealer-Manager, the Dealer-Manager shall transmit the check, draft, or money order and a copy of the executed Subscription Agreement to the Escrow Agent, and the original Subscription Agreement and a copy of the check, draft, or money order to Atlas.
     (b) Upon receipt by you of notice from Atlas or the Dealer Manager that the minimum Partnership Subscription has been received, you agree that all subscribers thereafter may be instructed, in Atlas' sole discretion, to make their checks, drafts, or money orders payable solely to "Atlas Public #6 Ltd.". Thereafter, you shall promptly, upon receipt of any and all checks, drafts, and money orders received from prospective purchasers of Units, transmit same together with the original Subscription Agreement to the Dealer-Manager by the end of the next business day following receipt of the check, draft, or money order by you. By the end of the next business day following receipt of the check, draft, or money order and subscription documents by the Dealer-Manager, the Dealer-Manager shall transmit the check, draft, or money order and the original Subscription Agreement to Atlas.



12. Parties. This Agreement shall inure to the benefit of and be binding upon you, the Dealer-Manager, and any respective successors and assigns and shall also inure to the benefit of the indemnified parties, their successors and assigns. This Agreement is intended to be and is for the sole and exclusive benefit of the parties hereto, and their respective successors and assigns, and the indemnified parties and their successors and assigns, and for the benefit of no other person, and no other person shall have any legal or equitable right, remedy or claim under or in respect of this Agreement. No purchaser of any of the Units from you shall be construed a successor or assign merely by reason of such purchase
13. Relationship. You are not authorized to hold yourself out as agent of the Dealer-Manager, the Managing General Partner, the Partnership or of any other Selling Agent, nor shall this Agreement constitute you a partner of the Managing General Partner, the Dealer Manager, the Partnership or of any other Selling Agent, or render the Managing General Partner, the Dealer-Manager, the Partnership or any general partner thereof , or any other Selling Agent liable for any of your obligations.

14. Effective Date. This Agreement is made effective between the parties as of the date accepted by you as indicated by your signature hereto.

15. Entire Agreement, Waiver. This Agreement constitutes the entire agreement between the parties hereto and shall not be amended or modified in any way except by subsequent agreement executed in writing, and no party shall be liable or bound to the other by any agreement, except as specifically set forth herein. Any party hereto may waive, but only in writing, any term, condition, or requirement under this Agreement which is intended for its own benefit, and written waiver of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or any other provision hereof.

16.      Notices.   Any  communications from you  shall  be  in  writing
   addressed to the Dealer-Manager at P.O. Box 926, Coraopolis, Pennsylvania 15108-0926. Any notice from the Dealer-Manager to you shall be deemed to have been duly given if mailed, faxed or telegraphed to you at your address shown below.

17. Acceptance. Please confirm your agreement to become a Selling Agent under the terms and conditions set forth above by signing and returning the enclosed duplicate copy of this Agreement to us at  the address set forth above.

               Sincerely,

          , 1997     ANTHEM SECURITIES, INC.

ATTEST:

          By:
(SEAL)                                       Secretary          Eric  D.
Koval, President


ACCEPTANCE:

      We accept your invitation to become a Selling Agent under all the terms and conditions stated in the above Agreement and confirm that all the statements set forth in the above Agreement are true and correct. We hereby acknowledge receipt of the Prospectuses and Brochures and a copy of the Dealer-Manager Agreement referred to above.


     , 1997          ,
                                                                      a(n)
corporation,
ATTEST:

          By:
(SEAL)     Secretary          _____________________________, President



     (Address)









     WHOLESALER  AGREEMENT
     (Best Efforts)

     ADDENDUM TO SELLING AGENT AGREEMENT
                WITH ANTHEM SECURITIES, INC.

     RE:  ATLAS-ENERGY FOR THE NINETIES-PUBLIC #6 LTD.


      1. Addendum and Grant of Authority. The terms and conditions of this Wholesaler Agreement are in addition to the terms and conditions of the Selling Agent Agreement entered into between the undersigned parties hereto. Anthem Securities, Inc., the "Dealer-Manager" for sales in all states other than Minnesota and New Hampshire, hereby appoints you a Wholesaler for Atlas-Energy for the Nineties-Public #6 Ltd. (the "Partnership") in the territory agreed upon by us (the "Territory") and gives you the non-exclusive right on a best efforts basis to locate registered broker-dealers that are members in good standing of the National Association of Securities Dealers, Inc. that will enter into a Selling Agent Agreement with the Dealer-Manager to effect subscriptions for the Units.

      2. Compensation and Fees. As compensation for services rendered hereunder, except as otherwise agreed, you shall receive a fee in an amount equal to 2.5% of each Unit sold by a registered representative who is located in the Territory and is associated with a Selling Agent that entered into a Selling Agent Agreement as a result of your efforts and which subscription is accepted by Atlas Resources, Inc. ("Atlas") as Managing General Partner of the Partnership. The payment of the foregoing compensation shall be reallowed in its entirety to your registered representative who actually performs said wholesaling services and shall only be made if subscriptions for at least the minimum required Partnership Subscription of $1,000,000 have been received and accepted by Atlas.
      Your fees under this Wholesaler Agreement shall be paid by the Dealer-Manager no later than seven business days after the Dealer Manager has received the commissions and fees on such subscriptions. The Dealer-Manager is entitled to receive its commissions and fees within five business days after at least the minimum Partnership Subscription ($1,000,000) has been received and accepted by Atlas and the subscription proceeds have been released to Atlas from the escrow account, and approximately every two weeks thereafter until the Offering Termination Date, which is December 31, 1997, or when the maximum
Partnership Subscription of $10,000,000 is received if earlier. The balance will be paid to the Dealer-Manager within 14 business days after the Offering Termination Date.

      Compensation paid to you pursuant to this Wholesaler Agreement is in addition to the compensation paid to you and any other Selling Agent pursuant to the Selling Agent Agreement.

     Notwithstanding anything herein to the contrary, you agree to waive payment of your commissions and fees as set forth above until the Dealer Manager is in receipt of the related amounts owed to it pursuant to the Dealer-Manager Agreement, and the Dealer-Manager's liability for such amounts hereunder is limited solely to the proceeds of the related amounts owed to it pursuant to the Dealer-Manager Agreement.

       3. Termination of Wholesaler Agreement. Notwithstanding anything herein to the contrary, the parties agree that this Wholesaler Agreement may be terminated at any time, with or without cause, by either party hereto by giving written notice of such termination to the other party at its address designated in the Selling Agent Agreement.


                                   DEALER-MANAGER
                                   Anthem Securities, Inc.,
                                   a Pennsylvania corporation


_________________________,1997     By:
Date     Eric D. Koval, President


                                   WHOLESALER

                                                    a___________________
corporation,
_________________________,1997     By:
Date

ATTEST:
__________________________
( S E A L )  Secretary

                                   [Print Name, Title and Address]
                                                            Exhibit 1(b)
                     BRYAN FUNDING, INC.

                  DEALER-MANAGER AGREEMENT
                       (Best Efforts)

   RE:     ATLAS-ENERGY FOR THE NINETIES-PUBLIC #6 LTD.

Bryan Funding, Inc.
393 Vanadium Road
Pittsburgh, Pennsylvania 15243

Gentlemen:

   The undersigned, Atlas Resources, Inc. ("Atlas"), on behalf of ATLAS-ENERGY FOR THE NINETIES-PUBLIC #6 LTD., hereby confirms its agreement with you as Dealer-Manager as follows:

1.      Description  of Units. Atlas, as Managing General  Partner,  has
   formed   a  limited  partnership  known  as  Atlas-Energy   for   the
   Nineties-Public #6 Ltd. (the "Partnership"), and will issue and sell Units of Participation in the Partnership (the "Units") at a price of $10,000 per Unit. No subscriptions to the Partnership will be accepted after receipt of the maximum Partnership Subscription of $8,000,000 (which may
   be  increased  to  $10,000,000   in   Atlas' discretion) or December 31,
   1997, whichever event occurs  first  (the "Offering Termination Date").

2. Representations. Warranties and Agreements of Atlas. Atlas represents and warrants to and agrees with you that:

   (a) The Units have been or will be registered with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933 (the "Act"), as amended (the "Act").

   (b) Atlas shall provide to you for delivery to all offerees and purchasers and their representatives such information and documents as Atlas deems appropriate to comply with the Act and applicable state securities ("blue sky") laws.

   (c) The Units when issued will be duly authorized and validly issued as set forth in the Amended and Restated Certificate and Agreement of
       Limited Partnership of the Partnership ("Partnership Agreement") set forth as Exhibit (A) to the offering circular (the "Prospectus") and subject only to the rights and obligations set forth in the Partnership Agreement or imposed by the laws of the state of formation of the Partnership or of any jurisdiction to the laws of which the Partnership is subject.

(d) The Partnership was duly formed pursuant to the laws of the Commonwealth of Pennsylvania and is validly existing as a limited partnership in good standing under the laws of Pennsylvania with full power and authority to own its properties and conduct its business as described in the Prospectus. The Partnership will be qualified to do business as a limited partnership or similar entity offering limited liability in those jurisdictions where Atlas deems such qualification necessary to assure limited liability of the limited partners.


    (e) The Prospectus, as heretofore or hereafter supplemented or amended, does not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

3. Grant of Authority to the Dealer-Manager. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, Atlas, as Managing General Partner of the Partnership, hereby appoints you as the Dealer-Manager for the Partnership and gives you the exclusive right to solicit subscriptions for the Units in the states of Minnesota and New Hampshire only, on a "best efforts" basis, subject to the terms and conditions set forth herein. In the states of Minnesota and New Hampshire only you agree to use your best efforts to effect such sales and to form and manage a selling group composed of soliciting broker-dealers ("Selling Agents"), each of which shall be a member of the National Association of Securities Dealers, Inc. ("NASD"), pursuant to "Selling Agent Agreements" in substantially the form attached hereto as Exhibit "B." The Managing General Partner shall have three business days after the receipt of an executed Selling Agent Agreement to refuse that Selling Agent's participation.

4.     Compensation and Fees.

   (a) As Dealer-Manager you will receive from the Partnership the following fees on each Unit sold to investors who are situated and/or residents in the states of Minnesota and New Hampshire: a 2.5% Dealer-Manager fee, a 7.5% Sales Commission and a .5% reimbursement of the Selling Agents' bona fide accountable due diligence expenses based on the amount of the Agreed Subscription. The 7.5% Sales Commission and the .5% reimbursement of bona fide accountable due diligence expenses will be reallowed to the Selling Agents. The 2.5% Dealer-Manager fee will be reallowed to the wholesalers for Agreed Subscriptions obtained through such wholesalers' effort.

   (b) Pending receipt and acceptance by Atlas of the minimum Partnership Subscription ($1,000,000 excluding any optional subscription by the Managing General Partner and its Affiliates), all proceeds received by you from the sale of Units will be held in a separate interest bearing escrow account as provided in
       Section 15. Unless at least the minimum Partnership Subscription of $1,000,000 is received on or before December 31, 1997, the offering shall be terminated, in which event no fee shall be payable to you and all funds advanced by purchasers shall be returned to them with interest earned. In addition, you shall deliver a termination letter in the form provided to you by Atlas to each such subscriber and to each of the offerees previously solicited by you and the Selling Agents in connection with the offering of the Units. The fees set forth in Section 4(a), which shall be reallowed by you to the Selling Agents which made the sale and the wholesalers, will be paid within five business days after at least the minimum Partnership Subscription ($1,000,000) has been received and accepted by Atlas and the subscription proceeds have been released to Atlas from the escrow account. Thereafter, such fees will be paid to you and reallowed to the Selling Agents and wholesalers as described in the previous sentence approximately every two weeks until the Offering Termination Date and all of your remaining fees shall be paid by Atlas no later than 14 business days after the Offering Termination Date.

5.     Covenants of Atlas. Atlas covenants and agrees that:

   (a) Atlas will deliver to you ample copies of the Prospectus and of all amendments or supplements thereto, heretofore or hereafter made, including all exhibits and other documents included therein.

   (b) If any event affecting the Partnership or Atlas shall occur which in the opinion of Atlas should be set forth in a supplement to or an amendment of the Prospectus, Atlas will forthwith at its own expense prepare and furnish to you a sufficient number of copies of a supplement or amendment to the Prospectus so that it, as so supplemented or amended, will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
6. Representations and Warranties of Dealer-Manager. You, as the Dealer-Manager, represent and warrant to Atlas that:

   (a) You are a corporation duly organized, validly existing and in good standing under the laws of the state of your formation or of any jurisdiction to the laws of which you are subject, with all requisite power and authority to enter into this Agreement and to carry out your obligations hereunder.

   (b) This Agreement when accepted and approved will be duly authorized, executed and delivered by you and will be a valid and binding agreement on your part in accordance with its terms.

   (c) The consummation of the transactions contemplated by this Agreement and the Prospectus will not result in any breach of any of the terms or conditions of, or constitute a default under your Articles of Incorporation, Bylaws, any indenture, agreement or other instrument to which you are a party, or violate any order applicable to you of any court or any federal or state regulatory body or administrative agency having jurisdiction over you or over your affiliates.

   (d) You are duly registered pursuant to the provisions of the Securities Exchange Act of 1934 (the "Act of 1934") as a dealer and you are a member in good standing of the NASD, and are duly registered as a broker-dealer in such states as you are required to be registered in order to carry out your obligations as contemplated by this Agreement and the Prospectus. You agree to maintain all of the foregoing registrations in good standing throughout the term of the offer and sale of the Units and you agree to comply with all statutes and other requirements applicable to you as a broker-dealer pursuant to those registrations.

   (e) Pursuant to your appointment as Dealer-Manager, you shall use your best efforts to exercise such supervision and control as you deem necessary and appropriate to the activities of you and the Selling Agents to comply with all of the provisions of the Act, insofar as the Act applies to your and their activities hereunder, and you and the Selling Agents shall not engage in any activity which would cause the offer and/or sale of Units not to comply with the Act, the Act of 1934 and the applicable rules and regulations of the Commission, the applicable state securities laws and regulations, this Agreement and the NASD Conduct Rules including Rules 2730, 2740, 2420 and 2750, and also including, but not limited to, Rule 2810(b)(2) and (b)(3) of the NASD Conduct Rules, which provide as follows:

        Sec. (b)(2)
        Suitability

             (A)      A  member or person associated with a member shall
                  not underwrite or participate in a public offering of a direct participation program unless standards of suitability have been established by the program for participants therein and such standards are fully disclosed in the prospectus and are consistent with the provisions of subsection (B) of this section.

     (B) In recommending to a participant the purchase, sale or exchange of an interest in a direct participation program, a member or person associated with a member shall:

          (i) have reasonable grounds to believe, on the basis of information obtained from the participant concerning his investment objectives, other investments, financial situation and needs, and any other information known by the member or associated person, that:



               (a)      the  participant is  or  will  be  in  a
                    financial position appropriate to enable him
                    to  realize  to  a  significant  extent  the
                    benefits   described  in   the   prospectus,
                    including the tax benefits where they are a significant aspect of the program;

               (b)      the  participant has a fair  market  net
                    worth   sufficient  to  sustain  the   risks
                    inherent in the program, including loss of investment and lack of liquidity; and

               (c)     the program is otherwise suitable for the
                    participant; and

          (ii) maintain in the files of the member documents disclosing the basis upon which the determination of suitability was reached as to each participant.
     (C) Notwithstanding the provisions of subsections (A) and (B) hereof, no member shall execute any transaction in a direct participation program in a discretionary account without prior written approval of the transaction by the customer.

Sec. (b)(3)
Disclosure

     (A) Prior to participating in a public offering of a direct participation program, a member or person associated with a member shall have reasonable grounds to believe, based on information made available to him by the sponsor through a prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the program.

     (B) In determining the adequacy of disclosed facts pursuant to subsection (A) hereof, a member or person associated  with a member shall obtain information  on

          material facts relating at a minimum to the following,

          if relevant in view of the nature of the program:

          (i)     items of compensation;

          (ii)     physical properties;

           (iii)     tax aspects;

          (iv)      financial  stability and experience  of  the
                       sponsor;
                  (v)     the program's conflicts and risk factors; and
                  (vi)     appraisals and other pertinent reports.
             (C)      For purposes of subsections (A) and (B) hereof,  a
                  member or person associated with a member may rely upon the results of an inquiry conducted by another member or members, provided that:

                  (i)      the member or person associated with a member has
                       reasonable grounds to believe that such inquiry was conducted with due care;

                   (ii)      the results of the inquiry were provided to the
                       member  or person associated with  a  member with   the
                       consent of the member or members conducting or directing the inquiry; and



                  (iii)      no  member that participated in the inquiry is  a
                       sponsor of the program or an affiliate  of such sponsor.

             (D)      Prior  to  executing a purchase transaction  in  a
                  direct participation program, a member or person associated with a member shall inform the prospective participant of all pertinent facts relating to the liquidity and marketability of the program during the term of investment.

   (f) You and the Selling Agents have received copies of the Prospectus relating to the Units and you and the Selling Agents have relied only on the statements contained in such Prospectus and not on any other statements whatsoever, either written or oral, with respect to the details of the offering of Units.

      (g) You and the Selling Agents agree that you and the Selling Agents shall not place any advertisement or other solicitation with respect to the Units (including without limitation any material for use in any newspaper, magazine, radio or television commercial, telephone recording, motion picture, or other public media) without the prior written approval of Atlas, and without the prior written approval of the form and content thereof by the Commission, the NASD and the securities authorities of the states where such advertisement or solicitation is to be circulated. Any such advertisements or solicitations shall be at your expense.

      (h) If a supplement or amendment to the Prospectus is prepared and delivered to you by Atlas, you agree and shall require any Selling Agent to agree to distribute each such supplement or amendment to the Prospectus to every person who has previously received a copy of the Prospectus from you and/or the Selling Agent and you further agree and shall require any Selling Agent to further agree to include such supplement or amendment in all future deliveries of any Prospectus.

(i)  You agree to advise Atlas in writing of each state in which you and the Selling Agents propose to offer or sell the Units and you shall not nor shall you permit any Selling Agent to offer or sell Units in any state until such time as you shall have been advised in writing by Atlas, or Atlas' special counsel, that such offer or sale has been qualified in such state or is exempt from the qualification requirements imposed by such state or such qualification is otherwise not required.
   (j)  In connection with any offer or sale of the Units, you agree and shall require any Selling Agent to agree to comply in all respects with statements set forth in the Prospectus and the Partnership Agreement and you agree and shall require any Selling Agent to agree not to make any statement inconsistent with the statements in the Prospectus or the Partnership Agreement and you further agree and shall require any Selling Agent to further agree that you shall not provide and shall require any Selling Agent not to provide any written information, statements or sales literature other than the Prospectus, The Atlas Group, Inc.'s corporate profile and a brochure entitled "Atlas-Energy for the Nineties-Public #6 Ltd." (the corporate profile and the brochure collectively referred to herein as the "Brochure"), and any supplements or amendments thereto unless approved in writing by Atlas; and you agree and shall require any Selling Agent to agree not to make any untrue or misleading statements of a material fact in connection with the Units.
     (k) You agree to use your best efforts in the solicitation and sale of said Units and to coordinate and supervise the efforts of the Selling Agents and you shall require any Selling Agent to agree to use its best efforts in the solicitation and sale of said Units, including insuring that the prospective purchasers meet the suitability requirements set forth in the Prospectus and the Subscription Agreement and properly execute the Subscription Agreement, which has been provided as Exhibit (I
-
       B) to the Partnership Agreement, Exhibit (A) of the Prospectus, together with any additional forms provided in any supplement or amendment to the Prospectus, or otherwise provided to you by Atlas to be completed by prospective purchasers. Executed Subscription Agreements shall be delivered or mailed immediately to Atlas and must be received by Atlas at or prior to the Offering Termination Date. Atlas shall have the right to reject any subscription at any time for any reason without liability to it. Investor funds shall be transmitted as set forth in Section 16.

     (l) Although not anticipated, in the event you assist in any transfers of the Units, you shall comply, and you shall require any Selling Agent to comply, with the requirements of Rule 2810(b)(2)(B) and (b)(3)(D) of the NASD Conduct Rules.

7. State Securities Registration. Incident to the offer and sale of the Units, Atlas will either use its best efforts in taking all necessary action and filing all necessary forms and documents deemed reasonable by it in order to qualify or register Units for sale under the securities laws of the states requested by you pursuant to
   Section 6 (i) hereof or use its best efforts in taking any necessary action and filing any necessary forms deemed reasonable by it which are required to obtain an exemption from qualification or registration in such states; provided Atlas may elect not to qualify or register Units in any state in which it deems such qualification or registration is not warranted for any reason in its sole discretion. Atlas and its counsel will inform you as to the jurisdictions in which the Partnership Units have been qualified for sale or are exempt under the respective securities or blue sky laws of such jurisdictions; but Atlas has not assumed and will not assume any obligation or responsibility as to your right or any Selling Agent's right to act as a broker-dealer with respect to the Units in any such jurisdiction.

      Atlas will provide to you and the Selling Agents for delivery to all offerees and purchasers and their representatives, any additional information, documents and instruments which Atlas deems necessary to comply with the rules, regulations and judicial and administrative interpretations in those states and jurisdictions for the offer and sale of the Units in such states. Atlas will file all post-offering forms, documents or materials and take all other actions required by the states in which the offer and sale of Units have been qualified or are exempt or in which the Units have been registered; provided, Atlas shall not be required to take any actions, make any filings or prepare any documents necessary or required in connection with your status or any Selling Agent's status as a broker-dealer under the laws of such states.
   Atlas shall promptly provide you with copies of all applications, filings, correspondence, orders or other documents or instruments relating to any application for qualification, registration or other approval under applicable state or Federal securities laws for the offering.
8. Expense of Sale. The expenses in connection with the offer and sale of the Units shall be payable as set forth below.

   (a) Atlas shall pay all expenses incident to the performance of its obligations hereunder, including the fees and expenses of Atlas' attorneys and accountants and all fees and expenses of registering or qualifying the Units for offer and sale in the states as set forth in
       Section 7 hereof, or obtaining exemptions therefrom, even in the event this offering is not successfully completed.

   (b) You shall pay all expenses incident to the performance of your obligations hereunder, including the formation and management of the selling group and the fees and expenses of your own counsel and accountants, even in the event this offering is not successfully completed.

9. Conditions of Your Duties. Your obligations provided herein shall be subject to the accuracy, as of the date hereof and at the applicable closing date (as if made at the applicable closing date), of the representations and warranties of Atlas herein and to the performance by Atlas of its obligations hereunder.


10. Condition of Atlas' Duties. Atlas' obligations provided herein, including the duty to pay compensation as set forth in Section 4 hereof, shall be subject to the accuracy, as of the date hereof and at the applicable closing date (as if made at the applicable closing date) of your representations and warranties made herein, and to the performance by you of your obligations hereunder, and to the additional condition that Atlas shall have received, at or prior to the applicable closing date, the following documents:

  (a) a fully executed Subscription Agreement for each prospective purchaser as required by Section 6(e)(x);

  (b) certification to Atlas that you and each Selling Agent are registered as required by Section 6(d) and that such registrations were, during the term of the offering and through the applicable closing date, in full force and effect; and

(c) a certificate from you, dated at the applicable closing date, to the effect that your representations and warranties made herein are true and correct as if made at the applicable closing date and that you have fulfilled all your obligations hereunder.
11.     Indemnification.

   (a) You and the Selling Agents shall indemnify and hold harmless Atlas, the Partnership and its attorneys, against any losses, claims, damages or liabilities, joint or several, to which such parties may become subject, under the Act, the Act of 1934 or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon your agreements with the Selling Agents or your breach of any of your duties and obligations, representations, or warranties under the terms or provisions of this Agreement and you and the Selling Agents shall reimburse such parties for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action.
     (b) Atlas shall indemnify and hold you and the Selling Agents harmless against any losses, claims, damages or liabilities, joint or several, to which you and the Selling Agents may become subject, under the Act, the Act of 1934 or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon Atlas' breach of any of its duties and obligations, representations, or warranties under the terms or provisions of this Agreement and Atlas shall reimburse you and the Selling Agents for any legal or other expenses reasonably incurred in connection with investigating or defending such loss, claim, damage, liability or action.

    (c) The foregoing indemnity agreements shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls each indemnified party within the meaning of the Act.

   (d) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party. In case any such action shall be brought against such indemnified party, it shall notify the indemnifying party of the commencement thereof, and the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified and indemnifying parties, and after the indemnified party shall have received notice from the agreed upon counsel that the defense under such paragraph has been so assumed, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than with respect to the agreed upon counsel who assumed the defense thereof.

12. Representations and Agreements to Survive Delivery. All representations, warranties and agreements of Atlas and you herein or  in  certificates  delivered pursuant hereto,  and  the  indemnity agreements contained in Section 11 hereof, shall survive the delivery, execution and closing hereof, and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any person who controls you within the meaning of the Act, or by Atlas, or any of its officers, directors or any person who controls Atlas within the meaning of the Act, or any other indemnified party, and shall survive delivery of the Units hereunder.

13. Termination. You shall have the right to terminate this agreement other than the indemnification provisions of Section 11 by giving notice as hereinafter specified any time at or prior to a closing date:

   (a) if Atlas shall have failed, refused, or been unable at or prior to the closing date, to perform any of its obligations hereunder; or
     (b) there has occurred an event materially and adversely affecting the value of the Units.

   If you elect to terminate this Agreement other than the indemnification provisions of Section 11, Atlas shall be promptly notified by you by telephone, telecopier or telegram, confirmed by letter.

  Atlas may terminate this Agreement other than the indemnification provisions of Section 11 for any reason by promptly giving notice to you by telephone, telecopier or telegram, confirmed by letter as hereinafter specified at or prior to a closing date.
14. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing, and if sent to you shall be mailed, delivered or telegraphed and confirmed to you at the address set forth below your signature hereto or if sent to Atlas or on behalf of the Partnership, at 311 Rouser Road, Moon Township, Pennsylvania 15108.

15. Format of Checks/Escrow Agent. Pending receipt of the minimum Partnership Subscription, Atlas and you and the Selling Agents agree that all subscribers shall be instructed to make their checks, drafts, or money orders payable solely to "National City Bank of Pennsylvania, Escrow Agent, Atlas Public #6 Ltd." as agent for the Partnership.

     If you receive a check, draft, or money order not conforming to the foregoing instructions you shall return such check, draft, or money order to the Selling Agent not later than the end of the next business day following its receipt by you and the Selling Agent shall then return such check, draft, or money order directly to the subscriber not later than the end of the next business day following its receipt from you. Checks, drafts, or money orders received by you or a Selling Agent which conform to the foregoing instructions shall be transmitted by you pursuant to Section 16 "Transmittal Procedures," below.

     You represent that you have executed the Escrow Agreement and agree that you are bound by the terms of the Escrow Agreement executed by you, the Partnership and Atlas, a copy of which is attached hereto as Exhibit "A".

16. Transmittal Procedures. You and each Selling Agent shall transmit received investor funds in accordance with the following procedures. For purposes of the following, the term Selling Agent shall also include you as Dealer-Manager where you receive subscriptions from investors.

     (a) Pending receipt of the minimum subscription of $1,000,000, the Selling Agents shall promptly, upon receipt of any and all checks, drafts, and money orders received from prospective purchasers of Units, transmit same together with the original executed Subscription Agreement to you, as Dealer-Manager by the end of the next business day following receipt of the check, draft, or money order by the Selling Agent. By the end of the next business day following receipt of the check, draft, or money order and Subscription Agreement by you as Dealer-Manager, you as Dealer-Manager shall transmit the check, draft or money order and a copy of the executed Subscription Agreement to the Escrow Agent, and the original Subscription Agreement and a copy of the check, draft or money order to Atlas.

     (b) Upon receipt by you as Dealer-Manager of notice from Atlas that the minimum Partnership Subscription has been received, Atlas, you and the Selling Agent agree that all subscribers thereafter may be instructed, in Atlas' sole discretion, to make their checks, drafts, or money orders payable solely to "Atlas Public #6 Ltd.". Thereafter, Selling Agents shall promptly, upon receipt of any and all checks, drafts, and money orders received from prospective purchasers of Units, transmit same together with the original Subscription Agreement to you as Dealer-Manager by the end of the next business day following receipt of the check, draft, or money order by the Selling Agent. By the end of the next business day following receipt of the check, draft, or money order and Subscription Agreement by you as Dealer-Manager, you as Dealer-Manager shall transmit the check, draft or money order and the original Subscription Agreement to Atlas.
17. Parties. This Agreement shall inure to the benefit of and be binding upon you, Atlas, and any respective successors and assigns and shall also inure to the benefit of the indemnified parties, their successors and assigns. This Agreement is intended to be and is for the sole and exclusive benefit of the parties hereto, including the Partnership, and their respective successors and assigns, and the indemnified parties and their successors and assigns, and for the benefit of no other person, and no other person shall have any legal or equitable right, remedy or claim under or in respect of this Agreement. No purchaser of any of the Units from you shall be construed a successor or assign merely by reason of such purchase
18. Relationship. This Agreement shall not constitute you a partner of Atlas or the Partnership or any general partner thereof, nor render Atlas, the Partnership, or the Managing General Partner thereof liable for any of your obligations except as otherwise provided herein.

19. Effective Date. This Agreement is made effective between the parties as of the date accepted by you as indicated by your signature hereto.

20. Entire Agreement Waiver. This Agreement constitutes the entire agreement between the parties hereto and shall not be amended or modified in any way except by subsequent agreement executed in writing, and no party shall be liable or bound to the other by any agreement, except as specifically set forth herein. Any party hereto may waive, but only in writing, any term, condition, or requirement under this Agreement which is intended for its own benefit, and written waiver of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or any other provision hereof.

If the foregoing correctly sets forth our understanding please so indicate in the space provided below for the purpose whereupon this letter shall constitute a binding agreement between us.

     Very truly yours,
     ATLAS RESOURCES, INC.,
     a Pennsylvania corporation

     , 1997     By:
     Date               J.R. O'Mara, President
ATTEST:


(SEAL)          Secretary


     PARTNERSHIP

     ATLAS-ENERGY FOR THE NINETIES-PUBLIC #6 LTD.

     By:     Atlas Resources, Inc.,
           Managing General Partner

     , 1997     By:
     Date               J.R. O'Mara, President

ATTEST:
(SEAL)          Secretary
     DEALER-MANAGER
     BRYAN FUNDING, INC.,
     a Pennsylvania corporation

          , 1997     By:
     Date               Richard G. Bryan, Jr., President
ATTEST:


(SEAL)          Secretary
                         EXHIBIT "A"
        ATLAS-ENERGY FOR THE NINETIES-PUBLIC #6 LTD.
                      ESCROW AGREEMENT
   THIS AGREEMENT, made to be effective as of the _____ day of _________, 1997, by and between Atlas Resources, Inc., a Pennsylvania
corporation   ("Atlas"),  Anthem  Securities,   Inc.,   a   Pennsylvania
corporation ("Anthem"), Bryan Funding, Inc., a Pennsylvania corporation ("Bryan Funding"), collectively Anthem and Bryan Funding are referred to as the "Dealer-Manager", Atlas-Energy for the Nineties-Public #6 Ltd., a Pennsylvania limited partnership (the "Partnership") and National City Bank of Pennsylvania, Pittsburgh, Pennsylvania, as escrow agent (the "Escrow Agent").
                         WITNESSETH:
   WHEREAS, Atlas, as Managing General Partner, intends to offer publicly for sale to qualified investors (the "Investors") up to 1,000 limited partnership interests in the Partnership (the "Units"); and
   WHEREAS, each Investor will be required to pay his subscription in full upon subscribing ($10,000 per Unit, however, the Managing General
Partner,   in   its  discretion,  may  accept  one-half  Unit   [$5,000]
subscriptions,   with   larger   subscriptions   permitted   in   $1,000
increments),   by   check,  draft  or  money  order  except   that   the
broker-dealers and Atlas and its officers and directors may purchase Units net of the Dealer-Manager Fee, the commissions and accountable due diligence fees set forth below (the "Subscription Proceeds"); and
   WHEREAS, the Managing General Partner and Anthem have executed an agreement ("Anthem Dealer-Manager Agreement") pursuant to which Anthem will solicit subscriptions for Units in all states other than Minnesota and New Hampshire on a "best efforts" "all or none" basis for $1,000,000 and on a "best efforts" basis for the remaining Units on behalf of the Managing General Partner and the Partnership and pursuant to which Anthem has been authorized to select certain members in good standing of the National Association of Securities Dealers, Inc. ("NASD") to participate in the offering of the Units ("Selling Agents"); and
   WHEREAS,  the  Managing  General  Partner  and  Bryan  Funding   have
executed   an   agreement  ("Bryan  Funding  Dealer-Manager  Agreement")
pursuant to which Bryan Funding will solicit subscriptions for Units in the states of Minnesota and New Hampshire on a "best efforts" "all or none" basis for $1,000,000 and on a "best efforts" basis for the remaining Units on behalf of the Managing General Partner and the Partnership and pursuant to which Bryan Funding has been authorized to select certain members in good standing of the National Association of Securities Dealers, Inc. ("NASD") to participate in the offering of the Units ("Selling Agents"); and
   WHEREAS, the Anthem Dealer-Manager Agreement and the Bryan Funding Dealer-Manager Agreement, collectively referred to as the "Dealer Manager Agreement", provide for compensation to the Dealer-Manager which includes, but is not limited to, a 2.5% Dealer-Manager Fee, a 7.5% sales
commission,  and  reimbursement  of  the  Selling  Agents'   bona   fide
accountable due diligence expenses of .5% per Unit to participate in the offering of the Units, which compensation will be reallowed to the Selling Agents and wholesalers; and
   WHEREAS,  under  the  terms  of  the  Dealer-Manager  Agreement   the
Subscription Proceeds are required to be held in escrow subject to the receipt and acceptance by Atlas of the minimum Subscription Proceeds of $1,000,000, excluding any optional subscription by the Managing General Partner, its officers, directors and Affiliates; and

   WHEREAS, no subscriptions to the Partnership will be accepted after receipt of the maximum Subscription Proceeds of $8,000,000 (which may be increased to $10,000,000 in Atlas' discretion) or December 31, 1997, whichever event occurs first (the "Offering Termination Date"); and


   WHEREAS, to facilitate compliance with the terms of the Dealer Manager Agreement, Atlas and the Dealer-Manager desire to have the Subscription Proceeds deposited with the Escrow Agent and the Escrow Agent desires to hold the Subscription Proceeds pursuant to the terms and conditions set forth herein;

   NOW,  THEREFORE,  in  consideration  of  the  mutual  covenants   and
conditions herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Appointment of Escrow Agent. Atlas, the Partnership and the Dealer-Manager hereby appoint Escrow Agent as the escrow agent to receive and to hold the Subscription Proceeds deposited with Escrow Agent by the Dealer-Manager and the Selling Agents pursuant hereto and Escrow Agent hereby agrees to serve in such capacity during the term and based upon the provisions hereof.

2.      Deposit of Subscription Proceeds. Pending receipt of the minimum
   Subscription   Proceeds  of  $1,000,000,  the  Dealer-Manager   shall
   deposit  the Subscription Proceeds of each Investor with  the  Escrow
   Agent  and  shall  deliver  to  the  Escrow  Agent  a  copy  of   the
   Subscription   Agreement   of  such  Investor.   Payment   for   each
   subscription for Units shall be in the form of a check made payable to "National City Bank of Pennsylvania, Escrow Agent, Atlas Public #6 Ltd." The Escrow Agent shall deliver a receipt to Anthem and Atlas for each deposit of Subscription Proceeds made pursuant hereto by Anthem, and to Bryan Funding and Atlas for each deposit of subscription proceeds made pursuant hereto by Bryan Funding.

3. Investment of Subscription Proceeds. The Subscription Proceeds shall be deposited in an interest bearing account maintained by the
   Escrow   Agent   entitled  "Armada  Government  Fund."   Subscription
   Proceeds may be temporarily invested by the Escrow Agent only in income producing short-term, highly liquid investments secured by the United States government where there is appropriate safety of principal, such as U.S. Treasury Bills. The interest earned shall be added to the Subscription Proceeds and disbursed in accordance with the provisions of paragraph 4 or 5, as the case may be.

4. Distribution of Subscription Proceeds. If the Escrow Agent (a) receives written notice from an authorized officer of Atlas that at least the minimum aggregate subscriptions of $1,000,000 have been received and accepted by Atlas, and (b) determines that Subscription Proceeds for at least $1,000,000 as determined by Atlas have cleared the banking system and are good, the Escrow Agent shall promptly release and distribute to Atlas such escrowed Subscription Proceeds which have cleared the banking system and are good plus any interest paid and investment income earned on such Subscription Proceeds while held by the Escrow Agent in an escrow account. Any remaining Subscription Proceeds, plus any interest paid and investment income earned on such Subscription Proceeds while held by the Escrow Agent in an escrow account shall be promptly released and distributed to Atlas by the Escrow Agent as such Subscription Proceeds clear the banking system and become good.
5. Separate Partnership Account. During the continuation of the offering after the Partnership is funded with cleared Subscription
Proceeds of at least $1,000,000 and the Escrow Agent receives the notice described in Paragraph 4 of this Agreement, and prior to the Offering Termination Date, any additional Subscription Proceeds may be deposited by the Dealer-Manager directly in a separate Partnership account which shall not be subject to the terms of this Agreement.

6.     Distributions to Subscribers.
   (a)      In  the  event that the Partnership will not  be  funded  as
       contemplated   because   less   than   the   minimum    aggregate
       subscriptions of $1,000,000 have been received and accepted by Atlas by twelve p.m. (noon), local time, on December 31, 1997, or for any other reason, Atlas shall so notify the Escrow Agent, whereupon the Escrow Agent promptly shall distribute to each Investor a refund check made payable to such Investor in an amount equal to the Subscription Proceeds of such Investor, plus any interest paid or investment income earned thereon while held by the Escrow Agent in an escrow account as calculated by Atlas.


   (b) In the event that a subscription for Units submitted by an Investor is rejected by Atlas for any reason after the Subscription Proceeds relating to such subscription have been deposited with the Escrow Agent, then Atlas promptly shall notify the Escrow Agent of such rejection, and the Escrow Agent shall promptly distribute to such Investor a refund check made payable to such Investor in an amount equal to the Subscription Proceeds of such Investor, plus any interest paid or investment income earned thereon while held by the Escrow Agent in an escrow account as calculated by Atlas.

7. Compensation and Expenses of Escrow Agent. Atlas shall be solely responsible for and shall pay the compensation of the Escrow Agent for its services hereunder, as provided in Appendix 1 to this Agreement and made a part hereof, and the charges, expenses (including any reasonable attorneys' fees), and other out-of-pocket expenses incurred by the Escrow Agent in connection with the administration of the provisions of this Agreement. The Escrow Agent shall have no lien on the Subscription Proceeds deposited in an escrow account unless and until the Partnership is funded with cleared Subscription Proceeds of at least $1,000,000 and the Escrow Agent receives the notice described in Paragraph 4 of this Agreement, at which time the Escrow Agent shall have, and is hereby granted, a prior lien upon any property, cash, or assets held hereunder, with respect to its unpaid compensation and nonreimbursed expenses, superior to the interests of any other persons or entities.

8. Duties of Escrow Agent. The Escrow Agent shall not be obligated to accept any notice, make any delivery, or take any other action under this Escrow Agreement unless the notice or request or demand for delivery or other action is in writing and given or made by the party given the right or charged with the obligation under this
   Escrow Agreement to give the notice or to make the request or demand. In no event shall the Escrow Agent be obligated to accept any notice, request, or demand from anyone other than Atlas or the Dealer-Manager.
9.      Liability of Escrow Agent. The Escrow Agent shall not be  liable for  any  damages,  or  have any obligations other  than  the  duties prescribed  herein  in  carrying out or executing  the  purposes  and intent of this Escrow Agreement; provided, however, that nothing herein contained shall relieve the Escrow Agent from liability arising out of its own willful misconduct or gross negligence. Escrow Agent's duties and obligations under this Agreement shall be entirely administrative and not discretionary. Escrow Agent shall not be liable to any party hereto or to any third party as a result of any action or omission taken or made by Escrow Agent in good faith. The parties to this Agreement will indemnify Escrow Agent, hold Escrow Agent harmless, and reimburse Escrow Agent from, against and for, any and all liabilities, costs, fees and expenses (including reasonable attorney's fees) Escrow Agent may suffer or incur by reason of its execution and performance of this Agreement. In the event any legal questions arise concerning Escrow Agent's duties and obligations hereunder, Escrow Agent may consult with its counsel and rely without liability upon written opinions given to it by such counsel.

   The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, authorization, or other paper or document which the Escrow Agent, in good faith, believes to be genuine and what it purports to be.

   In the event that there shall be any disagreement between any of the parties to this Agreement, or between them or any of them and any other person, resulting in adverse claims or demands being made in connection with this Agreement, or in the event that Escrow Agent, in good faith, shall be in doubt as to what action it should take hereunder, Escrow Agent may, at its option, refuse to comply with any claims or demands on it or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists; and in any such event, Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act and Escrow Agent shall be entitled to continue to so refrain from acting until the dispute is resolved by the parties involved.



   National City Bank of Pennsylvania is acting solely as Escrow Agent and is not a party to, nor has it reviewed or approved any agreement or matter of background related to this Agreement, other than this Agreement itself, and has assumed, without investigation, the authority of the individuals executing this Agreement to be so authorized on behalf of the party or parties involved.

10. Resignation or Removal of Escrow Agent. The Escrow Agent may resign as such following the giving of thirty days' prior written notice to the other parties hereto. Similarly, the Escrow Agent may be removed and replaced following the giving of thirty days' prior written notice to the Escrow Agent by the other parties hereto. In either event, the duties of the Escrow Agent shall terminate thirty days after the date of such notice (or as of such earlier date as may be mutually agreeable); and the Escrow Agent shall then deliver the balance of the Subscription Proceeds (and any interest paid or investment income earned thereon while held by the Escrow Agent in an escrow account) in its possession to a successor escrow agent as shall be appointed by the other parties hereto as evidenced by a written notice filed with the Escrow Agent. If the other parties hereto are unable to agree upon a successor or shall have failed to appoint a successor prior to the expiration of thirty days following the date of the notice of resignation or removal, the then acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or other appropriate relief; and any such resulting appointment shall be binding upon all of the parties hereto. Upon acknowledgment by any successor escrow agent of the receipt of the then remaining balance of the Subscription Proceeds (and any interest paid or investment income earned thereon while held by the Escrow Agent in an escrow account), the then acting Escrow Agent shall be fully released and relieved of all duties, responsibilities, and obligations under this Agreement.
11. Termination. This Agreement shall terminate and the Escrow Agent shall have no further obligation with respect hereto upon the occurrence of the distribution of all Subscription Proceeds (and any interest paid or investment income earned thereon while held by the Escrow Agent in an escrow account) as contemplated hereby or upon the written consent of all the parties hereto.

12.      Notice.   Any  notices or instructions, or both,  to  be  given
   hereunder shall be validly given if set forth in writing and mailed by certified mail, return receipt requested, as follows:

   If to the Escrow Agent:
        National City Bank of Pennsylvania
        Attention:     Mr. Robert Mialki, Vice President
               Corporate Trust Department 300
               Fourth Avenue
Pittsburgh, Pennsylvania 15278-2331

        Phone: (412) 644-8401
        Facsimile: (412) 644-7971

   If to Atlas:

        Atlas Resources, Inc.
        311 Rouser Road
        P.O. Box 611
        Moon Township, Pennsylvania 15108

        Attention:      J. R. O'Mara

        Phone: (412) 262-2830
        Facsimile: (412) 262-2820
     If to Anthem:

          Anthem Securities, Inc.
          311 Rouser Road
          P.O. Box 926
          Coraopolis, Pennsylvania 15108

          Attention:  Eric D. Koval

          Phone: (412) 262-1680
          Facsimile: (412) 262-7430

     If to Bryan Funding:

          Bryan Funding, Inc.
            393 Vanadium Road
          Pittsburgh, Pennsylvania 15243

          Attention:  Richard G. Bryan, Jr.
          Phone: (412) 276-9393
          Facsimile: (412) 276-9396

  Any party may designate any other address to which notices and instructions shall be sent by notice duly given in accordance herewith.

13.     Miscellaneous.

     (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     (b) This Agreement is binding upon and shall inure to the benefit of the undersigned and their respective heirs, successors and assigns.

     (c) This Agreement may be executed in multiple copies, each executed copy to serve as an original.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.


                                   NATIONAL CITY BANK OF PENNSYLVANIA
ATTEST:     As Escrow Agent
By:               By:
   (Authorized Officer)     (Authorized Officer)



                                   ATLAS RESOURCES, INC.
ATTEST:     A Pennsylvania corporation

By:               By:
   Secretary     J.R. O'Mara, President





     ANTHEM SECURITIES, INC.
ATTEST:     A Pennsylvania corporation

By:               By:   _______________________________________
        Secretary               Eric D. Koval, President



     BRYAN FUNDING, INC.
ATTEST:     A Pennsylvania corporation

By:               By:   _______________________________________
     Secretary               Richard G. Bryan, Jr., President



               ATLAS-ENERGY FOR THE NINETIES-PUBLIC #6 LTD.

                 By:      ATLAS RESOURCES, INC.
ATTEST:               Managing General Partner

By:               By:   ______________________________________
     Secretary               J. R. O'Mara, President

               APPENDIX I TO ESCROW AGREEMENT
          Compensation for Services of Escrow Agent


Escrow Agent annual fee per year or any part thereof     $3,000.00

                         EXHIBIT "B"
                   SELLING AGENT AGREEMENT
                  WITH BRYAN FUNDING, INC.
TO:


   RE:     ATLAS-ENERGY FOR THE NINETIES-PUBLIC #6 LTD.


Gentlemen:

   Atlas Resources, Inc. ("Atlas"), is the Managing General Partner in a Pennsylvania limited partnership named Atlas-Energy for the Nineties-Public #6 Ltd. (the "Partnership"). The Units of Participation (the "Units") and the offering are described in the enclosed Prospectus dated __________, 1997 (the "Prospectus"). Prospectuses relating to the Units have been furnished to you with this Agreement. Our firm, Bryan Funding, Inc. (the "Dealer-Manager"), has entered into a Dealer-Manager Agreement for sales in the states of Minnesota and New Hampshire, a copy of which has been furnished to you and is incorporated herein by reference, with the Managing General Partner and the Partnership under which the Dealer Manager has agreed to form a group of National Association of Securities Dealers, Inc. (the "NASD") member firms (the "Selling Agents"), who will obtain subscriptions to the Partnership in the states of Minnesota and New Hampshire on a "best efforts" basis pursuant to the Securities Act of 1933, as amended (the "Act"), and the provisions of the Prospectus.

   You are invited to become one of the Selling Agents, on a non exclusive basis, and by your acceptance below you will have agreed to act in that capacity and to use your best efforts, in accordance with the following terms and conditions, to solicit such subscriptions in the states of Minnesota and New Hampshire. This Agreement shall not be construed to prohibit your participation as a selling agent in other states in addition to Minnesota and New Hampshire pursuant to a duly executed selling agent agreement entered into by you and any other authorized "Dealer-Manager" for the Partnership.

1.      Representations  and Warranties of Selling  Agent.   You,  as  a
    Selling Agent, represent and warrant to the Dealer-Manager that:

   (a) You are a corporation duly organized, validly existing and in good standing under the laws of the state of your formation or of any jurisdiction to the laws of which you are subject, with all requisite power and authority to enter into this Agreement and to carry out your obligations hereunder.

   (b) This Agreement when accepted and approved will be duly authorized, executed and delivered by you and will be a valid and binding agreement on your part in accordance with its terms.

   (c) The consummation of the transactions contemplated by this Agreement and the Prospectus will not result in any breach of any of the terms or conditions of, or constitute a default under your Articles of Incorporation, Bylaws, any indenture, agreement or other instrument to which you are a party, or violate any order applicable to you of any court or any federal or state regulatory body or administrative agency having jurisdiction over you or over your affiliates.
 (d) You are duly registered pursuant to the provisions of the Securities Exchange Act of 1934 (the "Act of 1934") as a dealer and you are a member in good standing of the NASD, and are duly registered as a broker-dealer in such states as you are required to be registered in order to carry out your obligations as contemplated by this Agreement and the Prospectus. You agree to maintain all of the foregoing registrations in good standing throughout the term of the offer and sale of the Units and you
    agree   to  comply  with  all  statutes  and  other  requirements
    applicable   to  you  as  a  broker-dealer  pursuant   to   those
    registrations.

(e) Pursuant to your appointment as a Selling Agent, you shall comply with all of the provisions of the Act, insofar as the Act applies to your activities hereunder, and you shall not engage in any activity which would cause the offer and/or sale of Units not to comply with the Act, the Act of 1934 and the applicable rules and regulations of the Securities and Exchange Commission (the "Commission"), the applicable state securities laws and regulations, this Agreement and the NASD Conduct Rules including Rules 2730, 2740, 2420 and 2750, and also including, but not limited to, Rule 2810(b)(2) and (b)(3) of the NASD Conduct Rules, which provide as follows:

     Sec. (b)(2)
     Suitability

          (A) A member or person associated with a member shall not underwrite or participate in a public offering of a direct participation program unless standards of suitability have been established by the program for participants therein and such standards are fully disclosed in the prospectus and are consistent with the provisions of subsection (B) of this section.

          (B) In recommending to a participant the purchase, sale or exchange of an interest in a direct participation program, a member or person associated with a member shall:

               (i)      have  reasonable grounds to believe,  on  the
                    basis of information obtained from the participant concerning his investment objectives, other investments, financial situation and needs, and any other information known by the member or associated person, that:

                    (a)      the  participant is  or  will  be  in  a
                         financial position appropriate to enable him
                         to  realize  to  a  significant  extent  the
                         benefits   described  in   the   prospectus,
                         including the tax benefits where they are a significant aspect of the program;

                    (b)      the  participant has a fair  market  net
                         worth   sufficient  to  sustain  the   risks
                         inherent in the program, including loss of investment and lack of liquidity; and

                    (c)     the program is otherwise suitable for the
                         participant; and

          (ii) maintain in the files of the member documents disclosing the basis upon which the determination of suitability was reached as to each participant.
     (C) Notwithstanding the provisions of subsections (A) and (B) hereof, no member shall execute any transaction in a direct participation program in a discretionary account without prior written approval of the transaction by the customer.

Sec. (b)(3)
Disclosure

     (A) Prior to participating in a public offering of a direct participation program, a member or person associated with a member shall have reasonable grounds to believe, based on information made available to him by the sponsor through a prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the program.

     (B) In determining the adequacy of disclosed facts pursuant to subsection (A) hereof, a member or person associated  with a member shall obtain information  on

          material facts relating at a minimum to the following,

          if relevant in view of the nature of the program:

          (i)     items of compensation;

          (ii)     physical properties;

           (iii)     tax aspects;

          (iv) financial stability and experience of the sponsor;
          (v)     the program's conflicts and risk factors; and
          (vi)     appraisals and other pertinent reports.
     (C) For purposes of subsections (A) and (B) hereof, a member or person associated with a member may rely upon the results of an inquiry conducted by another member or members, provided that:

          (i) the member or person associated with a member has reasonable grounds to believe that such inquiry was conducted with due care;

          (ii)      the results of the inquiry were provided  to
               the  member  or person associated with  a  member
               with   the  consent  of  the  member  or  members
               conducting or directing the inquiry; and

          (iii) no member that participated in the inquiry is a sponsor of the program or an affiliate of such sponsor.

     (D) Prior to executing a purchase transaction in a direct participation program, a member or person associated with a member shall inform the prospective participant of all pertinent facts relating to the liquidity and marketability of the program during the term of investment.

      (f) You have received copies of the Prospectus relating to the Units and you have relied only on the statements contained in such Prospectus and not on any other statements whatsoever, either written or oral, with respect to the details of the offering of Units.

   (g) You agree that you shall not place any advertisement or other solicitation with respect to the Units (including without limitation any material for use in any newspaper, magazine, radio or television commercial, telephone recording, motion picture, or other public media) without the prior written approval of Atlas, and without the prior written approval of the form and content thereof by the Commission, the NASD and the securities authorities of the states where such advertisement or solicitation is to be circulated. Any such advertisements or solicitations shall be at your expense.

      (h) If a supplement or amendment to the Prospectus is prepared and delivered to you by Atlas or the Dealer-Manager, you agree to distribute each such supplement or amendment to the Prospectus to every person who has previously received a copy of the Prospectus from you and you further agree to include such supplement or amendment in all future deliveries of any Prospectus.



      (i) In connection with any offer or sale of the Units, you agree to comply in all respects with statements set forth in the Prospectus and the Partnership Agreement and you agree not to make any statement inconsistent with the statements in the Prospectus or the Partnership Agreement and you further agree that you shall not provide any written information, statements or sales literature other than the Prospectus,
The Atlas Group, Inc.'s corporate profile and a brochure entitled "AtlasEnergy for the Nineties-Public #6 Ltd." (the corporate profile and the brochure collectively referred to herein as the "Brochure"), and any supplements or amendments thereto unless approved in writing by Atlas; and you agree not to make any untrue or misleading statements of a material fact in connection with the Units.

     (j) You agree to use your best efforts in the solicitation and sale of said Units, including insuring that the prospective purchasers meet the suitability requirements set forth in the Prospectus and the Subscription Agreement and properly execute the Subscription Agreement, which has been provided as Exhibit (I-B) to the Partnership Agreement, Exhibit (A) to the Prospectus, together with any additional forms provided in any supplement or amendment to the Prospectus, or otherwise provided to you by Atlas or the Dealer-Manager to be completed by prospective purchasers. Atlas shall have the right to reject any subscription at any time for any reason without liability to it. Investor funds and executed Subscription Agreements shall be transmitted as set forth in Section 11.
   (k) Although not anticipated, in the event you assist in any transfers of the Units, you shall comply with the requirements of Sections
       (b)(2)(B) and (b)(3)(D) of Rule 2810 of the NASD Conduct Rules.
2.     Commissions.
   (a) Subject to the receipt of the minimum required Partnership Subscription of $1,000,000, the Dealer-Manager is entitled to receive from the Partnership a 7.5% Sales Commission and a .5% reimbursement of the Selling Agents' bona fide accountable due diligence expenses based on the aggregate amount of all Unit subscriptions to the Partnership secured by the Dealer-Manager or the selling group formed by the DealerManager and accepted by Atlas. Subject to the terms and conditions herein set forth, including the Dealer-Manager's receipt from you of the documentation required of you in Section 1 of this Agreement, the DealerManager agrees to pay you a 7.5% cash commission and a .5% reimbursement of your bona fide accountable due diligence expenses, of subscriptions sold by you and accepted by Atlas, within seven business days after the Dealer-Manager has received the commissions and reimbursements on such subscriptions. The Dealer-Manager is entitled to receive its commissions and reimbursements within five business days after at least the minimum Partnership Subscription ($1,000,000) has been received and accepted by Atlas and the subscription proceeds have been released to Atlas from the escrow account, and approximately every two weeks thereafter until the Offering Termination Date, which is December 31, 1997, or when the maximum Partnership Subscription of $10,000,000 is received if earlier. The balance will be paid to the Dealer-Manager within 14 business days after the Offering Termination Date.
    (b) Notwithstanding anything herein to the contrary, you agree to waive payment of your commissions and reimbursements as set forth above in (a) until the Dealer-Manager is in receipt of the related amounts owed to it pursuant to the Dealer-Manager Agreement, and the Dealer-Manager's liability for such amounts hereunder is limited solely to the proceeds of the related amounts owed to it pursuant to the Dealer-Manager Agreement.

     (c) The Partnership will not commence operations unless subscriptions for at least $1,000,000 have been secured by December 31, 1997. In the event this amount is not secured, nothing will be payable to you and all funds advanced by purchasers will be returned to them with interest earned, if any.

3. State Securities Registration. Atlas may elect not to qualify or register Units in any state in which it deems such qualification or registration is not warranted for any reason in its sole discretion. Upon application to the Dealer-Manager you will be informed as to the jurisdictions in which the Units have been qualified for sale or are exempt under the respective securities or "Blue Sky" laws of such jurisdictions; but the Dealer-Manager, the Partnership and the Managing General Partner have not assumed and will not assume any obligation or responsibility as to your right to act as a broker dealer with respect to the Units in any such jurisdiction.

4. Expense of Sale. The expenses in connection with the offer and sale of the Units shall be payable as set forth below.

   (a) The Dealer-Manager shall pay all expenses incident to the performance of its obligations hereunder, including the fees and expenses of its attorneys and accountants, even in the event this offering is not successfully completed.
   (b) You shall pay all expenses incident to the performance of your obligations hereunder, including the fees and expenses of your own counsel and accountants, even in the event this offering is not successfully completed.

5. Conditions of Your Duties. Your obligations provided herein, as of the date hereof and at the applicable closing date, shall be subject to the performance by the Dealer-Manager of its obligations hereunder and to the performance by Atlas of its obligations under the Dealer-Manager Agreement.

6. Conditions of Dealer-Manager's Duties. The Dealer-Manager's obligations provided herein, including the duty to pay compensation as set forth in Section 2 hereof, shall be subject to the accuracy, as of the date hereof and at the applicable closing date (as if made at the applicable closing date) of your representations and warranties made herein, and to the performance by you of your obligations hereunder, and to the additional condition that the Dealer-Manager shall have received, at or prior to the applicable closing date, the following documents:

    (a) a fully executed Subscription Agreement for each prospective purchaser;
   (b) certification to the Dealer-Manager that you are registered as required by Section 1(d) and that such registrations were, during the term of the offering and through the applicable closing date, in full force and effect; and
(c) a certificate from you, dated at the applicable closing date, to the effect that your representations and warranties made herein are true and correct as if made at the applicable closing date and that you have fulfilled all your obligations hereunder.
7.     Indemnification.

     (a) You shall indemnify and hold harmless the Dealer-Manager, Atlas, the Partnership and its attorneys, against any losses, claims, damages or liabilities, joint or several, to which such parties may become subject, under the Act, the Act of 1934 or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon your breach of any of your duties and obligations, representations, or warranties under the terms or provisions of this Agreement and you shall reimburse such parties for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action.
(b) The Dealer-Manager shall indemnify and hold you harmless against any losses, claims, damages or liabilities, joint or several, to which you may become subject, under the Act, the Act of 1934 or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the Dealer-Manager's breach of any of its duties and obligations, representations, or warranties under the terms or provisions of this Agreement and the Dealer-Manager shall reimburse you for any legal or other expenses reasonably incurred in connection with investigating or defending such loss, claim, damage, liability or action.
    (c) The foregoing indemnity agreements shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls each indemnified party within the meaning of the Act.
   (d) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party. In case any such action shall be brought against such indemnified party, it shall notify the indemnifying party of the commencement thereof, and the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified and indemnifying parties, and after the indemnified party shall have received notice from the agreed upon counsel that the defense under such paragraph has been so assumed, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than with respect to the agreed upon counsel who assumed the defense thereof.

8. Representations and Agreements to Survive Delivery. All representations, warranties and agreements of the Dealer-Manager and you  herein  or  in certificates delivered pursuant hereto,  and  the indemnity agreements contained in Section 7 hereof, shall survive the delivery, execution and closing hereof, and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any person who controls you within the meaning of the Act, or by the Dealer-Manager, or any of its officers, directors or any person who controls the Dealer Manager within the meaning of the Act, or any other indemnified party, and shall survive delivery of the Units hereunder.

9. Termination. You shall have the right to terminate this Agreement, other than the indemnification provisions of Section 7, by giving notice as hereinafter specified any time at or prior to a closing date:

   (a) if the Dealer-Manager shall have failed, refused, or been unable at or prior to the closing date, to perform any of its obligations hereunder; or
     (b) there has occurred an event materially and adversely affecting the value of the Units.

   If you elect to terminate this Agreement, other than the indemnification provisions of Section 7, the Dealer-Manager shall be promptly notified by you by telephone, telecopier or telegram, confirmed by letter.

   The Dealer-Manager may terminate this Agreement, other than the indemnification provisions of Section 7, for any reason and at any time by promptly giving notice to you by telephone, telecopier or telegram, confirmed by letter.




10. Format of Checks/Escrow Agent. Pending receipt of the minimum Partnership Subscription of $1,000,000 (100 Units), the Dealer Manager and you agree that all subscribers shall be instructed to make their checks, drafts, or money orders payable solely to "National City Bank of Pennsylvania, Escrow Agent, Atlas Public #6 Ltd." as agent for the Partnership.

     If you receive a check, draft, or money order not conforming to the foregoing instructions you shall return such check, draft, or money order directly to the subscriber not later than the end of the next business day following its receipt from the subscriber. If the Dealer-Manager receives a check, draft, or money order not conforming to the foregoing instructions the Dealer-Manager shall return such check, draft, or money order to you not later than the end of the next business day following its receipt by the Dealer Manager and you shall then return such check, draft, or money order directly to the subscriber not later than the end of the next business day following its receipt from the Dealer-Manager. Checks, drafts, or money orders received by you which conform to the foregoing instructions shall be transmitted by you pursuant to
   Section 11 "Transmittal Procedures," below.

      You agree that you are bound by the terms of the Escrow Agreement, a copy of which is attached to the Dealer-Manager Agreement as Exhibit "A".

11. Transmittal Procedures. You shall transmit received investor funds in accordance with the following procedures.

     (a) Pending receipt of the minimum Partnership Subscription of $1,000,000, you shall promptly, upon receipt of any and all checks, drafts, and money orders received from prospective purchasers of Units, transmit same together with the original executed Subscription Agreement to the Dealer-Manager by the end of the next business day following receipt of the check, draft, or money order by you. By the end of the next business day following receipt of the check, draft, or money order and Subscription Agreement by the Dealer-Manager, the Dealer-Manager shall transmit the check, draft, or money order and a copy of the executed Subscription Agreement to the Escrow Agent, and the original Subscription Agreement and a copy of the check, draft, or money order to Atlas.
     (b) Upon receipt by you of notice from Atlas or the Dealer Manager that the minimum Partnership Subscription has been received, you agree that all subscribers thereafter may be instructed, in Atlas' sole discretion, to make their checks, drafts, or money orders payable solely to "Atlas Public #6 Ltd.". Thereafter, you shall promptly, upon receipt of any and all checks, drafts, and money orders received from prospective purchasers of Units, transmit same together with the original Subscription Agreement to the Dealer-Manager by the end of the next business day following receipt of the check, draft, or money order by you. By the end of the next business day following receipt of the check, draft, or money order and subscription documents by the Dealer-Manager, the Dealer-Manager shall transmit the check, draft, or money order and the original Subscription Agreement to Atlas.
12. Parties. This Agreement shall inure to the benefit of and be binding upon you, the Dealer-Manager, and any respective successors and assigns and shall also inure to the benefit of the indemnified parties, their successors and assigns. This Agreement is intended to be and is for the sole and exclusive benefit of the parties hereto, and their respective successors and assigns, and the indemnified parties and their successors and assigns, and for the benefit of no other person, and no other person shall have any legal or equitable right, remedy or claim under or in respect of this Agreement. No purchaser of any of the Units from you shall be construed a successor or assign merely by reason of such purchase
13. Relationship. You are not authorized to hold yourself out as agent of the Dealer-Manager, the Managing General Partner, the Partnership or of any other Selling Agent, nor shall this Agreement constitute you a partner of the Managing General Partner, the Dealer Manager, the Partnership or of any other Selling Agent, or render the Managing General Partner, the Dealer-Manager, the Partnership or any general partner thereof , or any other Selling Agent liable for any of your obligations.

14. Effective Date. This Agreement is made effective between the parties as of the date accepted by you as indicated by your signature hereto.

15. Entire Agreement, Waiver. This Agreement constitutes the entire agreement between the parties hereto and shall not be amended or modified in any way except by subsequent agreement executed in writing, and no party shall be liable or bound to the other by any agreement, except as specifically set forth herein. Any party hereto may waive, but only in writing, any term, condition, or requirement under this Agreement which is intended for its own benefit, and written waiver of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or any other provision hereof.

16.      Notices.   Any  communications from you  shall  be  in  writing
   addressed to the Dealer-Manager at P.O. Box 926, Coraopolis, Pennsylvania 15108-0926. Any notice from the Dealer-Manager to you shall be deemed to have been duly given if mailed, faxed or telegraphed to you at your address shown below.

17. Acceptance. Please confirm your agreement to become a Selling Agent under the terms and conditions set forth above by signing and returning the enclosed duplicate copy of this Agreement to us at the address set forth above.

               Sincerely,

          , 1997     BRYAN FUNDING, INC.
ATTEST:
          By:
(SEAL)                                       Secretary           Richard
G. Bryan, Jr., President

ACCEPTANCE:

      We accept your invitation to become a Selling Agent under all the terms and conditions stated in the above Agreement and confirm that all the statements set forth in the above Agreement are true and correct. We hereby acknowledge receipt of the Prospectuses and Brochures and a copy of the Dealer-Manager Agreement referred to above.

     , 1997          ,
                                                                      a(n)
corporation,
ATTEST:
          By:
(SEAL)     Secretary          _____________________________, President

     (Address)





                    WHOLESALER  AGREEMENT
                       (Best Efforts)

             ADDENDUM TO SELLING AGENT AGREEMENT
                  WITH BRYAN FUNDING, INC.

      RE:  ATLAS-ENERGY FOR THE NINETIES-PUBLIC #6 LTD.


      1. Addendum and Grant of Authority. The terms and conditions of this Wholesaler Agreement are in addition to the terms and conditions of the Selling Agent Agreement entered into between the undersigned parties hereto. Bryan Funding, Inc., the "Dealer-Manager", for sales in the states of Minnesota and New Hampshire hereby appoints you a Wholesaler for Atlas-Energy for the Nineties-Public #6 Ltd. (the "Partnership") in the territory agreed upon by us (the "Territory") and gives you the non-exclusive right on a best efforts basis to locate registered broker-dealers that are members in good standing of the National Association of Securities Dealers, Inc. that will enter into a Selling Agent Agreement with the Dealer-Manager to effect subscriptions for the Units.

      2. Compensation and Fees. As compensation for services rendered hereunder, except as otherwise agreed, you shall receive a fee in an amount equal to 2.5% of each Unit sold by a registered representative who is located in the Territory and is associated with a Selling Agent that entered into a Selling Agent Agreement as a result of your efforts and which subscription is accepted by Atlas Resources, Inc. ("Atlas") as Managing General Partner of the Partnership. The payment of the foregoing compensation shall be reallowed in its entirety to your registered representative who actually performs said wholesaling services and shall only be made if subscriptions for at least the minimum required Partnership Subscription of $1,000,000 have been received and accepted by Atlas.
      Your fees under this Wholesaler Agreement shall be paid by the Dealer-Manager no later than seven business days after the Dealer Manager has received the commissions and fees on such subscriptions. The Dealer-Manager is entitled to receive its commissions and fees within five business days after at least the minimum Partnership Subscription ($1,000,000) has been received and accepted by Atlas and the subscription proceeds have been released to Atlas from the escrow account, and approximately every two weeks thereafter until the Offering Termination Date, which is December 31, 1997, or when the maximum
Partnership Subscription of $10,000,000 is received if earlier. The balance will be paid to the Dealer-Manager within 14 business days after the Offering Termination Date.
      Compensation paid to you pursuant to this Wholesaler Agreement is in addition to the compensation paid to you and any other Selling Agent pursuant to the Selling Agent Agreement.
     Notwithstanding anything herein to the contrary, you agree to waive payment of your commissions and fees as set forth above until the Dealer Manager is in receipt of the related amounts owed to it pursuant to the Dealer-Manager Agreement, and the Dealer-Manager's liability for such amounts hereunder is limited solely to the proceeds of the related amounts owed to it pursuant to the Dealer-Manager Agreement.
       3. Termination of Wholesaler Agreement. Notwithstanding anything herein to the contrary, the parties agree that this Wholesaler Agreement may be terminated at any time, with or without cause, by either party hereto by giving written notice of such termination to the other party at its address designated in the Selling Agent Agreement.


                                   DEALER-MANAGER
                                   Bryan Funding, Inc.,
                                   a Pennsylvania corporation


_________________________,1997     By:
Date     Richard G. Bryan, Jr., President


                                   WHOLESALER

                                                    a___________________
corporation,
_________________________,1997     By:
Date

ATTEST:
__________________________
( S E A L )  Secretary

                                   [Print Name, Title and Address]



     Exhibit 5


     July 21, 1997


Atlas Resources, Inc.
311 Rouser Road
Moon Township, Pennsylvania  15108

    RE:     ATLAS-ENERGY FOR THE NINETIES-PUBLIC #6 LTD.
Gentlemen:
    You have requested our opinion on certain issues pertaining to Atlas Energy for the Nineties-Public #6 Ltd. (the "Partnership") formed under the Limited Partnership Laws of Pennsylvania. Atlas Resources, Inc. ("Atlas"), a Pennsylvania corporation, is the Managing General Partner of the Partnership.
Basis of Opinion
    Our opinion is based on our review of a certain Registration Statement on Form SB-2 and any amendments thereto, including any post effective amendments, for the Partnership (the "Registration Statement") as filed with the Securities and Exchange Commission (the "Commission"), including the Certificate of Limited Partnership for the Partnership, the Prospectus and the Amended and Restated Certificate and Agreement of Limited Partnership for the Partnership (the "Partnership Agreement"), the Subscription Agreement and the Drilling and Operating Agreement contained therein, and on our review of such other documents and records as we have deemed necessary to review for purposes of rendering our opinion. As to various questions of fact material to our opinion which
we   have   not  independently  verified,  we  have  relied  on  certain representations made to us by officers and directors of Atlas.
    In rendering the opinion herein provided, we have assumed the due authorization, execution and delivery of all relevant documents by all parties thereto.
Opinion
    Based upon the foregoing, we are of the opinion that:
        The Units, when sold in accordance with the Registration Statement as amended at the time it becomes effective with the Commission, will be legally issued pursuant  to
        Pennsylvania   partnership   law,   fully    paid    and
        nonassessable  except as described in  the  Registration
        Statement  with respect to the Investor General  Partner Units.

    We  hereby consent to the use of this opinion as an Exhibit  to  the

Registration  Statement  and  to  the reference  to  this  firm  in  the

Prospectus included in the Registration Statement.

                                        Yours very truly,

                                        KUNZMAN & BOLLINGER, INC. Kunzman
                  & Bollinger, Inc.
                      ATTORNEYS-AT-LAW
                5100 N. BROOKLINE, SUITE 600
                OKLAHOMA CITY, OKLAHOMA 73112
                     Telephone (405) 942-3501
                     Fax (405) 942-3527



                                                               Exhibit 8

     July 21, 1997
Atlas Resources, Inc.
311 Rouser Road
Moon Township, Pennsylvania 15108

   RE:      ATLAS-ENERGY FOR THE NINETIES-PUBLIC #6 LTD.


Gentlemen:

   You have requested our opinions on the material federal income tax issues pertaining to Atlas-Energy for the Nineties-Public #6 Ltd. (the "Partnership"), a limited partnership formed under the Revised Uniform Limited Partnership Act of Pennsylvania. We have acted as Special Counsel to the Partnership with respect to the offering of interests in the Partnership. Atlas Resources, Inc. ("Atlas") will be the Managing General Partner of the Partnership. Terms used and not otherwise defined herein have the respective meanings assigned to them in the Prospectus under the caption "DEFINITIONS."

Basis of Opinion

   Our opinions are based upon our review of: (1) a certain Registration Statement on Form SB-2 for Atlas-Energy for the Nineties-Public #6 Ltd., as originally filed with the United States Securities and Exchange Commission, and amendments thereto, including the Prospectus, the Drilling and Operating Agreement and the Amended and Restated Certificate and Agreement of Limited Partnership for the Partnership
(the "Partnership Agreement") included as exhibits to the Prospectus; and (2) such corporate records, certificates, agreements, instruments and other documents as we have deemed relevant and necessary to review as a basis for the opinions herein provided.

   Our opinions also are based upon our interpretation of existing statutes, rulings and regulations, as presently interpreted by judicial and administrative bodies. Such statutes, rulings, regulations and interpretations are subject to change; and such changes could result in different tax consequences than those set forth herein and could render our opinions inapplicable.

  In rendering our opinions, we have obtained from you certain representations with respect to the Partnership. Any material inaccuracy in such representations may render our opinions inapplicable. Included among such representations are the following:

   (1) The Partnership Agreement to be entered into by and among Atlas, as Managing General Partner, and the Participants will be duly executed by all parties thereto. The Partnership Agreement will be duly recorded in all places required under the Revised Uniform Limited Partnership Act of Pennsylvania for the due formation of the Partnership and for the continuation thereof in accordance with the terms of the Partnership Agreement. The Partnership will at all times be operated in accordance with the terms of the Partnership Agreement, the Prospectus, and the Revised Uniform Limited Partnership Act of Pennsylvania.

   (2) No election will be made by the Partnership or any Partner for the Partnership to be excluded from the application of the provisions of Subchapter K of the Code or classified as a corporation for tax purposes.

   (3)  The Partnership will own record or legal title to the Working
        Interest in all of its Prospects.
   (4) The respective amounts that will be paid to Atlas or its Affiliates pursuant to the Partnership Agreement and the Drilling and Operating Agreement are amounts that would ordinarily be paid for similar services in similar transactions between Persons having no affiliation and dealing with each other "at arms' length."
   (5) The Partnership will elect to deduct currently all intangible drilling and development costs.

   (6)  The Partnership will have a calendar year taxable year.

   (7) The Drilling and Operating Agreement and any amendments thereto entered into by and between Atlas and the Partnership will be duly executed and will govern the drilling and, if warranted, the completion and operation of the wells in accordance with its terms.

     (8) Based upon Atlas' review of its previous drilling programs for the past several years and upon the intended operations of the Partnership, Atlas reasonably believes that the aggregate deductions, including depletion deductions, and 350% of the aggregate credits, if any, which will be claimed by Atlas and the Participants, will not during the first five tax years following the funding of the Partnership exceed twice the amounts invested by Atlas and the Participants, respectively.

    (9) The Investor General Partner Units will not be converted to Limited Partner interests before substantially all of the Partnership Wells have been drilled and completed.

   (10) The Units will not be traded on an established securities market.

   In rendering our opinions we have further assumed that (1) each of the Participants has an objective to carry on the business of the Partnership for profit; (2) any amount borrowed by a Participant and contributed to the Partnership will not be borrowed from a Person who has an interest in the Partnership (other than as a creditor) or a related person, as defined in 465 of the Code, to a person (other than the Participant) having such interest and such Participant will be severally, primarily, and personally liable for such amount; and (3) no Participant will have protected himself from loss for amounts contributed to the Partnership through nonrecourse financing, guarantees, stop loss agreements or other similar arrangements.

  We have considered the provisions of the American Bar Association's Revised Formal Opinion 346 on Tax Law Opinions ("ABA Opinion 346") and 31 CFR, Part 10, 10.33 (Treasury Department Circular No. 230) on tax law opinions and we believe that this opinion letter addresses all material federal income tax issues associated with an investment in the Units by an individual Participant who is a resident citizen of the United States. We consider material those issues which would affect significantly a Participant's deductions, credits or losses arising from his investment in the Units and with respect to which, under present law, there is a reasonable possibility of challenge by the IRS, or those issues which are expected to be of fundamental importance to a Participant but as to which a challenge by the IRS is unlikely. The issues which involve a reasonable possibility of challenge by the IRS have not been definitely resolved by statute, rulings or regulations, as interpreted by judicial or administrative bodies.



   Subject to the foregoing, however, in our opinion it is more likely than not that the following tax treatment will be upheld if challenged by the IRS and litigated:
   Partnership Classification. The Partnership will be classified as a partnership for federal income tax purposes, and not as an association taxable as a corporation; the Partnership, as such, will not pay any federal income taxes, and all items of income, gain, loss, deduction, and credit of the Partnership will be reportable by the Partners in the Partnership. (See "- Partnership Classification.")
   Intangible Drilling and Development Costs. Intangible drilling and development costs paid by the Partnership under the terms of bona fide drilling contracts for the Partnership's wells will be deductible in the taxable year in which the payments are made and the drilling services are rendered, assuming such amounts are fair and reasonable consideration and subject to certain restrictions summarized below (including basis and "at risk" limitations and the passive activity loss limitation with respect to the Limited Partners). (See "- Intangible Drilling and Development Costs" and "- Drilling Contracts.")
   Prepayments of Intangible Drilling and Development Costs. Depending primarily on when the Partnership Subscription is received, it is anticipated that the Partnership will prepay in 1997 most, if not all, of the intangible drilling and development costs related to Partnership Wells the drilling of which will be commenced in 1998. Assuming that such amounts are fair and reasonable, and based in part on the factual assumptions set forth below, in our opinion such prepayments of intangible drilling and development costs will be deductible for the 1997 taxable year even though all Working Interest owners in the well may not be required to prepay such amounts, subject to certain restrictions summarized in "Tax Aspects" (including basis and "at risk" limitations, and the passive activity loss limitation with respect to the Limited Partners). (See "- Drilling Contracts", below.)
   The foregoing opinion is based in part on the assumptions that: (1) such costs will be required to be prepaid in 1997 for specified wells pursuant to the Drilling and Operating Agreement; (2) pursuant to the
Drilling  and  Operating Agreement the wells are  required  to  be,  and actually are, Spudded on or before March 31, 1998, and continuously drilled thereafter until completed, if warranted, or abandoned; and (3) the required prepayments are not refundable to the Partnership and any excess prepayments are applied to intangible drilling and development costs of substitute wells.
   Not a Publicly Traded Partnership. Assuming that no more than 10% of the Units are transferred in any taxable year of the Partnership (other than in private transfers described in Treas. Reg. 1.7704-1(e)), it is more likely than not that the Partnership will not be treated as a "publicly traded partnership" under the Code. (See "- Limitations on Passive Activities".)
   Passive Activity Classification. Oil and gas production income generated by the Partnership's oil and gas properties held as Working Interests, together with gain, if any, from the disposition of such properties and allocable to Limited Partners who are individuals, estates, trusts, closely held corporations or personal service corporations more likely than not will be characterized as income from a passive activity which may be offset by passive activity losses (as defined in 469(d) of the Code). Income or gain attributable to investments of working capital of the Partnership will be characterized as portfolio income, which cannot be offset by passive activity losses. To the extent the Partnership's oil and gas properties are held as Working Interests, it is more likely than not that the passive activity limitations on losses under 469 will not be applicable to Investor General Partners prior to the conversion of Investor General Partner Units to Limited Partner interests. (See "- Limitations on Passive Activities.")

   Tax Basis of Participant's Interest. Each Participant's adjusted tax basis in his Partnership interest will be increased by his total Agreed Subscription. (See "- Tax Basis of Participants' Interests.")
  At Risk Limitation on Losses. Each Participant initially will be "at risk" to the full extent of his Agreed Subscription. (See "- `At Risk' Limitation For Losses.")

   Depletion  Allowance.  The greater of cost  depletion  or  percentage depletion  will  be  available to qualified Participants  as  a  current deduction against Partnership income from oil and gas production revenues on properties of the Partnership, subject to certain restrictions summarized below. (See "- Depletion Allowance.")

   ACRS. The Partnership's reasonable costs for recovery property (tangible depreciable property used in a trade or business or held for the production of income) which cannot currently be deducted but must be capitalized will be eligible for cost recovery deductions under the modified Accelerated Cost Recovery System, generally over a seven year "cost recovery period", subject to certain restrictions summarized below (including basis and "at risk" limitations and the passive activity loss limitation in the case of Limited Partners). (See "- Depreciation Accelerated Cost Recovery System.")

   Availability of Certain Deductions. Business expenses, including payments for personal services actually rendered in the taxable year in which accrued, which are reasonable, ordinary and necessary and do not include amounts for items such as Lease acquisition costs, organization and syndication fees and other items which are required to be capitalized, are currently deductible. (See "- 1997 Expenditures", " Availability of Certain Deductions" and "- Partnership Organization and Syndication Fees.")

   Allocations. Assuming the effect of the allocations of income, gain, loss, deduction and credit (or items thereof) set forth in the Partnership Agreement, including the allocations of basis and amount realized with respect to oil and gas properties, is substantial in light of a Participant's tax attributes that are unrelated to the Partnership, it is more likely than not that such allocations will have "substantial economic effect" and will govern each Participant's distributive share of such items to the extent such allocations do not cause or increase deficit balances in the Participants' Capital Accounts. (See "- Allocations.")

  Agreed Subscription. No gain or loss will be recognized by the Participants on payment of their Agreed Subscriptions.

   Profit Motive. Based on the Managing General Partner's representation that the Partnership will be conducted as described in the Prospectus, it is more likely than not that the Partnership will possess the requisite profit motive and will not be properly characterized as a tax shelter for purposes of the tax shelter registration requirement and the substantial understatement of income tax liability penalty. (See " Disallowance of Deductions Under Section 183 of the Code" and " Penalties and Interest.")

   IRS Anti-Abuse Rule. Based on the Managing General Partner's representation that the Partnership will be conducted as described in the Prospectus, it is more likely than not that the Partnership will not be subject to the anti-abuse rule set forth in Treas. Reg. 1.701-2. (See "- Penalties and Interest - IRS Anti-Abuse Rule.")

   Overall Evaluation of Tax Benefits. Based on our conclusion that substantially more than half of the material tax benefits of the
Partnership, in terms of their financial impact on a typical Participant, more likely than not will be realized if challenged by the IRS, it is our opinion that the tax benefits of the Partnership, in the aggregate, which are a significant feature of an investment in the Partnership by a typical original Participant more likely than not will be realized as contemplated by the Prospectus. Special Counsel intends that the foregoing "more likely than not" opinion also is a "probably will" opinion under the standard set forth in ABA Opinion 346. The discussion in the Prospectus under the caption "TAX ASPECTS," insofar as it contains statements of federal income tax law, is correct in all material respects. (See "Tax Aspects" in the Prospectus.)


     * * * * * * * * * * * * *
   Our opinion is limited to the opinions expressed above. With respect to some of the matters discussed in this opinion, existing law provides little guidance. Although our opinions express what we believe a court would probably conclude if presented with the applicable issues, there is no assurance that the IRS will not challenge our interpretations or that such a challenge would not be sustained in the courts and cause adverse tax consequences to the Participants. It should be noted that taxpayers bear the burden of proof to support claimed deductions and opinions of counsel are not binding on the IRS or the courts.
In General
   The following is a summary of some of the principal features under present federal income tax law which will apply to the Partnership and typical Participants. However, there is no assurance that the present laws or regulations will not be changed and adversely affect a Participant. The IRS may challenge the deductions claimed by the Partnership or a Participant, or the taxable year in which such deductions are claimed, and no guaranty can be given that any such challenge would not be upheld if litigated. The practical utility of the tax aspects of any investment depends largely on the income tax position of the particular Participant in the year in which items of income, gain, loss, deduction or credit are properly taken into account in computing his federal income tax liability. In addition, except as otherwise noted, different tax considerations may apply to foreign persons, corporations partnerships, trusts and other prospective Participants which are not treated as individuals for federal income tax purposes. EACH PROSPECTIVE PARTICIPANT SHOULD SATISFY HIMSELF AS TO THE TAX CONSEQUENCES OF PARTICIPATING IN THE PARTNERSHIP BY OBTAINING ADVICE FROM HIS OWN TAX ADVISOR.
Partnership Classification
   For federal income tax purposes, a partnership is not a taxable entity but rather a conduit through which all items of income, gain, loss, deduction, credit and tax preference are passed through to the partners and are required to be reported on their federal income tax returns for the taxable years in which or with which the partnership's taxable year ends. I.R.C. 706(a). Thus, the partners, rather than the partnership, receive any tax deductions and credits, as well as the income, from the operations engaged in by the partnership. It is the opinion of Special Counsel that, under currently existing laws, rules and regulations, all of which are subject to change with or without retroactive application, the Partnership will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation. Under new regulations a business entity with two or more members is classified for federal tax purposes as either a corporation or a partnership. Treas. Reg. 301.7701-2(a). The term corporation includes a business entity organized under a State statute which describes the entity as a corporation, body corporate, body politic, joint-stock company or joint-stock association. Treas. Reg. 301.7701-2(b). The Partnership was formed under the Pennsylvania Revised Uniform Limited Partnership Act which describes the Partnership as a "partnership". Consequently, the Partnership is not required to be classified as a corporation under Treas. Reg. 301.7701-2(b) and will be automatically classified as a partnership unless it affirmatively elects to be classified as a corporation. In this regard, the Managing General Partner has represented that no election for the Partnership to be classified as a corporation will be filed with the IRS.
Limitations on Passive Activities
   Under the passive activity rules, all income of a taxpayer who is subject to the rules is categorized as: (i) income from passive activities such as limited partners' interests in a business; (ii) active income (e.g., salary, bonuses, etc.); or (iii) portfolio income (e.g., dividends, royalties and interest not derived in the ordinary course of a trade or business). Losses generated by "passive activities" can offset only passive income and cannot be applied against active income or portfolio income.
   The passive activity rules apply to individuals, estates, trusts, closely held C corporations (generally, if five or fewer individuals own directly or indirectly more than 50% of the stock) and personal service corporations (other than corporations where the owner-employees together own less than 10% of the stock). However, a closely held C corporation (other than a personal service corporation) may use passive losses and credits to offset taxable income of the company figured without regard to passive income or loss or portfolio income. Passive activities include: (i) any trade or business in which the taxpayer does not materially participate; and (ii) any rental activity, whether or not the taxpayer materially participates, subject to certain exceptions. Material participation is defined as involvement in the operations of the activity on a regular, continuous, and substantial basis. Under the Partnership Agreement, Limited Partners will not have material participation in the Partnership and generally will be subject to the passive activity rules.
  A taxpayer who holds a working interest in an oil and gas property that is burdened with the cost of developing and operating the property is excepted from the passive activity rules, whether or not he materially participates in the activity. However, a taxpayer who holds a working interest directly or indirectly through an entity (e.g., a limited partnership interest or S corporation shares) which limits the liability of the taxpayer with respect to such interest is not treated as owning a working interest. Consequently, the exception is not available to Limited Partners in the Partnership, but in the opinion of Special Counsel it is more likely than not that the exception will be available to Investor General Partners prior to their conversion to Limited Partners to the extent the Partnership acquires Working Interests in its Leases, except as noted above. Contractual limitations on the liability of Investor General Partners under the Partnership Agreement (e.g. insurance, limited indemnification, etc.) will not prevent Investor General Partners from claiming deductions under the working interest exception to the passive activity loss rules. Overriding royalties, production payments and contract rights to extract or share in oil and gas profits without liability for a share of production costs are excluded from the definition of a working interest.

   Deductions disallowed by the at-risk limitation on losses under 465 of the Code become subject to the passive loss limitation only if the taxpayer's at-risk amount increases in future years. A taxpayer's at-risk amount is reduced by losses allowed under 465 even if the losses are suspended by the passive loss limitation. (See "- `At Risk' Limitation For Losses," below.) Similarly, a taxpayer's basis is reduced by deductions even if the deductions are disallowed under the passive loss limitation. (See "- Tax Basis of Participants' Interests," below.)

   Suspended losses and credits may be carried forward (but not back) and used to offset future years' passive activity income. A suspended loss (but not a credit) is allowed in full when the entire interest is sold to an unrelated third party in a taxable transaction and in part upon the disposition of substantially all of the passive activity if the suspended loss as well as current gross income and deductions can be allocated to the part disposed of with reasonable certainty. Upon such disposition the excess of suspended losses and any loss from the activity for the tax year (plus any loss on the sale) over net income or gain for the tax year from all passive activities (determined without regard to such losses) is not treated as a passive loss. Capital losses are limited to the amount of capital gain, plus $3,000 (in the case of married individuals filing joint returns). I.R.C. 1211. The capital-loss limit is applied before the determination is made of the amount of passive losses made available by a disposition. In an installment sale, passive losses become available in the same ratio that gain recognized each year bears to the total gain on the sale.

   Any suspended losses remaining at a taxpayer's death are allowed as deductions on his final return, subject to a reduction to the extent the basis of the property in the hands of the transferee exceeds the property's adjusted basis immediately prior to the decedent's death. If a taxpayer makes a gift of his entire interest in a passive activity, the donee's basis is increased by any suspended losses and no deductions are allowed. If the interest is later sold at a loss, the donee's basis is limited to the fair market value on the date the gift was made.




   Net losses and credits of a partner from each publicly traded partnership are suspended and carried forward to be netted against income from that publicly traded partnership only. In addition, net losses from other passive activities may not be used to offset net income from a publicly traded partnership. I.R.C. 469(k)(2) and 7704. However, it is more likely than not that the Partnership will not be characterized as a publicly traded partnership under the Code, so long as no more than 10% of the Units are transferred in any taxable year of the Partnership (other than in private transactions described in Treas. Reg. 1.7704-1(e)).

   Characterization of the Partnership's Income. Income (e.g., interest) earned on working capital is treated as portfolio income which cannot be offset with passive losses by Limited Partners. "Portfolio income" consists of (i) interest, dividends and royalties (unless earned in the ordinary course of a trade or business); and (ii) gain or loss not derived in the ordinary course of a trade or business on the sale of property that generates portfolio income or is held for investment.

  In the opinion of Special Counsel, it is more likely than not that the Partnership's income from the Leases (excluding income attributable to investment of working capital), held as Working Interests, together with gain, if any, from the disposition of such property, will be characterized as passive income rather than portfolio income with respect to Limited Partners subject to the passive activity limitations.

   Conversion from Investor General Partner to Limited Partner. Investor General Partner Units will be converted to Limited Partner interests after substantially all of the Partnership Wells have been drilled and completed, which is anticipated to be in the late summer of 1998. Thereafter, each Investor General Partner will be deemed a Limited Partner in the Partnership and will enjoy the limited liability provided to limited partners under the Revised Uniform Limited Partnership Act of Pennsylvania with respect to his interest in the Partnership's oil and gas properties. Concurrently, the Investor General Partner will lose the availability of the working interest exception to the passive activity limitations. Except as provided below, an Investor General Partner's conversion of his Partnership interest into a Limited Partner interest should not have adverse tax consequences unless the Investor General Partner's share of any Partnership liabilities is reduced as a result of the conversion. Rev. Rul. 84-52, 1984-1 C.B. 157 and Prop. Reg. 1.1254-2. A reduction in a partner's share of liabilities is treated as a constructive distribution of cash to such partner, which reduces the basis of the partner's interest in the partnership and is taxable to the extent it exceeds such basis. In addition, if a taxpayer has a loss for a taxable year from a working interest in an oil and gas property which is treated as a loss which is not from a passive activity, then any net income from such property for any succeeding taxable year will be treated as income of the taxpayer which is not from a passive activity. Consequently, if an Investor General Partner has a non-passive loss in 1997 with respect to the Partnership's Working Interests in the Leases, which is anticipated, any net income from a Partnership Well allocable to such Investor General Partner in any subsequent taxable year (even though he may then be a Limited Partner) will be characterized as non-passive income which cannot be offset with passive losses. For this purpose the Partnership's Wells will be deemed to include any property the value of which is directly enhanced by any drilling, logging, or other activities any part of the costs of which were borne by the Investor General Partners as a result of holding the Working Interests in the Wells (and any property the basis of which is determined in whole or in part by reference to the basis of the property receiving the increase in value).

Taxable Year

   The Partnership intends to adopt a calendar year taxable year. I.R.C. 706(b). The taxable year of the Partnership is important to a prospective Participant because the Partnership's deductions, income and other items of tax significance must be taken into account in computing the Participant's taxable income for his taxable year within or with which the Partnership's taxable year ends. The tax year of a partnership generally must be the tax year of one or more of its partners who have an aggregate interest in partnership profits and capital of greater than 50%.


1997 Expenditures

  It is anticipated that all of the Partnership's subscription proceeds will be expended in 1997 and that the income and deductions generated pursuant thereto will be reflected on the Participants' federal income tax returns for that period. (See "Capitalization and Source of Funds and Use of Proceeds" and "Participation in Costs and Revenues" in the Prospectus.) Depending primarily on when the Partnership Subscription is received, it is anticipated that the Partnership will prepay in 1997 most, if not all, of its intangible drilling and development costs for wells the drilling of which will be commenced in 1998. The deductibility in 1997 of such advance payments cannot be guaranteed. (See "- Drilling Contracts", below.)

Availability of Certain Deductions

   The ordinary and necessary expenses of carrying on any trade or business, including a reasonable allowance for salaries or other compensation for personal services actually rendered, are deductible in the year incurred. The tests for deductibility in the case of compensation payments are whether the payments are: (i) reasonable; and
(ii) purely for services actually rendered. Treasury Regulation 1.162-7(b)(3) provides that reasonable compensation is only such amount as would ordinarily be paid for like services by like enterprises under like circumstances. The Managing General Partner has represented to counsel that the amounts payable to the Managing General Partner and its Affiliates, including the amounts paid to Atlas or its Affiliates as general drilling contractor, are the amounts which would ordinarily be paid for similar services in similar transactions. (See "- Drilling Contracts," below.)
   The fees paid to the Managing General Partner and its Affiliates will not be currently deductible to the extent it is determined that they are in excess of reasonable compensation, are properly characterized as organization or syndication fees, other capital costs such as the acquisition cost of the Leases, or not "ordinary and necessary" business expenses, or the services were rendered in tax years other than the tax year in which such fees were deducted by the Partnership. (See " Partnership Organization and Syndication Fees," below.) In the event of an audit, payments to the Managing General Partner and its Affiliates by the Partnership will be scrutinized by the IRS to a greater extent than payments to an unrelated party.
Intangible Drilling and Development Costs
   Assuming a proper election and subject to the passive activity loss rules in the case of Limited Partners, each Participant will be entitled to deduct his share of intangible drilling and development costs which include items which do not have salvage value, such as labor, fuel, repairs, supplies and hauling necessary to the drilling of a well. Treas. Reg. 1.612-4(a). (See "Participation in Costs and Revenues" in the Prospectus and "- Limitations on Passive Activities," above.) Such costs generally will be subject to ordinary income recapture if a property is sold at a gain and the amount to be recaptured is not reduced by the amount of additional depletion that could have been claimed if such costs had been capitalized and amortized. (See "- Sale of the Properties," below.) Also, productive-well intangible drilling and development costs may subject a Participant to an alternative minimum tax in excess of regular tax unless an election is made to deduct them on a straight-line basis over a 60 month period. (See " Minimum Tax - Tax Preferences," below.)
  In the preparation of the Partnership's informational tax returns, Atlas will allocate Partnership costs paid by Atlas and the Participants among Intangible Drilling Costs, Tangible Costs, Direct Costs, Administrative Costs, Organization and Offering Costs and Operating Costs based upon guidance from advisors to Atlas. Atlas has allocated approximately 77% of the footage price paid by the Partnership for a completed well in the Appalachian Basin to intangible drilling and development costs ("Intangible Drilling Costs") which are charged 100% to the Participants under the Partnership Agreement. The IRS could challenge the characterization of costs claimed by Atlas to be deductible intangible drilling and development costs and recharacterize such costs as some other item which may be non-deductible however, this would have no effect on the allocation and payment of such costs under the Partnership Agreement. Where a Lease is acquired subject to an obligation to pay an excessive drilling price, such excess amounts may not qualify as deductible intangible drilling and development costs but may be treated as Lease acquisition costs or some other non-deductible expense.

  In the case of corporations, other than S corporations, which are "integrated oil companies," the amount allowable as a deduction for intangible drilling and development costs in any taxable year under 263(c) of the Code is reduced by 30%. I.R.C. 291(b)(1). Integrated oil companies are (i) those taxpayers who directly or through a related person engage in the retail sale of oil or gas and whose gross receipts for the calendar year from such activities exceed $5,000,000, or (ii) those taxpayers and related persons who have refinery production in excess of 50,000 barrels on any day during the taxable year. For these purposes, two persons are "related" if either has a 5% interest in the other or a third person has a 5% interest in both, determined under special ownership attribution rules. Amounts disallowed as a current deduction are allowable as a deduction ratably over the 60-month period beginning with the month in which the costs are paid or incurred. The portion of the adjusted basis of any property attributable to intangible drilling and development costs disallowed under 291(b)(1) of the Code cannot be taken into account to determine depletion under 611. Any deductions of intangible drilling and development costs over the 60-month period will be subject to recapture.
Drilling Contracts
   The Partnership will enter into the Drilling and Operating Agreement with Atlas or its Affiliates, as a third-party general drilling contractor, to drill and complete the Partnership's Development Wells on a footage basis of $37.39 per foot for each well that is drilled and completed in the Appalachian Basin, and at a competitive rate for wells, if any, drilled in other areas of the United States. Under the footage drilling contracts for wells situated in the Mercer County area of the Appalachian Basin, Atlas anticipates that it will have reimbursement of general and administrative overhead of $3,600 per well and a profit of approximately 15% per well assuming the well is drilled to 6,150 feet. However, the actual cost of the drilling of the wells may be more or less than the estimated amount, due primarily to the uncertain nature of drilling operations. Atlas believes the Drilling and Operating Agreement is at competitive rates in the proposed areas of operation. Nevertheless, the amount of the profit realized by Atlas under the drilling contract, if any, could be challenged by the IRS as unreasonable and disallowed as a deductible intangible drilling and development cost. (See "- Intangible Drilling and Development Costs", above, and "Proposed Activities" and "Compensation" in the Prospectus.)

   Depending primarily on when the Partnership Subscription is received, it is anticipated that the Partnership will prepay in 1997 most, if not all, of the intangible drilling and development costs for drilling activities that will be conducted in 1998. In Keller v. Commissioner, 79 T.C. 7 (1982), aff'd 725 F.2d 1173 (8th Cir. 1984), the Tax Court
applied a two-part test for the current deductibility of prepaid intangible drilling and development costs: (1) the expenditure must be a payment rather than a refundable deposit; and (2) the deduction must not result in a material distortion of income taking into substantial consideration the business purpose aspects of the transaction. The drilling partnership in Keller entered into footage and daywork drilling contracts which permitted it to terminate the contracts at any time without default by the driller, and receive a return of the prepaid amounts less amounts earned by the driller. The Tax Court found that the right to receive, by unilateral action, a refund of the prepayments on such footage and daywork drilling contracts rendered such prepayments deposits instead of payments. Therefore, the prepayments were held to be nondeductible in the year they were paid to the extent they had not been earned by the driller. The Tax Court further found that the drilling partnership failed to show a convincing business purpose for prepayments under the footage and daywork drilling contracts.

   The drilling partnership in Keller also entered into turnkey drilling contracts which permitted it to stop work under the contract at any time and apply the unearned balance of the prepaid amounts to another well to be drilled on a turnkey basis. The Tax Court found that such prepayments constituted "payments" and not nondeductible deposits, despite the right of substitution. Further, the Tax Court noted that the turnkey drilling contracts obligated "the driller to drill to the contract depth for a stated price regardless of the time, materials or expenses required to drill the well," thereby locking in prices and shifting the risks of drilling from the drilling partnership to the driller. Since the drilling partnership, a cash basis taxpayer, received the benefit of the turnkey obligation in the year of prepayment, the Tax Court found that the amounts prepaid on turnkey drilling contracts clearly reflected income and were deductible in the year of prepayment.
  In Leonard T. Ruth, TC Memo 1983-586, a drilling program entered into nine separate turnkey contracts with a general contractor (the parent corporation of the drilling program's corporate general partner), to drill nine program wells. Each contract identified the prospect to be drilled, stated the turnkey price, and required the full price to be paid in 1974. The program paid the full turnkey price to the general contractor on December 31, 1974; the receipt of which was found by the court to be significant in the general contractor's financial planning. The program had no right to receive a refund of any of such payments.

   The  actual  drilling  of  the nine wells was  subcontracted  by  the general  contractor  to independent contractors who  were  paid  by  the general contractor in accordance with their individual contracts. The drilling of all wells commenced in 1975 and all wells were completed that year. The amount paid by the general contractor to the independent driller for its work on the nine wells was approximately $365,000 less than the amount prepaid by the program to the general contractor.
   The program claimed a deduction for intangible drilling and development costs in 1974. The IRS challenged the timing of the deduction, contending that there was no business purpose for the payments in 1974, that the turnkey arrangements were merely "contracts of convenience" designed to create a tax deduction in 1974, and that the turnkey contracts constituted assets having a life beyond the taxable year and that to allow a deduction for their entire costs in 1974 distorted income.

   The Tax Court, relying on Keller, held that the program could deduct the full amount of the payments in 1974. The court found that the program entered into turnkey contracts, paid a premium to secure the turnkey obligations, and thereby locked in the drilling price and shifted the risks of drilling to the general contractor. Further, the court found that by signing and paying the turnkey obligation, the program got its bargained-for benefit in 1974, therefore the deduction of the payments in 1974 clearly reflected income.

   The Partnership will attempt to comply with the guidelines set forth in Keller with respect to prepaid intangible drilling and development costs. The Drilling and Operating Agreement will require the Partnership to prepay in 1997 intangible drilling and development costs for specified wells the drilling of which will be commenced in 1998. Although the Partnership is not required to prepay completion costs of a well prior to the time a decision has been made to complete the well, it is anticipated that all Partnership Wells will be required to be completed before an evaluation can be made as to their potential productivity. Prepayments should not result in a loss of current deductibility where there is a legitimate business purpose for the required prepayment, the contract is not merely a sham to control the timing of the deduction and there is an enforceable contract of economic substance. The Drilling and Operating Agreement will require the Partnership to prepay the intangible drilling and development costs of the wells in order to enable the Operator to commence site preparation for the wells, obtain suitable subcontractors at the then current prices and insure the availability of equipment and materials. Under the Drilling and Operating Agreement excess prepaid amounts, if any, will not be refundable to the Partnership but will be applied to intangible drilling and development costs to be incurred in drilling substitute wells. Under Keller, such a provision for substitute wells should not result in the prepayments being characterized as refundable deposits.

   The likelihood that prepayments will be challenged by the IRS on the grounds that there is no business purpose for the prepayment is increased in the event prepayments are not required with respect to 100% of the Working Interest. It is possible that less than 100% of the Working Interest will be acquired by the Partnership in one or more wells and prepayments may not be required of all holders of the Working Interest. However, in the view of Special Counsel, a legitimate business purpose for the required prepayments may exist under the guidelines set forth in Keller, even though prepayment is not required, or actually received, by the drilling contractor with respect to a portion of the Working Interest.
  In addition to the foregoing, a current deduction for prepaid intangible drilling and development costs is available only if the drilling of the wells is commenced before the close of the 90th day after the close of the taxable year. The Managing General Partner will attempt to cause prepaid Partnership Wells to be Spudded on or before March 31, 1998. However, the Spudding of any Partnership Well may be delayed due to circumstances beyond the control of the Partnership or the drilling contractor. Such circumstances include the unavailability of drilling rigs, weather conditions, inability to obtain drilling permits or access right to the drilling site, or title problems. Due to the foregoing factors no guaranty can be given that all prepaid Partnership Wells required by the Drilling and Operating Agreement to be Spudded on or before March 31, 1998, will actually be commenced by such date. In that event, deductions claimed in 1997 for prepaid intangible drilling and development costs would be disallowed and deferred to the 1998 taxable year.

  No assurance can be given that on audit the IRS would not disallow the current deductibility of a portion or all of any prepayments of intangible drilling and development costs under the Partnership's drilling contracts, thereby decreasing the amount of deductions allocable to the Participants for the current taxable year, or that such a challenge would not ultimately be sustained. In the event of disallowance, the deduction would be available in the year the work is actually performed.

Depletion Allowance

   The Partnership intends to own an economic interest in all Partnership Wells that produce gas or oil. Proceeds from the sale of oil and gas production will constitute ordinary income. A certain portion of such income will not be taxable by virtue of the depletion allowance which permits the deduction from gross income for federal income tax purposes of either the percentage depletion allowance or the cost depletion allowance, whichever is greater. Accordingly, each Participant will be entitled to take into account on his own federal income tax return his share of allowable depletion as computed at the individual partner level, rather than the partnership level.

   Cost depletion for any year is determined by dividing the adjusted tax basis for the property by the total units of gas or oil expected to be recoverable therefrom and then multiplying the resultant quotient by the number of units actually sold during the year. Cost depletion cannot exceed the adjusted tax basis of the property to which it relates.

   Percentage depletion generally is available to taxpayers other than integrated oil companies. (See "- Intangible Drilling and Development Costs.") Percentage depletion generally is based on the Participant's share of gross income from the oil and gas producing property. Generally, percentage depletion is available with respect to 6 million cubic feet of average daily production of natural gas or 1,000 barrels of average daily production of domestic crude oil. Taxpayers who have both oil and gas production may allocate the production limitation between such production. The rate of percentage depletion is 15%. However, percentage depletion for marginal production increases 1% (up to a maximum increase of 10%) for each whole dollar that the domestic wellhead price of crude oil for the immediately preceding year is less than $20 per barrel (without adjustment for inflation). The term
"marginal production" includes oil and gas produced from a domestic stripper well property, which is defined as any property which produces a daily average of 15 or less equivalent barrels of oil (90 MCF of natural gas) per producing well on the property in the calendar year. The rate of percentage depletion for marginal production presently is 16%. (See the model decline curve included in the United Energy Development Consultants, Inc. Geological Report in "Proposed Activities
-   Information   Regarding  Currently  Proposed   Prospects"   in   the
Prospectus.)


   Percentage depletion may not exceed 100% of the taxable income from each oil and gas property before the deduction for depletion and is limited to 65% of the taxpayer's taxable income for a year computed without regard to percentage depletion, net operating loss carrybacks and capital loss carrybacks.

  On disposition of an oil and gas property there is recapture of the lesser of: (i) the amounts that were deducted under 263 of the Code as intangible drilling and development costs rather than added to basis, plus depletion deductions that reduced the basis of the property; or
(ii) the amount realized in the case of a sale, exchange or involuntary conversion or fair market value in all other cases, minus the property's adjusted basis. Furthermore, the amount of recapturable intangible drilling and development costs is not reduced by the amount by which depletion would have been increased if the expensed intangible drilling and development costs had been capitalized.

   Availability of the percentage depletion allowance and limitations thereon must be computed separately for each Participant and not by the Partnership, or for Participants as a whole. Potential Participants are urged to consult their own tax advisors with respect to the availability of the percentage depletion allowance to them.

Depreciation - Accelerated Cost Recovery System

   Tangible Costs and the related depreciation deductions are allocated and charged under the Partnership Agreement 14% to the Managing General Partner and 86% to the Participants. Most equipment placed in service by the Partnership will be classified as "7-year" property and the cost of such property generally will be recovered over a seven year cost recovery period. I.R.C. 168(c). The depreciation method for property in the 7-year class is 200% declining balance, with a switch to straight-line to maximize the deduction. All property assigned to the 7-year class is treated as placed in service (or disposed of) in the middle of the year and in the case of a short tax year the ACRS deduction is prorated on a 12-month basis. The half-year convention effectively adds another year onto the cost-recovery period.

  No distinction is made between new and used property and salvage value is disregarded. Component depreciation is prohibited and an alternative depreciation system is used to compute the depreciation preference subject to the alternative minimum tax (using the 150% declining balance method, switching to straight-line, for most personal property). (See "- Minimum Tax - Tax Preferences," below.) All gain on a disposition of tangible personal property is treated as ordinary income to the extent of ACRS deductions claimed by the taxpayer and deductions allowed under 179 (expensing) are treated as depreciation deductions for recapture purposes. As under prior law (unless otherwise provided by regulations), the full amount of proceeds realized on a disposition of property from a mass asset account is treated as ordinary income (with no reduction for basis), however, no reduction is made in the depreciable basis remaining in the account. Cost recovery deductions allocable to the Participants in a taxable year may be reduced under certain circumstances to the extent foreign persons or tax-exempt entities subscribe to the Partnership.
   Section 179 provides an election to expense a portion of the cost of certain tangible personal property in the year such property is placed in service. The amount allowable as a deduction in 1997 is $18,000. However, the deductible amount is reduced dollar-for-dollar by the cost of qualifying property in excess of $200,000 and the amount expensed cannot exceed the taxable income derived from the active conduct by the taxpayer of the trade or business in which the property is used. These limitations are applied at both the partnership and the partner level. I.R.C. 179(d)(8). Any excess expensed amount is carried forward. If this special election to expense is made, the basis of the property used to compute cost recovery deductions is reduced by the amount expensed and is subject to recapture if the property is not used predominately in a trade or business at any time. I.R.C. 179.
Leasehold Costs and Abandonment
   The costs of acquiring oil and gas Lease interests, together with the related cost depletion deduction and any abandonment loss, are allocated under the Partnership Agreement 100% to Atlas, which will contribute the Leases to the Partnership as a part of its Capital Contribution.
Tax Basis of Participants' Interests
   The adjusted basis for federal income tax purposes of a Participant's interest in the Partnership will be adjusted (but not below zero) for any gain or loss to the Participant from a disposition by the Partnership of an oil or gas property, and will be increased by: (i) his cash subscription payment and any additional Capital Contributions paid in cash to the Partnership, (ii) his share of any nonrecourse debt of the Partnership, (iii) his share of any recourse debt of the Partnership, (iv) his share of the taxable income of the Partnership; and (v) his share of tax exempt income of the Partnership. (See "Partnership Borrowings," below.)

   The adjusted basis of a Participant's interest in the Partnership will be reduced by: (i) his share of Partnership losses; (ii) his share of Partnership expenditures that are not deductible in computing its taxable income and are not properly chargeable to capital account; (iii) his deduction for depletion for any partnership oil and gas property (but not below zero); and (iv) cash distributions from the Partnership to him. The reduction in a Participant's share of recourse or nonrecourse liabilities is considered a cash distribution. Should cash distributions exceed the tax basis of the Participant's interest in the Partnership, taxable gain would result to the extent of the excess. (See "- Distributions From a Partnership," below.)

  A Participant's distributive share of Partnership loss is allowable only to the extent of the adjusted basis of such Participant's interest in the Partnership at the end of the Partnership's taxable year. Participants will not be personally liable on any Partnership loans; however, Investor General Partners will be liable for other obligations of the Partnership. (See "Risk Factors - Special Risks of the
Partnership - Unlimited Liability of Investor General Partners" in the Prospectus.)

Distributions From a Partnership

   Generally, a cash distribution from a partnership to a partner in excess of the adjusted basis of such partner's interest in the partnership immediately before the distribution is treated as gain from the sale or exchange of his interest in the partnership to the extent of the excess. I.R.C. 731(a)(1). No loss is recognized by the partners on these types of distributions. I.R.C. 731(a)(2). No gain or loss is recognized by the Partnership on these types of distributions. I.R.C. 731(b). If property is distributed by the Partnership to the Managing General Partner and the Participants, certain basis adjustments may be made by the Partnership, the Managing General Partner and the Participants. [Partnership Agreement, 5.04(d).] I.R.C. 732, 733, 734, and 754. Other distributions of cash, disproportionate distributions of property, and liquidating distributions may result in taxable gain
or   loss.   (See  "-  Disposition  of  Partnership  Interests"  and  "
Termination of a Partnership," below.)

Sale of the Properties

   Under current law, a noncorporate taxpayer's ordinary income is taxed at a maximum rate of 39.6% but net capital gains of a noncorporate taxpayer are taxed at a maximum rate of 28%. The annual capital loss limitation for noncorporate taxpayers is the amount of capital gains plus the lesser of $3,000 ($1,500 for married persons filing separate returns) or the excess of capital losses over capital gains. Long-term losses (like short-term losses) offset ordinary income on a one-for-one basis. Section 1231 gain continues to be computed separately from long-term gain.
   Gains and losses from sales of oil and gas properties held for more than twelve months and not held primarily for sale to customers would be, except to the extent of depreciation recapture on equipment and recapture of any intangible drilling and development costs, depletion deductions and certain 1231 losses, gains and losses described in 1231 of the Code (in general, from sales or exchanges of real or depreciable property used in a trade or business). A Participant's net 1231 gain will be treated as a long-term capital gain while a net loss will be an ordinary deduction. However, ordinary income will result to the extent the net 1231 gain for any taxable year does not exceed the excess of the aggregate amount of the net 1231 losses for the five most recent preceding taxable years over the portion of such losses taken into account in determining the portion of net 1231 gain to be treated as ordinary income for such preceding taxable years. I.R.C. 1231(c). Other gains and losses on sales of oil and gas properties will generally result in ordinary gains or losses.

   Intangible drilling and development costs that are incurred in connection with an oil and gas property may be recaptured as ordinary income when the property is disposed of by the Partnership. Generally, the amount recaptured is the lesser of:

   (1) the aggregate amount of expenditures which have been deducted as intangible drilling and development costs with respect to the property and which (but for being deducted) would be reflected in the adjusted basis of the property; or

   (2) the excess of (i) the amount realized (in the case of a sale, exchange or involuntary conversion); or (ii) the fair market value of the interest (in the case of any other disposition) over the adjusted basis of the property. I.R.C. 1254(a).

In addition, the deductions for depletion which reduced the adjusted basis of the property are subject to recapture as ordinary income.

Disposition of Partnership Interests

   The sale or exchange of all or part of a Participant's interest in the Partnership held by him for more than twelve months will generally result in a recognition of long-term capital gain or loss except to the extent of ordinary income or loss, if any, from Partnership 751 assets (which consist of unrealized receivables or substantially appreciated inventory). I.R.C. 751. In the event the interest is held for twelve months or less, such gain or loss will generally be short-term gain or loss. A portion of any gain recognized by a Limited Partner on the sale or other disposition of his interest in the Partnership will also be characterized as portfolio income under 469 to the extent the gain is itself attributable to portfolio income (e.g. interest on investment of working capital). The recapturable portions of depreciation, depletion and intangible drilling and development costs constitute unrealized receivables. A Participant's pro rata share of the Partnership's nonrecourse liabilities, if any, as of the date of the sale or exchange must be included in the amount realized. Therefore, the gain recognized may result in a tax liability greater than the cash proceeds, if any, from such disposition. A gift of an interest in the Partnership may result in federal and/or state income tax and gift tax liability of the donor.
  A Participant who sells or exchanges all or part of his interest in the Partnership is required by the Code to notify the Partnership within 30 days or by January 15 of the following year, if earlier. I.R.C. 6050K. After receiving such notice, the Partnership is required to make a return with the IRS stating the name and address of the transferor and the transferee and such other information as may be required by the IRS. The Partnership must also provide each person whose name is set forth in the return a written statement showing the information set forth on the return with respect to such person.



  If a partner sells or exchanges his entire interest in a partnership, the taxable year of the partnership will close with respect to such partner (but not the remaining partners) on the date of sale or exchange, with a proration of partnership items for the partnership's taxable year. If a partner sells less than his entire interest in a partnership, the partnership year will not terminate with respect to the selling partner, but his proportionate share of items of income, gain, loss, deduction and credit will be determined by taking into account his varying interests in the partnership during the taxable year. Deductions or credits generally may not be allocated to a partner acquiring an interest from a selling partner for a period prior to the purchaser's admission to the partnership. I.R.C. 706(d).

   Other dispositions of a Participant's interest, including a repurchase of the interest by Atlas, may or may not result in recognition of taxable gain. Interests in different partnerships do not qualify for tax-free like-kind exchanges. I.R.C. 1031(a)(2)(D). However, no gain should be recognized by an Investor General Partner whose interest in the Partnership is converted to a Limited Partner interest so long as there is no change in his share of the Partnership's liabilities or 751 assets as a result of the conversion. Rev. Rul. 84-52, 1984-1 C.B. 157. No disposition of an interest in the Partnership (including repurchase of the interest by Atlas) should be made by any Participant prior to consultation with his tax advisor.
Minimum Tax - Tax Preferences
   For taxpayers other than integrated oil companies (see "- Intangible Drilling and Development Costs"), the 1992 National Energy Bill repealed
(1) the preference for excess intangible drilling and development costs and (2) the excess percentage depletion preference for oil and gas. The repeal of the excess intangible drilling and development costs preference, however, may not result in more than a 40% reduction in the amount of the taxpayer's alternative minimum taxable income computed as if the excess intangible drilling and development costs preference had not been repealed. These rules are summarized below.
   The alternative minimum tax is intended to insure that no one with substantial income can avoid tax liability by using deductions and credits, including the deductions for intangible drilling and development costs and accelerated depreciation. The alternative minimum tax rate for individuals is 26% on alternative minimum taxable income up to $175,000 ($87,500 for married individuals filing separate returns) and 28% thereafter. Individual tax preferences may include, but are not limited to: accelerated depreciation, intangible drilling and development costs, incentive stock options and passive activity losses. The exemption amount is $45,000 for married couples filing jointly and surviving spouses, $33,750 for single filers, and $22,500 for married persons filing separately, estates and trusts. These exemption amounts are reduced by 25% of the alternative minimum taxable income in excess of (1) $150,000 for joint returns and surviving spouses; (2) $75,000 for estates, trusts and married persons filing separately, and (3) $112,500 for single taxpayers. Married individuals filing separately must increase alternative minimum taxable income by the lesser of: (i) 25% of the excess of alternative minimum taxable income over $165,000; or (ii) $22,500. Regular tax personal exemptions are not available for purposes of the alternative minimum tax.

   The only itemized deductions allowed for minimum tax purposes are those for casualty and theft losses, gambling losses to the extent of gambling gains, charitable deductions, medical deductions (to the extent in excess of 10% of adjusted gross income), interest expenses (restricted to qualified housing interest as defined in 56(e) of the Code and investment interest expense not exceeding net investment income), and certain estate taxes. The net operating loss for alternative minimum tax purposes generally is the same as for regular tax purposes, except: (i) current year tax preference items are added back to taxable income, and (ii) individuals may use only those itemized deductions (as modified under 172(d)) allowable in computing alternative minimum taxable income. Code sections suspending losses, such as 465 and 704(d), are recomputed for minimum tax purposes and the amount of the deductions suspended or recaptured may differ for regular and minimum tax purposes.


   Under the prior rules, the amount of intangible drilling and development costs which is not deductible for alternative minimum tax purposes is the excess of the "excess intangible drilling costs" over 65% of net income from oil and gas properties. Net oil and gas income is determined for this purpose without subtracting excess intangible drilling and development costs. Excess intangible drilling and development costs is the regular intangible drilling and development costs deduction minus the amount that would have been deducted under 120 month straight-line amortization, or (at the taxpayer's election) under the cost depletion method. There is no preference for costs of nonproductive wells and the preference for intangible drilling and development costs for productive wells is computed separately for each property. Taxpayers can elect to amortize the year's intangible drilling and development costs for productive wells ratably over a 60 month period for all tax purposes and then such costs are not treated as an item of tax preference. The passive loss disallowance is determined after all preferences ad adjustments have been computed, so the suspended loss amount may be different for minimum and regular tax purposes. I.R.C. 58(b).

   The likelihood of a Participant incurring, or increasing, any minimum tax liability by virtue of an investment in the Partnership, and the impact of such liability on his personal tax situation, must be determined on an individual basis, and requires consultation by a prospective Participant with his personal tax advisor.

Limitations on Deduction of Investment Interest

   Investment interest is deductible by a noncorporate taxpayer only to the extent of net investment income each year (with an indefinite carryforward of disallowed investment interest). I.R.C. 163. Interest subject to the limitation generally includes all interest (except consumer interest and qualified residence interest) on debt not incurred in a person's active trade or business, provided the activity is not a "passive activity" under the passive loss rule. Accordingly, an Investor General Partner's allocable share of any interest expense incurred by the Partnership, will be subject to the investment interest limitation. In addition, an Investor General Partner's income and losses (including intangible drilling and development costs) from the Partnership will be considered investment income and losses for purposes of this limitation. Losses allocable to an Investor General Partner will reduce his net investment income and may affect the deductibility of his investment interest expense, if any.
   Net  investment  income  is  the excess  of  investment  income  over investment expenses. Investment income includes: gross income from interest, dividends, rents, and royalties; portfolio income under the passive activity rules (which includes working capital investment income and possibly royalty income of the Partnership, if any, in the case of Limited Partners); and income from a trade or business in which the taxpayer  does  not  materially participate if the  activity  is  not  a
"passive activity" under the passive loss rule (which includes the Partnership, at least prior to the conversion of Investor General Partner Units to Limited Partner interests, in the case of Investor
General Partners). Gain from the disposition of investment property generally is not included unless the taxpayer elects to reduce the amount of net capital gain that qualifies for the 28% ceiling. Investment expenses include deductions (other than interest) that are directly connected with the production of net investment income (including actual depreciation or depletion deductions allowable). No item of income or expense subject to the passive activity loss rules of 469 of the Code is treated as investment income or investment expense.

  In determining deductible investment expenses, investment expenses are subject to a rule limiting deductions for miscellaneous expenses to those exceeding 2% of adjusted gross income, however, expenses that are not investment expenses are intended to be disallowed before any investment expenses are disallowed.

Allocations

   The Partnership Agreement allocates to each Partner his share of the income, gains, credits and deductions (including the deductions for intangible drilling and development costs and depreciation) generated by the Partnership. Allocations of certain items are made in ratios that are different than allocations of other items. (See "Participation in Costs and Revenues" in the Prospectus.) The Capital Accounts of the
Partners are adjusted to reflect such allocations and the Capital Accounts, as adjusted, will be given effect in distributions made to the Partners upon liquidation of the Partnership or any Partner's interest in the Partnership. Generally, the basis of oil and gas properties owned by the Partnership for computation of cost depletion and gain or loss on disposition will be allocated and reallocated when necessary in the ratio in which the expenditure giving rise to the tax basis of each property was charged as of the end of the year. [Partnership Agreement, 5.03(b).]

   Special allocations (those made in a manner that is disproportionate to the respective interests of the partners in a partnership), among partners of any item of partnership income, gain, loss, deduction or credit will not be given effect unless the special allocation has "substantial economic effect." I.R.C. 704(b). An allocation generally will have economic effect if throughout the term of the partnership:

   (1)      the  partners' capital accounts are maintained in accordance
        with  rules  set  forth  in  the  regulations  (generally,   tax
        accounting principles);

   (2) liquidation proceeds are distributed in accordance with the partners' capital accounts; and

   (3) any partner with a deficit balance in his capital account following the liquidation of his interest in the partnership is required to restore the amount of the deficit for distribution to partners with positive capital account balances or to be paid to creditors.

Generally, a Participant's Capital Account is increased by the amount of money he contributes to the Partnership and allocations to him of income and gain, and decreased by the value of property or cash distributed to him and allocations to him of loss and deductions. The regulations also require that there must be a reasonable possibility that the allocation will affect substantially the dollar amounts to be received by the partners from the partnership, independent of tax consequences.

   Although Participants are not required to restore deficit balances in their Capital Accounts beyond the amount of their agreed Capital
Contributions, an allocation which is not attributable to nonrecourse debt will be considered to have economic effect to the extent it does not cause or increase a deficit balance in a Participant's Capital Account, if requirements (1) and (2) described above are met and the partnership agreement provides that a partner who unexpectedly incurs a deficit balance in his Capital Account because of certain adjustments, allocations, or distributions will be allocated income and gain sufficient to eliminate such deficit balance as quickly as possible. Treas. Reg. 1.704-l(b)(2)(ii)(d). (See 5.03(h) of the Partnership Agreement.)

  In the event of a sale or transfer of a Partnership Unit or the admission of an additional Participant, Partnership income, gain, loss, deductions and credits generally will be allocated among the Partners on a daily basis according to their varying interests in the Partnership during the taxable year. In addition, in the discretion of the Managing General Partner Partnership property may be revalued upon the admission of additional Participants, or if certain distributions are made to the Partners, to reflect unrealized income, gain, loss or deduction inherent in the Partnership's property for purposes of adjusting the Partners' Capital Accounts. It should be noted that a reduction in a Participant's interest in the Partnership upon the admission of additional Participants could be viewed by the IRS as a deemed sale or exchange by the Participant of his share of "751 assets" under 751 of the Code, which provides that to the extent a partner receives partnership property, including money, in exchange for all or part of his interest in the partnership's unrealized receivables, which includes any intangible drilling and development costs, depletion and cost recovery deductions recapture, and inventory items ("751 assets"), the transaction will be considered a sale or exchange of the property between the partner and the partnership. In Rev. Rul. 84-102, 1984-2 C.B. 119, the IRS ruled that upon the admission of a new partner to an existing partnership having both unrealized receivables and liabilities outstanding, the existing partners were considered to have received distributions to which 751(b) applies and were taxable on the gain resulting from such deemed sale.

  It should also be noted that each Partner's share of Partnership items of income, gain, loss, deduction and credit must be taken into account whether or not there is any distributable cash. A Participant's share of Partnership revenues applied to the repayment of loans or the reserve for plugging wells will be included in his gross income in a manner analogous to an actual distribution of the income to him. Thus, a Participant may have taxable income from the Partnership for a particular year in excess of any cash distributions from the Partnership to him with respect to that year. To the extent the Partnership has cash available for distribution, however, it is Atlas' policy that
Partnership distributions will not be less than the Participants' estimated income tax liability with respect to Partnership income.

  No assurance can be given that, on audit, the IRS will not take the position that a portion of the deductions allocable to the Participants is not allowable to them. If such a position is taken, there can be no assurance that any resulting deficiency will not ultimately be sustained. However, assuming the effect of the special allocations set forth in the Partnership Agreement is substantial in light of a Participant's tax attributes that are unrelated to the Partnership, in the opinion of Special Counsel it is more likely than not that such allocations will have "substantial economic effect" and will govern each Participant's distributive share of such items to the extent such allocations do not cause or increase deficit balances in the Participants' Capital Accounts.

  If any allocation under the Partnership Agreement is not recognized for federal income tax purposes, each Participant's distributive share of the items subject to such allocation generally will be determined in accordance with his interest in the Partnership, determined by considering relevant facts and circumstances. To the extent such deductions as allocated by the Partnership Agreement, exceed deductions which would be allowed pursuant to such a reallocation, Participants may incur a greater tax burden.

"At Risk" Limitation For Losses

   Subject to the limitations on "passive losses" generated by the Partnership in the case of Limited Partners and a Participant's basis in the Partnership, each Participant may use his share of the Partnership's losses to offset income from other sources. (See "- Limitations on Passive Activities" and "- Tax Basis of Participants' Interests," above.) However, any taxpayer (other than a corporation which is neither an S corporation nor a corporation in which five or fewer individuals own more than 50% of the stock) who sustains a loss in connection with his oil and gas activities may deduct such loss only to the extent of the amount he has "at risk" in such activities at the end of a taxable year. In determining whether five or fewer individuals own 50% or more of the stock of a corporation, the attribution rules of 544 apply. The "at risk" limitation applies to each activity engaged in and not on an aggregate basis for all activities. The amount "at risk" is limited to the amount of money and the adjusted basis of other property the taxpayer has contributed to the activity, and any amount he has borrowed with respect thereto for which he is personally liable or with respect to which he has pledged property other than property used in the activity; limited, however, to the net fair market value of his interest in such pledged property. I.R.C. 465(b)(1) and (2). However, amounts borrowed will not be considered "at risk" if such amounts are borrowed from any person who has an interest (other than as a creditor) in such activity or from a related person to a person (other than the taxpayer) having such an interest.
   "Loss" is defined as being the excess of allowable deductions for a taxable year from an activity over the amount of income actually received or accrued by the taxpayer during such year from the activity. The amount the taxpayer has "at risk" may not include the amount of any loss that the taxpayer is protected against through nonrecourse loans, guarantees, stop loss agreements, or other similar arrangements. The amount of any such loss that is disallowed in any taxable year will be carried over to the first succeeding taxable year, to the extent a Participant is "at risk." Further, a taxpayer's "at risk" amount in subsequent taxable years with respect to the activity involved will be reduced by that portion of the loss which is allowable as a deduction.


   Participants' Agreed Subscriptions are funded by a payment of cash (usually "at risk"). Since income, gains, losses, and distributions of the Partnership affect the amount considered to be "at risk," the extent to which a Participant is "at risk" must be determined annually. Further, conversion from recourse to nonrecourse liability would reduce the amount "at risk" and could result in taxable income to the Participant. Previously allowed losses must be recaptured (included in gross income) when the "at risk" amount is reduced below zero. However, the amount recaptured is limited by the amount the taxpayer's "at risk" amount is reduced below zero, with special computations to reflect previously recaptured losses. The amount included in income under this recapture provision may be deducted in the first succeeding taxable year to the extent of any increase in the amount which the Participant has "at risk."
Partnership Borrowings
   Under the Partnership Agreement, the Managing General Partner and its Affiliates may make loans to the Partnership. The use of Partnership revenues taxable to Participants to repay Partnership borrowing will create income tax liability for such Participants in excess of cash distributions to them, since repayments of principal are not deductible for federal income tax purposes, and deductions for payment of interest will be subject to the "investment interest" and "passive loss" limitations previously discussed. In addition, interest paid (or imputed at the applicable Federal rate) on such loans will not be deductible unless such loans are bona fide loans that will not be treated as Capital Contributions. In Revenue Ruling 72-135, 1972-1 C.B. 200, the IRS ruled that a nonrecourse loan from a general partner to a limited partner or to a partnership engaged in oil and gas exploration represented a capital contribution by the general partner rather than a loan. Whether a "loan" to the Partnership represents in substance, debt or equity is a question of fact to be determined from all the surrounding facts and circumstances. (See Kingbay v. Commissioner, 46 T.C. 147 (1966); Hambuechen v. Commissioner, 43 T.C. 90 (1964).)
Partnership Organization and Syndication Fees
   Expenses connected with the issuance and sale of interests in a partnership (i.e., promotional expense, selling expense, commissions, professional fees and printing costs) are not deductible. Further, except for certain expenses, amounts incurred to organize a partnership may not be claimed as deductions under the partnership provisions of the Code. However, expenses incident to the creation of a partnership which are chargeable to capital account and which, if expended in connection with the creation of a partnership having an ascertainable life, would be amortized over that period of time, may be deducted and amortized over a period of not less than 60 months. Such amortizable organization expenses are charged 100% to the Managing General Partner as part of the Partnership's Organization and Offering Costs and any related deductions will be allocated to the Managing General Partner.
Tax Elections
   The Code permits partnerships to elect to adjust the basis of partnership property on the transfer of an interest in a partnership by sale or exchange or on the death of a partner, and on the distribution of property by the partnership to a partner (the 754 election). The general effect of such an election is that transferees of the partnership interests are treated, for purposes of depreciation and gain, as though they had acquired a direct interest in the partnership assets and the partnership is treated for such purposes, upon certain distributions to partners, as though it had newly acquired an interest in the partnership assets and therefore acquired a new cost basis for such assets. Any such election, once made, may not be revoked without the consent of the IRS. The Partnership Agreement, 5.04(d), provides that the Partnership may make the 754 election. The Partnership may also make various elections for federal tax reporting purposes which could result in various items of income, gain, loss, deduction and credit being treated differently for tax purposes than for accounting purposes.
   Code 195 permits taxpayers to elect to capitalize and amortize "start-up expenditures" over a 60-month period. Such items include amounts: (1) paid or incurred in connection with: (i) investigating the creation or acquisition of an active trade or business, (ii) creating an active trade or business, or (iii) any activity engaged in for profit and for the production of income before the day on which the active trade or business begins, in anticipation of such activity becoming an active trade or business; and (2) which would be allowed as a deduction if paid or incurred in connection with the expansion of an existing business. Start-up expenditures do not include amounts paid or incurred in connection with the sale of partnership interests. If it is ultimately determined that any of the Partnership's expenses constituted start-up expenditures and not deductible expenses under 162, the Partnership's deductions would be reduced.
Disallowance of Deductions Under Section 183 of the Code
   Under 183 of the Code, a Participant's ability to deduct his share of the Partnership's losses on his federal income tax return could be lost if the Partnership lacks the appropriate profit motive as determined from an examination of all facts and circumstances at the time. Section 183 creates a presumption that an activity is engaged in for profit, if, in any three of five consecutive taxable years, the gross income derived from such activity exceeds the deductions attributable to such activity. Thus, if the Partnership fails to show a profit in at least three out of five consecutive years, this presumption will not be available. In that instance, the possibility that the IRS could successfully challenge the deductions claimed by a Participant would be substantially increased.

   The fact that the possibility of ultimately obtaining profits is uncertain, standing alone, does not appear to be sufficient grounds for the denial of losses under 183. (See Treas. Reg. 1.183-2(c), Example
(5).) Based on Atlas' representation that the Partnership will be conducted as described in the Prospectus, in the opinion of Special Counsel it is more likely than not that the Partnership will possess the requisite profit motive.

Termination of a Partnership

   Pursuant to 708(b) of the Code, a partnership will be considered as terminated for federal income tax purposes if within a twelve month period there is a sale or exchange of 50% or more of the total interest in partnership capital and profits. The closing of the partnership year may result in more than twelve months' income or loss of the partnership being allocated to certain partners for the year of termination (i.e., in the case of partners using fiscal years other than the calendar year). Under 731 of the Code, a partner will realize taxable gain on a termination of the partnership to the extent that money regarded as distributed to him exceeds the adjusted basis of his partnership interest. The conversion of Investor General Partner Units to Limited Partner interests will not result in a termination of the Partnership under 708 of the Code. Rev. Rul. 84-52, 1984-1 C.B. 157.

Lack of Registration as a Tax Shelter

   Section 6111 of the Code generally requires an organizer of a "tax shelter" to register the tax shelter with the Secretary of the Treasury, and to obtain an identification number which must be included on the tax returns of investors in such a tax shelter. For purposes of these provisions, a "tax shelter" is generally defined to include investments with respect to which any person could reasonably infer that the ratio that (1) the aggregate amount of the potentially allowable deductions and 350% of the potentially allowable credits with respect to the investment during the first five years of the investment bears to (2) the amount of money and the adjusted basis of property contributed to the investment exceeds 2 to 1. Temporary Regulations promulgated by the IRS provide that the aggregate amount of gross deductions must be considered and determined without reduction for gross income derived, or to be derived, from the investment.
   Atlas does not believe that the Partnership will have a tax shelter ratio greater than 2 to 1. Also, because the purpose of the Partnership is to locate, produce and market natural gas on an economic basis, Atlas does not believe that the Partnership will be a "potentially abusive tax shelter." Accordingly, Atlas does not intend to cause the Partnership to register with the IRS as a tax shelter.
  If it is subsequently determined that the Partnership was required to be registered with the IRS as a tax shelter, Atlas would be subject to certain penalties, including a penalty of 1% of the aggregate amount invested in the Units of the Partnership for failing to register and $100 for each failure to furnish a Participant a tax shelter registration number, and each Participant would be liable for a $250 penalty for failure to include the tax shelter registration number on his tax return, unless such failure was due to reasonable cause. A Participant also would be liable for a penalty of $100 for failing to furnish the tax shelter registration number to any transferee of his interest in the Partnership. However, based on the representations of the Managing General Partner, Special Counsel has expressed the opinion that the Partnership, more likely than not, is not required to register with the IRS as a tax shelter.

   Issuance  of  a  registration  number  does  not  indicate  that   an
investment or the claimed tax benefits have been reviewed, examined, or approved by the IRS.

Investor Lists

   Section 6112 of the Code requires that any person who organizes a tax shelter required to be registered with the IRS or who sells any interest in such a shelter must maintain a list identifying each person who was sold an interest in the shelter and setting forth other required information. For the reasons described above, Atlas does not believe the Partnership is subject to the requirements of 6112 If this determination is wrong, 6708 of the Code provides for a penalty of $50 for each person with respect to whom there is a failure to meet any requirements of 6112, unless the failure is due to reasonable cause.

Tax Returns and Audits

In General. The tax treatment of all partnership items is generally determined at the partnership, rather than the partner, level; and the partners are generally required to treat partnership items on their individual returns in a manner which is consistent with the treatment of such partnership items on the partnership return. I.R.C. 6221 and 6222. Regulations define "partnership items" for this purpose as including distributive share items that must be allocated among the partners, such as partnership liabilities, data pertaining to the computation of the depletion allowance, and guaranteed payments. Treas. Reg. 301.6231(a)(3)-1.

   Generally, the IRS must conduct an administrative determination as to partnership items at the partnership level before conducting deficiency proceedings against a partner, and the partners must file a request for an administrative determination before filing suit for any credit or refund. The period for assessing tax against a Partner attributable to a partnership item may be extended as to all partners by agreement between the IRS and Atlas, which will serve as the Partnership's representative ("Tax Matters Partner") in all administrative and judicial proceedings conducted at the partnership level. The Tax Matters Partner generally may enter into a settlement on behalf of, and binding upon, partners owning less than a 1% profits interest in partnerships having more than 100 partners. By executing the Partnership Agreement, each Participant agrees that he will not form or exercise any right as a member of a notice group and will not file a statement notifying the IRS that the Tax Matters Partner does not have binding settlement authority.
  In the event of an audit of the return of the Partnership, the Tax Matters Partner, pursuant to advice of counsel, will take all actions necessary, in its discretion, to preserve the rights of the
Participants.  All expenses of such proceedings undertaken  by  the  Tax
Matters Partner, which might be substantial, will be paid for by the Partnership. The Tax Matters Partner is not obligated to contest adjustments made by the IRS.

Tax Returns. The preparation and filing of each Participant's federal, state and local income tax returns are the responsibility of the Participant. The Partnership will provide each Participant with the tax information applicable to his investment in the Partnership necessary to prepare such returns; however, the treatment of the tax attributes of the Partnership may vary among Participants. The Managing General Partner, its Affiliates and Special Counsel assume no responsibility for the tax consequences of this transaction to a Participant, nor for the disallowance of any proposed deductions. EACH PARTICIPANT IS URGED TO SEEK QUALIFIED, PROFESSIONAL ASSISTANCE IN THE PREPARATION OF HIS FEDERAL, STATE AND LOCAL TAX RETURNS.

Penalties and Interest

  In General. Interest (based on the applicable Federal short-term rate plus 3 percentage points) is charged on underpayments of tax and various civil and criminal penalties are included in the Code.

   Penalty for Negligence or Disregard of Rules or Regulations. If any portion of an underpayment of tax is attributable to negligence or disregard of rules or regulations, 20% of such portion is added to the tax. Negligence is strongly indicated if a partner fails to treat partnership items on his tax return in a manner that is consistent with the treatment of such items on the partnership's return or to notify the IRS of the inconsistency. The term "disregard" includes any careless, reckless or intentional disregard of rules or regulations. There is no penalty, however, if the position is adequately disclosed, or the position  is  taken  with reasonable cause and in  good  faith,  or  the position has a realistic possibility of being sustained on its merits. Treas. Reg. 1.6662-3.
   Valuation Misstatement Penalty. There is an addition to tax of 20% of the amount of any underpayment of tax of $5,000 or more ($10,000 in the case of corporations other than S corporations or personal holding companies) which is attributable to a substantial valuation misstatement. There is a substantial valuation misstatement if the value or adjusted basis of any property claimed on a return is 200% or more of the correct amount; or if the price for any property or services (or for the use of property) claimed on a return is 200% or more (or 50% or less) of the correct price. If there is a gross valuation misstatement (400% or more of the correct value or adjusted basis or the undervaluation is 25% or less of the correct amount) the penalty is 40%. I.R.C. 6662(e) and (h).

   Substantial Understatement Penalty. There is also an addition to tax of 20% of any underpayment if the difference between the tax required to be shown on the return over the tax actually shown on the return, exceeds the greater of 10% of the tax required to be shown on the return, or $5,000 ($10,000 in the case of corporations other than S corporations or personal holding companies). I.R.C. 6662(d). The amount of any understatement generally will be reduced to the extent it is attributable to the tax treatment of an item supported by substantial authority, or adequately disclosed on the taxpayer's return. However, in the case of "tax shelters," the understatement may be reduced only if the tax treatment of an item attributable to a tax shelter was supported by substantial authority and the taxpayer reasonably believed that the tax treatment claimed was more likely than not the proper treatment.
Disclosure of partnership items should be made on the Partnership's return; however, a taxpayer partner also may make adequate disclosure on his individual return with respect to pass-through items. Section 6662(d)(2)(C) provides that a "tax shelter" is any entity which has as its principal purpose the avoidance or evasion of federal income tax. Assuming the Partnership is conducted as set forth in the Prospectus, in the opinion of Special Counsel it is more likely than not that the Partnership will not be characterized as a tax shelter for purposes of the substantial understatement of income tax penalty.

IRS Anti-Abuse Rule. Under Treas. Reg. 1.701-2, if a principal purpose of a partnership is to reduce substantially the partners' federal income tax liability in a manner that is inconsistent with the intent of the partnership rules of the Code, based on all the facts and circumstances, the IRS is authorized to remedy the abuse. For illustration purposes, the following factors may indicate that a partnership is being used in a prohibited manner: (i) the partners' aggregate federal income tax liability  is  substantially  less  than  had  the  partners  owned  the partnership's assets and conducted its activities directly; (ii) the partners' aggregate federal income tax liability is substantially less than if purportedly separate transactions are treated as steps in a single transaction; (iii) one or more partners are needed to achieve the claimed tax results and have a nominal interest in the partnership or are substantially protected against risk; (iv) substantially all of the partners are related to each other; (v) income or gain are allocated to partners who are not expected to have any federal income tax liability;
(vi) the benefits and burdens of ownership of property nominally contributed to the partnership are related in substantial part by the contributing party; and (vii) the benefits and burdens of ownership of partnership property are in substantial part shifted to the distributee partners before or after the property is actually distributed to the distributee partners. Based on the Managing General Partner's representation that the Partnership will be conducted as described in the Prospectus, in the opinion of Special Counsel it is more likely than not that the Partnership will not be subject to the anti-abuse rule set forth in Treas. Reg. 1.701-2.

State and Local Taxes

   The Partnership will operate in states and localities which impose a tax on its assets or its income, or on each Participant. Deductions which are available to Participants for federal income tax purposes may not be available for state or local income tax purposes. A Participant's distributive share of the net income or net loss of the Partnership generally will be required to be included in determining his reportable income for state or local tax purposes in the jurisdiction in which he is a resident. To the extent that a non-resident Participant pays tax to a state by virtue of Partnership operations within that state, he may be entitled to a deduction or credit against tax owed to his state of residence with respect to the same income. To the extent that the Partnership operates in certain jurisdictions, state or local estate or inheritance taxes may be payable upon the death of a Participant in addition to taxes imposed by his own domicile.
   Under Pennsylvania law, the Partnership is required to withhold state income tax at the rate of 2.8% of Partnership income allocable to Participants who are not residents of Pennsylvania. This requirement does not obviate Pennsylvania tax return filing requirements for Participants who are not residents of Pennsylvania. In the event of overwithholding, a Pennsylvania income tax return must be filed by Participants who are not residents of Pennsylvania in order to obtain a refund. Prospective Participants should consult with their own tax advisors concerning the possible effect of various state and local taxes on their personal tax situations.
Severance, Franchise, and Ad Valorem (Real Estate) Taxes
   The Partnership may incur various ad valorem or severance taxes imposed by state or local taxing authorities. Currently, there is no such tax liability in Mercer County, Pennsylvania.
Social Security Benefits and Self-Employment Tax
  A Limited Partner's share of income or loss from the Partnership is excluded from the definition of "net earnings from self-employment." No increased benefits under the Social Security Act will be earned by Limited Partners and if any Limited Partners are currently receiving Social Security benefits, their shares of Partnership taxable income will not be taken into account in determining any reduction in benefits because of "excess earnings." An Investor General Partner's share of income or loss from the Partnership will constitute "net earnings from self-employment" for these purposes. I.R.C. 1402(a). For 1997 the ceiling for social security tax of 12.4% is $65,400 and there is no ceiling for medicare tax of 2.9%. Self-employed individuals can deduct one-half of their self-employment tax.

Foreign Partners

   The Partnership will be required to withhold and pay to the IRS tax at the highest rate under the Code applicable to Partnership income allocable to foreign partners, even if no cash distributions are made to such partners. A purchaser of a foreign Partner's Units may be required to withhold a portion of the purchase price and the Managing General Partner may be required to withhold with respect to taxable distributions of real property to a foreign Partner. The withholding requirements described above do not obviate United States tax return filing requirements for foreign Partners. In the event of overwithholding, a foreign Partner must file a United States tax return to obtain a refund.


Estate and Gift Taxation

   There is no federal tax on lifetime or testamentary transfers of property between spouses. The gift tax annual exclusion is $10,000 per donee. The maximum estate and gift tax rate is 55% (subject to a 5% surtax on amounts in excess of $10,000,000); and estates of $600,000 or less generally are not subject to federal estate tax. In the event of the death of a Participant, the fair market value of his interest as of the date of death (or as of the alternate valuation date) will be included in his estate for federal estate tax purposes. The decedent's heirs will, for federal income tax purposes, take as their basis for the interest the value as so determined for federal estate tax purposes.

Changes in Law

   The Partnership and the Participants could be adversely affected by any further changes in tax laws that may result through future Congressional action, Tax Court or other judicial decisions, or interpretations by the IRS. It is impossible to predict what, if any, changes in the tax law may become law in the future or even if adopted, would apply to the Partnership.

  IT IS NOT POSSIBLE FOR US TO PREDICT THE EFFECT OF THE TAX LAWS ON INDIVIDUAL PARTICIPANTS. EACH PARTICIPANT IS URGED TO SEEK, AND SHOULD DEPEND UPON, THE ADVICE OF HIS OWN TAX ADVISORS WITH RESPECT TO HIS INVESTMENT IN THE PARTNERSHIP WITH SPECIFIC REFERENCE TO HIS OWN TAX SITUATION AND POTENTIAL CHANGES IN THE APPLICABLE LAW.

  We  consent  to the use of this opinion letter as an exhibit  to  the
Registration  Statement,  and  all  amendments  thereto,  and   to   all
references to this firm in the Prospectus.

                                           Very truly yours,

                                           KUNZMAN & BOLLINGER, INC.
                  Kunzman & Bollinger, Inc.
                      ATTORNEYS-AT-LAW
                5100 N. BROOKLINE, SUITE 600
                OKLAHOMA CITY, OKLAHOMA 73112
                     Telephone (405) 942-3501
                     Fax (405) 942-3527



                                                               Exhibit 8
     July 21, 1997
Atlas Resources, Inc.
311 Rouser Road
Moon Township, Pennsylvania 15108

   RE:      ATLAS-ENERGY FOR THE NINETIES-PUBLIC #6 LTD.


Gentlemen:

   You have requested our opinions on the material federal income tax issues pertaining to Atlas-Energy for the Nineties-Public #6 Ltd. (the "Partnership"), a limited partnership formed under the Revised Uniform Limited Partnership Act of Pennsylvania. We have acted as Special Counsel to the Partnership with respect to the offering of interests in the Partnership. Atlas Resources, Inc. ("Atlas") will be the Managing General Partner of the Partnership. Terms used and not otherwise defined herein have the respective meanings assigned to them in the Prospectus under the caption "DEFINITIONS."

Basis of Opinion

   Our opinions are based upon our review of: (1) a certain Registration Statement on Form SB-2 for Atlas-Energy for the Nineties-Public #6 Ltd., as originally filed with the United States Securities and Exchange Commission, and amendments thereto, including the Prospectus, the Drilling and Operating Agreement and the Amended and Restated Certificate and Agreement of Limited Partnership for the Partnership
(the "Partnership Agreement") included as exhibits to the Prospectus; and (2) such corporate records, certificates, agreements, instruments and other documents as we have deemed relevant and necessary to review as a basis for the opinions herein provided.

   Our opinions also are based upon our interpretation of existing statutes, rulings and regulations, as presently interpreted by judicial and administrative bodies. Such statutes, rulings, regulations and interpretations are subject to change; and such changes could result in different tax consequences than those set forth herein and could render our opinions inapplicable.
  In rendering our opinions, we have obtained from you certain representations with respect to the Partnership. Any material inaccuracy in such representations may render our opinions inapplicable. Included among such representations are the following:

   (1) The Partnership Agreement to be entered into by and among Atlas, as Managing General Partner, and the Participants will be duly executed by all parties thereto. The Partnership Agreement will be duly recorded in all places required under the Revised Uniform Limited Partnership Act of Pennsylvania for the due formation of the Partnership and for the continuation thereof in accordance with the terms of the Partnership Agreement. The Partnership will at all times be operated in accordance with the terms of the Partnership Agreement, the Prospectus, and the Revised Uniform Limited Partnership Act of Pennsylvania.

   (2) No election will be made by the Partnership or any Partner for the Partnership to be excluded from the application of the provisions of Subchapter K of the Code or classified as a corporation for tax purposes.

   (3)  The Partnership will own record or legal title to the Working
        Interest in all of its Prospects.
   (4) The respective amounts that will be paid to Atlas or its Affiliates pursuant to the Partnership Agreement and the Drilling and Operating Agreement are amounts that would ordinarily be paid for similar services in similar transactions between Persons having no affiliation and dealing with each other "at arms' length."
   (5) The Partnership will elect to deduct currently all intangible drilling and development costs.

   (6)  The Partnership will have a calendar year taxable year.

   (7) The Drilling and Operating Agreement and any amendments thereto entered into by and between Atlas and the Partnership will be duly executed and will govern the drilling and, if warranted, the completion and operation of the wells in accordance with its terms.

     (8) Based upon Atlas' review of its previous drilling programs for the past several years and upon the intended operations of the Partnership, Atlas reasonably believes that the aggregate deductions, including depletion deductions, and 350% of the aggregate credits, if any, which will be claimed by Atlas and the Participants, will not during the first five tax years following the funding of the Partnership exceed twice the amounts invested by Atlas and the Participants, respectively.

    (9) The Investor General Partner Units will not be converted to Limited Partner interests before substantially all of the Partnership Wells have been drilled and completed.

   (10) The Units will not be traded on an established securities market.

   In rendering our opinions we have further assumed that (1) each of the Participants has an objective to carry on the business of the Partnership for profit; (2) any amount borrowed by a Participant and contributed to the Partnership will not be borrowed from a Person who has an interest in the Partnership (other than as a creditor) or a related person, as defined in 465 of the Code, to a person (other than the Participant) having such interest and such Participant will be severally, primarily, and personally liable for such amount; and (3) no Participant will have protected himself from loss for amounts contributed to the Partnership through nonrecourse financing, guarantees, stop loss agreements or other similar arrangements.

  We have considered the provisions of the American Bar Association's Revised Formal Opinion 346 on Tax Law Opinions ("ABA Opinion 346") and 31 CFR, Part 10, 10.33 (Treasury Department Circular No. 230) on tax law opinions and we believe that this opinion letter addresses all material federal income tax issues associated with an investment in the Units by an individual Participant who is a resident citizen of the United States. We consider material those issues which would affect significantly a Participant's deductions, credits or losses arising from his investment in the Units and with respect to which, under present law, there is a reasonable possibility of challenge by the IRS, or those issues which are expected to be of fundamental importance to a Participant but as to which a challenge by the IRS is unlikely. The issues which involve a reasonable possibility of challenge by the IRS have not been definitely resolved by statute, rulings or regulations, as interpreted by judicial or administrative bodies.



   Subject to the foregoing, however, in our opinion it is more likely than not that the following tax treatment will be upheld if challenged by the IRS and litigated:
   Partnership Classification. The Partnership will be classified as a partnership for federal income tax purposes, and not as an association taxable as a corporation; the Partnership, as such, will not pay any federal income taxes, and all items of income, gain, loss, deduction, and credit of the Partnership will be reportable by the Partners in the Partnership. (See "- Partnership Classification.")
   Intangible Drilling and Development Costs. Intangible drilling and development costs paid by the Partnership under the terms of bona fide drilling contracts for the Partnership's wells will be deductible in the taxable year in which the payments are made and the drilling services are rendered, assuming such amounts are fair and reasonable consideration and subject to certain restrictions summarized below (including basis and "at risk" limitations and the passive activity loss limitation with respect to the Limited Partners). (See "- Intangible Drilling and Development Costs" and "- Drilling Contracts.")
   Prepayments of Intangible Drilling and Development Costs. Depending primarily on when the Partnership Subscription is received, it is anticipated that the Partnership will prepay in 1997 most, if not all, of the intangible drilling and development costs related to Partnership Wells the drilling of which will be commenced in 1998. Assuming that such amounts are fair and reasonable, and based in part on the factual assumptions set forth below, in our opinion such prepayments of intangible drilling and development costs will be deductible for the 1997 taxable year even though all Working Interest owners in the well may not be required to prepay such amounts, subject to certain restrictions summarized in "Tax Aspects" (including basis and "at risk" limitations, and the passive activity loss limitation with respect to the Limited Partners). (See "- Drilling Contracts", below.)
   The foregoing opinion is based in part on the assumptions that: (1) such costs will be required to be prepaid in 1997 for specified wells pursuant to the Drilling and Operating Agreement; (2) pursuant to the
Drilling  and  Operating Agreement the wells are  required  to  be,  and actually are, Spudded on or before March 31, 1998, and continuously drilled thereafter until completed, if warranted, or abandoned; and (3) the required prepayments are not refundable to the Partnership and any excess prepayments are applied to intangible drilling and development costs of substitute wells.
   Not a Publicly Traded Partnership. Assuming that no more than 10% of the Units are transferred in any taxable year of the Partnership (other than in private transfers described in Treas. Reg. 1.7704-1(e)), it is more likely than not that the Partnership will not be treated as a "publicly traded partnership" under the Code. (See "- Limitations on Passive Activities".)
   Passive Activity Classification. Oil and gas production income generated by the Partnership's oil and gas properties held as Working Interests, together with gain, if any, from the disposition of such properties and allocable to Limited Partners who are individuals, estates, trusts, closely held corporations or personal service corporations more likely than not will be characterized as income from a passive activity which may be offset by passive activity losses (as defined in 469(d) of the Code). Income or gain attributable to investments of working capital of the Partnership will be characterized as portfolio income, which cannot be offset by passive activity losses. To the extent the Partnership's oil and gas properties are held as Working Interests, it is more likely than not that the passive activity limitations on losses under 469 will not be applicable to Investor General Partners prior to the conversion of Investor General Partner Units to Limited Partner interests. (See "- Limitations on Passive Activities.")

   Tax Basis of Participant's Interest. Each Participant's adjusted tax basis in his Partnership interest will be increased by his total Agreed Subscription. (See "- Tax Basis of Participants' Interests.")


  At Risk Limitation on Losses. Each Participant initially will be "at risk" to the full extent of his Agreed Subscription. (See "- `At Risk' Limitation For Losses.")

   Depletion  Allowance.  The greater of cost  depletion  or  percentage depletion  will  be  available to qualified Participants  as  a  current deduction against Partnership income from oil and gas production revenues on properties of the Partnership, subject to certain restrictions summarized below. (See "- Depletion Allowance.")

   ACRS. The Partnership's reasonable costs for recovery property (tangible depreciable property used in a trade or business or held for the production of income) which cannot currently be deducted but must be capitalized will be eligible for cost recovery deductions under the modified Accelerated Cost Recovery System, generally over a seven year "cost recovery period", subject to certain restrictions summarized below (including basis and "at risk" limitations and the passive activity loss limitation in the case of Limited Partners). (See "- Depreciation Accelerated Cost Recovery System.")

   Availability of Certain Deductions. Business expenses, including payments for personal services actually rendered in the taxable year in which accrued, which are reasonable, ordinary and necessary and do not include amounts for items such as Lease acquisition costs, organization and syndication fees and other items which are required to be capitalized, are currently deductible. (See "- 1997 Expenditures", " Availability of Certain Deductions" and "- Partnership Organization and Syndication Fees.")

   Allocations. Assuming the effect of the allocations of income, gain, loss, deduction and credit (or items thereof) set forth in the Partnership Agreement, including the allocations of basis and amount realized with respect to oil and gas properties, is substantial in light of a Participant's tax attributes that are unrelated to the Partnership, it is more likely than not that such allocations will have "substantial economic effect" and will govern each Participant's distributive share of such items to the extent such allocations do not cause or increase
deficit  balances  in  the  Participants'  Capital  Accounts.  (See   "
Allocations.")
  Agreed Subscription. No gain or loss will be recognized by the Participants on payment of their Agreed Subscriptions.

   Profit Motive. Based on the Managing General Partner's representation that the Partnership will be conducted as described in the Prospectus, it is more likely than not that the Partnership will possess the requisite profit motive and will not be properly characterized as a tax shelter for purposes of the tax shelter registration requirement and the substantial understatement of income tax liability penalty. (See " Disallowance of Deductions Under Section 183 of the Code" and " Penalties and Interest.")
   IRS Anti-Abuse Rule. Based on the Managing General Partner's representation that the Partnership will be conducted as described in the Prospectus, it is more likely than not that the Partnership will not be subject to the anti-abuse rule set forth in Treas. Reg. 1.701-2. (See "- Penalties and Interest - IRS Anti-Abuse Rule.")

   Overall Evaluation of Tax Benefits. Based on our conclusion that substantially more than half of the material tax benefits of the
Partnership, in terms of their financial impact on a typical Participant, more likely than not will be realized if challenged by the IRS, it is our opinion that the tax benefits of the Partnership, in the aggregate, which are a significant feature of an investment in the Partnership by a typical original Participant more likely than not will be realized as contemplated by the Prospectus. Special Counsel intends that the foregoing "more likely than not" opinion also is a "probably will" opinion under the standard set forth in ABA Opinion 346. The discussion in the Prospectus under the caption "TAX ASPECTS," insofar as it contains statements of federal income tax law, is correct in all material respects. (See "Tax Aspects" in the Prospectus.)


     * * * * * * * * * * * * *
   Our opinion is limited to the opinions expressed above. With respect to some of the matters discussed in this opinion, existing law provides little guidance. Although our opinions express what we believe a court would probably conclude if presented with the applicable issues, there is no assurance that the IRS will not challenge our interpretations or that such a challenge would not be sustained in the courts and cause adverse tax consequences to the Participants. It should be noted that taxpayers bear the burden of proof to support claimed deductions and opinions of counsel are not binding on the IRS or the courts.
In General
   The following is a summary of some of the principal features under present federal income tax law which will apply to the Partnership and typical Participants. However, there is no assurance that the present laws or regulations will not be changed and adversely affect a Participant. The IRS may challenge the deductions claimed by the Partnership or a Participant, or the taxable year in which such deductions are claimed, and no guaranty can be given that any such challenge would not be upheld if litigated. The practical utility of the tax aspects of any investment depends largely on the income tax position of the particular Participant in the year in which items of income, gain, loss, deduction or credit are properly taken into account in computing his federal income tax liability. In addition, except as otherwise noted, different tax considerations may apply to foreign persons, corporations partnerships, trusts and other prospective Participants which are not treated as individuals for federal income tax purposes. EACH PROSPECTIVE PARTICIPANT SHOULD SATISFY HIMSELF AS TO THE TAX CONSEQUENCES OF PARTICIPATING IN THE PARTNERSHIP BY OBTAINING ADVICE FROM HIS OWN TAX ADVISOR.
Partnership Classification
   For federal income tax purposes, a partnership is not a taxable entity but rather a conduit through which all items of income, gain, loss, deduction, credit and tax preference are passed through to the partners and are required to be reported on their federal income tax returns for the taxable years in which or with which the partnership's taxable year ends. I.R.C. 706(a). Thus, the partners, rather than the partnership, receive any tax deductions and credits, as well as the income, from the operations engaged in by the partnership. It is the opinion of Special Counsel that, under currently existing laws, rules and regulations, all of which are subject to change with or without retroactive application, the Partnership will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation. Under new regulations a business entity with two or more members is classified for federal tax purposes as either a corporation or a partnership. Treas. Reg. 301.7701-2(a). The term corporation includes a business entity organized under a State statute which describes the entity as a corporation, body corporate, body politic, joint-stock company or joint-stock association. Treas. Reg. 301.7701-2(b). The Partnership was formed under the Pennsylvania Revised Uniform Limited Partnership Act which describes the Partnership as a "partnership". Consequently, the Partnership is not required to be classified as a corporation under Treas. Reg. 301.7701-2(b) and will be automatically classified as a partnership unless it affirmatively elects to be classified as a corporation. In this regard, the Managing General Partner has represented that no election for the Partnership to be classified as a corporation will be filed with the IRS.
Limitations on Passive Activities
   Under the passive activity rules, all income of a taxpayer who is subject to the rules is categorized as: (i) income from passive activities such as limited partners' interests in a business; (ii) active income (e.g., salary, bonuses, etc.); or (iii) portfolio income (e.g., dividends, royalties and interest not derived in the ordinary course of a trade or business). Losses generated by "passive activities" can offset only passive income and cannot be applied against active income or portfolio income.
   The passive activity rules apply to individuals, estates, trusts, closely held C corporations (generally, if five or fewer individuals own directly or indirectly more than 50% of the stock) and personal service corporations (other than corporations where the owner-employees together own less than 10% of the stock). However, a closely held C corporation (other than a personal service corporation) may use passive losses and credits to offset taxable income of the company figured without regard to passive income or loss or portfolio income. Passive activities include: (i) any trade or business in which the taxpayer does not materially participate; and (ii) any rental activity, whether or not the taxpayer materially participates, subject to certain exceptions. Material participation is defined as involvement in the operations of the activity on a regular, continuous, and substantial basis. Under the Partnership Agreement, Limited Partners will not have material participation in the Partnership and generally will be subject to the passive activity rules.

  A taxpayer who holds a working interest in an oil and gas property that is burdened with the cost of developing and operating the property is excepted from the passive activity rules, whether or not he materially participates in the activity. However, a taxpayer who holds a working interest directly or indirectly through an entity (e.g., a limited partnership interest or S corporation shares) which limits the liability of the taxpayer with respect to such interest is not treated as owning a working interest. Consequently, the exception is not available to Limited Partners in the Partnership, but in the opinion of Special Counsel it is more likely than not that the exception will be available to Investor General Partners prior to their conversion to Limited Partners to the extent the Partnership acquires Working Interests in its Leases, except as noted above. Contractual limitations on the liability of Investor General Partners under the Partnership Agreement (e.g. insurance, limited indemnification, etc.) will not prevent Investor General Partners from claiming deductions under the working interest exception to the passive activity loss rules. Overriding royalties, production payments and contract rights to extract or share in oil and gas profits without liability for a share of production costs are excluded from the definition of a working interest.
   Deductions disallowed by the at-risk limitation on losses under 465 of the Code become subject to the passive loss limitation only if the taxpayer's at-risk amount increases in future years. A taxpayer's at-risk amount is reduced by losses allowed under 465 even if the losses are suspended by the passive loss limitation. (See "- `At Risk' Limitation For Losses," below.) Similarly, a taxpayer's basis is reduced by deductions even if the deductions are disallowed under the passive loss limitation. (See "- Tax Basis of Participants' Interests," below.)
   Suspended losses and credits may be carried forward (but not back) and used to offset future years' passive activity income. A suspended loss (but not a credit) is allowed in full when the entire interest is sold to an unrelated third party in a taxable transaction and in part upon the disposition of substantially all of the passive activity if the suspended loss as well as current gross income and deductions can be allocated to the part disposed of with reasonable certainty. Upon such disposition the excess of suspended losses and any loss from the activity for the tax year (plus any loss on the sale) over net income or gain for the tax year from all passive activities (determined without regard to such losses) is not treated as a passive loss. Capital losses are limited to the amount of capital gain, plus $3,000 (in the case of married individuals filing joint returns). I.R.C. 1211. The capital-loss limit is applied before the determination is made of the amount of passive losses made available by a disposition. In an installment sale, passive losses become available in the same ratio that gain recognized each year bears to the total gain on the sale.

   Any suspended losses remaining at a taxpayer's death are allowed as deductions on his final return, subject to a reduction to the extent the basis of the property in the hands of the transferee exceeds the property's adjusted basis immediately prior to the decedent's death. If a taxpayer makes a gift of his entire interest in a passive activity, the donee's basis is increased by any suspended losses and no deductions are allowed. If the interest is later sold at a loss, the donee's basis is limited to the fair market value on the date the gift was made.




   Net losses and credits of a partner from each publicly traded partnership are suspended and carried forward to be netted against income from that publicly traded partnership only. In addition, net losses from other passive activities may not be used to offset net income from a publicly traded partnership. I.R.C. 469(k)(2) and 7704. However, it is more likely than not that the Partnership will not be characterized as a publicly traded partnership under the Code, so long as no more than 10% of the Units are transferred in any taxable year of the Partnership (other than in private transactions described in Treas. Reg. 1.7704-1(e)).
   Characterization of the Partnership's Income. Income (e.g., interest) earned on working capital is treated as portfolio income which cannot be offset with passive losses by Limited Partners. "Portfolio income" consists of (i) interest, dividends and royalties (unless earned in the ordinary course of a trade or business); and (ii) gain or loss not derived in the ordinary course of a trade or business on the sale of property that generates portfolio income or is held for investment.
  In the opinion of Special Counsel, it is more likely than not that the Partnership's income from the Leases (excluding income attributable to investment of working capital), held as Working Interests, together with gain, if any, from the disposition of such property, will be characterized as passive income rather than portfolio income with respect to Limited Partners subject to the passive activity limitations.

   Conversion from Investor General Partner to Limited Partner. Investor General Partner Units will be converted to Limited Partner interests after substantially all of the Partnership Wells have been drilled and completed, which is anticipated to be in the late summer of 1998. Thereafter, each Investor General Partner will be deemed a Limited Partner in the Partnership and will enjoy the limited liability provided to limited partners under the Revised Uniform Limited Partnership Act of Pennsylvania with respect to his interest in the Partnership's oil and gas properties. Concurrently, the Investor General Partner will lose the availability of the working interest exception to the passive activity limitations. Except as provided below, an Investor General Partner's conversion of his Partnership interest into a Limited Partner interest should not have adverse tax consequences unless the Investor General Partner's share of any Partnership liabilities is reduced as a result of the conversion. Rev. Rul. 84-52, 1984-1 C.B. 157 and Prop. Reg. 1.1254-2. A reduction in a partner's share of liabilities is treated as a constructive distribution of cash to such partner, which reduces the basis of the partner's interest in the partnership and is taxable to the extent it exceeds such basis. In addition, if a taxpayer has a loss for a taxable year from a working interest in an oil and gas property which is treated as a loss which is not from a passive activity, then any net income from such property for any succeeding taxable year will be treated as income of the taxpayer which is not from a passive activity. Consequently, if an Investor General Partner has a non-passive loss in 1997 with respect to the Partnership's Working Interests in the Leases, which is anticipated, any net income from a Partnership Well allocable to such Investor General Partner in any subsequent taxable year (even though he may then be a Limited Partner) will be characterized as non-passive income which cannot be offset with passive losses. For this purpose the Partnership's Wells will be deemed to include any property the value of which is directly enhanced by any drilling, logging, or other activities any part of the costs of which were borne by the Investor General Partners as a result of holding the Working Interests in the Wells (and any property the basis of which is determined in whole or in part by reference to the basis of the property receiving the increase in value).

Taxable Year

   The Partnership intends to adopt a calendar year taxable year. I.R.C. 706(b). The taxable year of the Partnership is important to a prospective Participant because the Partnership's deductions, income and other items of tax significance must be taken into account in computing the Participant's taxable income for his taxable year within or with which the Partnership's taxable year ends. The tax year of a partnership generally must be the tax year of one or more of its partners who have an aggregate interest in partnership profits and capital of greater than 50%.
1997 Expenditures

  It is anticipated that all of the Partnership's subscription proceeds will be expended in 1997 and that the income and deductions generated pursuant thereto will be reflected on the Participants' federal income tax returns for that period. (See "Capitalization and Source of Funds and Use of Proceeds" and "Participation in Costs and Revenues" in the Prospectus.) Depending primarily on when the Partnership Subscription is received, it is anticipated that the Partnership will prepay in 1997 most, if not all, of its intangible drilling and development costs for wells the drilling of which will be commenced in 1998. The deductibility in 1997 of such advance payments cannot be guaranteed. (See "- Drilling Contracts", below.)

Availability of Certain Deductions

   The ordinary and necessary expenses of carrying on any trade or business, including a reasonable allowance for salaries or other compensation for personal services actually rendered, are deductible in the year incurred. The tests for deductibility in the case of compensation payments are whether the payments are: (i) reasonable; and
(ii) purely for services actually rendered. Treasury Regulation 1.162-7(b)(3) provides that reasonable compensation is only such amount as would ordinarily be paid for like services by like enterprises under like circumstances. The Managing General Partner has represented to counsel that the amounts payable to the Managing General Partner and its Affiliates, including the amounts paid to Atlas or its Affiliates as general drilling contractor, are the amounts which would ordinarily be paid for similar services in similar transactions. (See "- Drilling Contracts," below.)

   The fees paid to the Managing General Partner and its Affiliates will not be currently deductible to the extent it is determined that they are in excess of reasonable compensation, are properly characterized as organization or syndication fees, other capital costs such as the acquisition cost of the Leases, or not "ordinary and necessary" business expenses, or the services were rendered in tax years other than the tax year in which such fees were deducted by the Partnership. (See " Partnership Organization and Syndication Fees," below.) In the event of an audit, payments to the Managing General Partner and its Affiliates by the Partnership will be scrutinized by the IRS to a greater extent than payments to an unrelated party.

Intangible Drilling and Development Costs

   Assuming a proper election and subject to the passive activity loss rules in the case of Limited Partners, each Participant will be entitled to deduct his share of intangible drilling and development costs which include items which do not have salvage value, such as labor, fuel, repairs, supplies and hauling necessary to the drilling of a well. Treas. Reg. 1.612-4(a). (See "Participation in Costs and Revenues" in the Prospectus and "- Limitations on Passive Activities," above.) Such costs generally will be subject to ordinary income recapture if a property is sold at a gain and the amount to be recaptured is not reduced by the amount of additional depletion that could have been claimed if such costs had been capitalized and amortized. (See "- Sale of the Properties," below.) Also, productive-well intangible drilling and development costs may subject a Participant to an alternative minimum tax in excess of regular tax unless an election is made to deduct them on a straight-line basis over a 60 month period. (See " Minimum Tax - Tax Preferences," below.)

  In the preparation of the Partnership's informational tax returns, Atlas will allocate Partnership costs paid by Atlas and the Participants among Intangible Drilling Costs, Tangible Costs, Direct Costs, Administrative Costs, Organization and Offering Costs and Operating Costs based upon guidance from advisors to Atlas. Atlas has allocated approximately 77% of the footage price paid by the Partnership for a completed well in the Appalachian Basin to intangible drilling and development costs ("Intangible Drilling Costs") which are charged 100% to the Participants under the Partnership Agreement. The IRS could challenge the characterization of costs claimed by Atlas to be deductible intangible drilling and development costs and recharacterize such costs as some other item which may be non-deductible however, this would have no effect on the allocation and payment of such costs under the Partnership Agreement. Where a Lease is acquired subject to an obligation to pay an excessive drilling price, such excess amounts may not qualify as deductible intangible drilling and development costs but may be treated as Lease acquisition costs or some other non-deductible expense.

  In the case of corporations, other than S corporations, which are "integrated oil companies," the amount allowable as a deduction for intangible drilling and development costs in any taxable year under 263(c) of the Code is reduced by 30%. I.R.C. 291(b)(1). Integrated oil companies are (i) those taxpayers who directly or through a related person engage in the retail sale of oil or gas and whose gross receipts for the calendar year from such activities exceed $5,000,000, or (ii) those taxpayers and related persons who have refinery production in excess of 50,000 barrels on any day during the taxable year. For these purposes, two persons are "related" if either has a 5% interest in the other or a third person has a 5% interest in both, determined under special ownership attribution rules. Amounts disallowed as a current deduction are allowable as a deduction ratably over the 60-month period beginning with the month in which the costs are paid or incurred. The portion of the adjusted basis of any property attributable to intangible drilling and development costs disallowed under 291(b)(1) of the Code cannot be taken into account to determine depletion under 611. Any deductions of intangible drilling and development costs over the 60-month period will be subject to recapture.

Drilling Contracts

   The Partnership will enter into the Drilling and Operating Agreement with Atlas or its Affiliates, as a third-party general drilling contractor, to drill and complete the Partnership's Development Wells on a footage basis of $37.39 per foot for each well that is drilled and completed in the Appalachian Basin, and at a competitive rate for wells, if any, drilled in other areas of the United States. Under the footage drilling contracts for wells situated in the Mercer County area of the Appalachian Basin, Atlas anticipates that it will have reimbursement of general and administrative overhead of $3,600 per well and a profit of approximately 15% per well assuming the well is drilled to 6,150 feet. However, the actual cost of the drilling of the wells may be more or less than the estimated amount, due primarily to the uncertain nature of drilling operations. Atlas believes the Drilling and Operating Agreement is at competitive rates in the proposed areas of operation. Nevertheless, the amount of the profit realized by Atlas under the drilling contract, if any, could be challenged by the IRS as unreasonable and disallowed as a deductible intangible drilling and development cost. (See "- Intangible Drilling and Development Costs", above, and "Proposed Activities" and "Compensation" in the Prospectus.)

   Depending primarily on when the Partnership Subscription is received, it is anticipated that the Partnership will prepay in 1997 most, if not all, of the intangible drilling and development costs for drilling activities that will be conducted in 1998. In Keller v. Commissioner, 79 T.C. 7 (1982), aff'd 725 F.2d 1173 (8th Cir. 1984), the Tax Court
applied a two-part test for the current deductibility of prepaid intangible drilling and development costs: (1) the expenditure must be a payment rather than a refundable deposit; and (2) the deduction must not result in a material distortion of income taking into substantial consideration the business purpose aspects of the transaction. The drilling partnership in Keller entered into footage and daywork drilling contracts which permitted it to terminate the contracts at any time without default by the driller, and receive a return of the prepaid amounts less amounts earned by the driller. The Tax Court found that the right to receive, by unilateral action, a refund of the prepayments on such footage and daywork drilling contracts rendered such prepayments deposits instead of payments. Therefore, the prepayments were held to be nondeductible in the year they were paid to the extent they had not been earned by the driller. The Tax Court further found that the drilling partnership failed to show a convincing business purpose for prepayments under the footage and daywork drilling contracts.

   The drilling partnership in Keller also entered into turnkey drilling contracts which permitted it to stop work under the contract at any time and apply the unearned balance of the prepaid amounts to another well to be drilled on a turnkey basis. The Tax Court found that such prepayments constituted "payments" and not nondeductible deposits, despite the right of substitution. Further, the Tax Court noted that the turnkey drilling contracts obligated "the driller to drill to the contract depth for a stated price regardless of the time, materials or expenses required to drill the well," thereby locking in prices and shifting the risks of drilling from the drilling partnership to the driller. Since the drilling partnership, a cash basis taxpayer, received the benefit of the turnkey obligation in the year of prepayment, the Tax Court found that the amounts prepaid on turnkey drilling contracts clearly reflected income and were deductible in the year of prepayment.
  In Leonard T. Ruth, TC Memo 1983-586, a drilling program entered into nine separate turnkey contracts with a general contractor (the parent corporation of the drilling program's corporate general partner), to drill nine program wells. Each contract identified the prospect to be drilled, stated the turnkey price, and required the full price to be paid in 1974. The program paid the full turnkey price to the general contractor on December 31, 1974; the receipt of which was found by the court to be significant in the general contractor's financial planning. The program had no right to receive a refund of any of such payments.

   The actual drilling of the nine wells was subcontracted by the general contractor to independent contractors who were paid by the general contractor in accordance with their individual contracts. The drilling of all wells commenced in 1975 and all wells were completed that year. The amount paid by the general contractor to the independent driller for its work on the nine wells was approximately $365,000 less than the amount prepaid by the program to the general contractor.

   The program claimed a deduction for intangible drilling and development costs in 1974. The IRS challenged the timing of the deduction, contending that there was no business purpose for the payments in 1974, that the turnkey arrangements were merely "contracts of convenience" designed to create a tax deduction in 1974, and that the turnkey contracts constituted assets having a life beyond the taxable year and that to allow a deduction for their entire costs in 1974 distorted income.

   The Tax Court, relying on Keller, held that the program could deduct the full amount of the payments in 1974. The court found that the program entered into turnkey contracts, paid a premium to secure the turnkey obligations, and thereby locked in the drilling price and shifted the risks of drilling to the general contractor. Further, the court found that by signing and paying the turnkey obligation, the program got its bargained-for benefit in 1974, therefore the deduction of the payments in 1974 clearly reflected income.

   The Partnership will attempt to comply with the guidelines set forth in Keller with respect to prepaid intangible drilling and development costs. The Drilling and Operating Agreement will require the Partnership to prepay in 1997 intangible drilling and development costs for specified wells the drilling of which will be commenced in 1998. Although the Partnership is not required to prepay completion costs of a well prior to the time a decision has been made to complete the well, it is anticipated that all Partnership Wells will be required to be completed before an evaluation can be made as to their potential productivity. Prepayments should not result in a loss of current deductibility where there is a legitimate business purpose for the required prepayment, the contract is not merely a sham to control the timing of the deduction and there is an enforceable contract of economic substance. The Drilling and Operating Agreement will require the Partnership to prepay the intangible drilling and development costs of the wells in order to enable the Operator to commence site preparation for the wells, obtain suitable subcontractors at the then current prices and insure the availability of equipment and materials. Under the Drilling and Operating Agreement excess prepaid amounts, if any, will not be refundable to the Partnership but will be applied to intangible drilling and development costs to be incurred in drilling substitute wells. Under Keller, such a provision for substitute wells should not result in the prepayments being characterized as refundable deposits.
   The likelihood that prepayments will be challenged by the IRS on the grounds that there is no business purpose for the prepayment is increased in the event prepayments are not required with respect to 100% of the Working Interest. It is possible that less than 100% of the Working Interest will be acquired by the Partnership in one or more wells and prepayments may not be required of all holders of the Working Interest. However, in the view of Special Counsel, a legitimate business purpose for the required prepayments may exist under the guidelines set forth in Keller, even though prepayment is not required, or actually received, by the drilling contractor with respect to a portion of the Working Interest.
  In addition to the foregoing, a current deduction for prepaid intangible drilling and development costs is available only if the drilling of the wells is commenced before the close of the 90th day after the close of the taxable year. The Managing General Partner will attempt to cause prepaid Partnership Wells to be Spudded on or before March 31, 1998. However, the Spudding of any Partnership Well may be delayed due to circumstances beyond the control of the Partnership or the drilling contractor. Such circumstances include the unavailability of drilling rigs, weather conditions, inability to obtain drilling permits or access right to the drilling site, or title problems. Due to the foregoing factors no guaranty can be given that all prepaid Partnership Wells required by the Drilling and Operating Agreement to be Spudded on or before March 31, 1998, will actually be commenced by such date. In that event, deductions claimed in 1997 for prepaid intangible drilling and development costs would be disallowed and deferred to the 1998 taxable year.

  No assurance can be given that on audit the IRS would not disallow the current deductibility of a portion or all of any prepayments of intangible drilling and development costs under the Partnership's drilling contracts, thereby decreasing the amount of deductions allocable to the Participants for the current taxable year, or that such a challenge would not ultimately be sustained. In the event of disallowance, the deduction would be available in the year the work is actually performed.

Depletion Allowance

   The Partnership intends to own an economic interest in all Partnership Wells that produce gas or oil. Proceeds from the sale of oil and gas production will constitute ordinary income. A certain portion of such income will not be taxable by virtue of the depletion allowance which permits the deduction from gross income for federal income tax purposes of either the percentage depletion allowance or the cost depletion allowance, whichever is greater. Accordingly, each Participant will be entitled to take into account on his own federal income tax return his share of allowable depletion as computed at the individual partner level, rather than the partnership level.
   Cost depletion for any year is determined by dividing the adjusted tax basis for the property by the total units of gas or oil expected to be recoverable therefrom and then multiplying the resultant quotient by the number of units actually sold during the year. Cost depletion cannot exceed the adjusted tax basis of the property to which it relates.
   Percentage depletion generally is available to taxpayers other than integrated oil companies. (See "- Intangible Drilling and Development Costs.") Percentage depletion generally is based on the Participant's share of gross income from the oil and gas producing property. Generally, percentage depletion is available with respect to 6 million cubic feet of average daily production of natural gas or 1,000 barrels of average daily production of domestic crude oil. Taxpayers who have both oil and gas production may allocate the production limitation between such production. The rate of percentage depletion is 15%. However, percentage depletion for marginal production increases 1% (up to a maximum increase of 10%) for each whole dollar that the domestic wellhead price of crude oil for the immediately preceding year is less than $20 per barrel (without adjustment for inflation). The term
"marginal production" includes oil and gas produced from a domestic stripper well property, which is defined as any property which produces a daily average of 15 or less equivalent barrels of oil (90 MCF of natural gas) per producing well on the property in the calendar year. The rate of percentage depletion for marginal production presently is 16%. (See the model decline curve included in the United Energy Development Consultants, Inc. Geological Report in "Proposed Activities
-   Information   Regarding  Currently  Proposed   Prospects"   in   the
Prospectus.)


   Percentage depletion may not exceed 100% of the taxable income from each oil and gas property before the deduction for depletion and is limited to 65% of the taxpayer's taxable income for a year computed without regard to percentage depletion, net operating loss carrybacks and capital loss carrybacks.

  On disposition of an oil and gas property there is recapture of the lesser of: (i) the amounts that were deducted under 263 of the Code as intangible drilling and development costs rather than added to basis, plus depletion deductions that reduced the basis of the property; or
(ii) the amount realized in the case of a sale, exchange or involuntary conversion or fair market value in all other cases, minus the property's adjusted basis. Furthermore, the amount of recapturable intangible drilling and development costs is not reduced by the amount by which depletion would have been increased if the expensed intangible drilling and development costs had been capitalized.

   Availability of the percentage depletion allowance and limitations thereon must be computed separately for each Participant and not by the Partnership, or for Participants as a whole. Potential Participants are urged to consult their own tax advisors with respect to the availability of the percentage depletion allowance to them.

Depreciation - Accelerated Cost Recovery System

  Tangible Costs and the related depreciation deductions are allocated and charged under the Partnership Agreement 14% to the Managing General Partner and 86% to the Participants. Most equipment placed in service by the Partnership will be classified as "7-year" property and the cost of such property generally will be recovered over a seven year cost recovery period. I.R.C. 168(c). The depreciation method for property in the 7-year class is 200% declining balance, with a switch to straight-line to maximize the deduction. All property assigned to the 7-year class is treated as placed in service (or disposed of) in the middle of the year and in the case of a short tax year the ACRS deduction is prorated on a 12-month basis. The half-year convention effectively adds another year onto the cost-recovery period.

  No distinction is made between new and used property and salvage value is disregarded. Component depreciation is prohibited and an alternative depreciation system is used to compute the depreciation preference subject to the alternative minimum tax (using the 150% declining balance method, switching to straight-line, for most personal property). (See "- Minimum Tax - Tax Preferences," below.) All gain on a disposition of tangible personal property is treated as ordinary income to the extent of ACRS deductions claimed by the taxpayer and deductions allowed under 179 (expensing) are treated as depreciation deductions for recapture purposes. As under prior law (unless otherwise provided by regulations), the full amount of proceeds realized on a disposition of property from a mass asset account is treated as ordinary income (with no reduction for basis), however, no reduction is made in the depreciable basis remaining in the account. Cost recovery deductions allocable to the Participants in a taxable year may be reduced under certain circumstances to the extent foreign persons or tax-exempt entities subscribe to the Partnership.

   Section 179 provides an election to expense a portion of the cost of certain tangible personal property in the year such property is placed in service. The amount allowable as a deduction in 1997 is $18,000. However, the deductible amount is reduced dollar-for-dollar by the cost of qualifying property in excess of $200,000 and the amount expensed cannot exceed the taxable income derived from the active conduct by the taxpayer of the trade or business in which the property is used. These limitations are applied at both the partnership and the partner level. I.R.C. 179(d)(8). Any excess expensed amount is carried forward. If this special election to expense is made, the basis of the property used to compute cost recovery deductions is reduced by the amount expensed and is subject to recapture if the property is not used predominately in a trade or business at any time. I.R.C. 179.
Leasehold Costs and Abandonment
   The costs of acquiring oil and gas Lease interests, together with the related cost depletion deduction and any abandonment loss, are allocated under the Partnership Agreement 100% to Atlas, which will contribute the Leases to the Partnership as a part of its Capital Contribution.
Tax Basis of Participants' Interests
   The adjusted basis for federal income tax purposes of a Participant's interest in the Partnership will be adjusted (but not below zero) for any gain or loss to the Participant from a disposition by the Partnership of an oil or gas property, and will be increased by: (i) his cash subscription payment and any additional Capital Contributions paid in cash to the Partnership, (ii) his share of any nonrecourse debt of the Partnership, (iii) his share of any recourse debt of the Partnership, (iv) his share of the taxable income of the Partnership; and (v) his share of tax exempt income of the Partnership. (See "Partnership Borrowings," below.)

   The adjusted basis of a Participant's interest in the Partnership will be reduced by: (i) his share of Partnership losses; (ii) his share of Partnership expenditures that are not deductible in computing its taxable income and are not properly chargeable to capital account; (iii) his deduction for depletion for any partnership oil and gas property (but not below zero); and (iv) cash distributions from the Partnership to him. The reduction in a Participant's share of recourse or nonrecourse liabilities is considered a cash distribution. Should cash distributions exceed the tax basis of the Participant's interest in the Partnership, taxable gain would result to the extent of the excess. (See "- Distributions From a Partnership," below.)

  A Participant's distributive share of Partnership loss is allowable only to the extent of the adjusted basis of such Participant's interest in the Partnership at the end of the Partnership's taxable year. Participants will not be personally liable on any Partnership loans; however, Investor General Partners will be liable for other obligations of the Partnership. (See "Risk Factors - Special Risks of the
Partnership - Unlimited Liability of Investor General Partners" in the Prospectus.)

Distributions From a Partnership

   Generally, a cash distribution from a partnership to a partner in excess of the adjusted basis of such partner's interest in the partnership immediately before the distribution is treated as gain from the sale or exchange of his interest in the partnership to the extent of the excess. I.R.C. 731(a)(1). No loss is recognized by the partners on these types of distributions. I.R.C. 731(a)(2). No gain or loss is recognized by the Partnership on these types of distributions. I.R.C. 731(b). If property is distributed by the Partnership to the Managing General Partner and the Participants, certain basis adjustments may be made by the Partnership, the Managing General Partner and the Participants. [Partnership Agreement, 5.04(d).] I.R.C. 732, 733, 734, and 754. Other distributions of cash, disproportionate distributions of property, and liquidating distributions may result in taxable gain or loss. (See "- Disposition of Partnership Interests" and "- Termination of a Partnership," below.)

Sale of the Properties

   Under current law, a noncorporate taxpayer's ordinary income is taxed at a maximum rate of 39.6% but net capital gains of a noncorporate taxpayer are taxed at a maximum rate of 28%. The annual capital loss limitation for noncorporate taxpayers is the amount of capital gains plus the lesser of $3,000 ($1,500 for married persons filing separate returns) or the excess of capital losses over capital gains. Long-term losses (like short-term losses) offset ordinary income on a one-for-one basis. Section 1231 gain continues to be computed separately from long-term gain.


   Gains and losses from sales of oil and gas properties held for more than twelve months and not held primarily for sale to customers would be, except to the extent of depreciation recapture on equipment and recapture of any intangible drilling and development costs, depletion deductions and certain 1231 losses, gains and losses described in 1231 of the Code (in general, from sales or exchanges of real or depreciable property used in a trade or business). A Participant's net 1231 gain will be treated as a long-term capital gain while a net loss will be an ordinary deduction. However, ordinary income will result to the extent the net 1231 gain for any taxable year does not exceed the excess of the aggregate amount of the net 1231 losses for the five most recent preceding taxable years over the portion of such losses taken into account in determining the portion of net 1231 gain to be treated as ordinary income for such preceding taxable years. I.R.C. 1231(c). Other gains and losses on sales of oil and gas properties will generally result in ordinary gains or losses.

   Intangible drilling and development costs that are incurred in connection with an oil and gas property may be recaptured as ordinary income when the property is disposed of by the Partnership. Generally, the amount recaptured is the lesser of:
  (1) the aggregate amount of expenditures which have been deducted as intangible drilling and development costs with respect to the property and which (but for being deducted) would be reflected in the adjusted basis of the property; or

   (2) the excess of (i) the amount realized (in the case of a sale, exchange or involuntary conversion); or (ii) the fair market value of the interest (in the case of any other disposition) over the adjusted basis of the property. I.R.C. 1254(a).

In addition, the deductions for depletion which reduced the adjusted basis of the property are subject to recapture as ordinary income.

Disposition of Partnership Interests

   The sale or exchange of all or part of a Participant's interest in the Partnership held by him for more than twelve months will generally result in a recognition of long-term capital gain or loss except to the extent of ordinary income or loss, if any, from Partnership 751 assets (which consist of unrealized receivables or substantially appreciated inventory). I.R.C. 751. In the event the interest is held for twelve months or less, such gain or loss will generally be short-term gain or loss. A portion of any gain recognized by a Limited Partner on the sale or other disposition of his interest in the Partnership will also be characterized as portfolio income under 469 to the extent the gain is itself attributable to portfolio income (e.g. interest on investment of working capital). The recapturable portions of depreciation, depletion and intangible drilling and development costs constitute unrealized receivables. A Participant's pro rata share of the Partnership's nonrecourse liabilities, if any, as of the date of the sale or exchange must be included in the amount realized. Therefore, the gain recognized may result in a tax liability greater than the cash proceeds, if any, from such disposition. A gift of an interest in the Partnership may result in federal and/or state income tax and gift tax liability of the donor.

  A Participant who sells or exchanges all or part of his interest in the Partnership is required by the Code to notify the Partnership within 30 days or by January 15 of the following year, if earlier. I.R.C. 6050K. After receiving such notice, the Partnership is required to make a return with the IRS stating the name and address of the transferor and the transferee and such other information as may be required by the IRS. The Partnership must also provide each person whose name is set forth in the return a written statement showing the information set forth on the return with respect to such person.



  If a partner sells or exchanges his entire interest in a partnership, the taxable year of the partnership will close with respect to such partner (but not the remaining partners) on the date of sale or exchange, with a proration of partnership items for the partnership's taxable year. If a partner sells less than his entire interest in a partnership, the partnership year will not terminate with respect to the selling partner, but his proportionate share of items of income, gain, loss, deduction and credit will be determined by taking into account his varying interests in the partnership during the taxable year. Deductions or credits generally may not be allocated to a partner acquiring an interest from a selling partner for a period prior to the purchaser's admission to the partnership. I.R.C. 706(d).

   Other dispositions of a Participant's interest, including a repurchase of the interest by Atlas, may or may not result in recognition of taxable gain. Interests in different partnerships do not qualify for tax-free like-kind exchanges. I.R.C. 1031(a)(2)(D). However, no gain should be recognized by an Investor General Partner whose interest in the Partnership is converted to a Limited Partner interest so long as there is no change in his share of the Partnership's liabilities or 751 assets as a result of the conversion. Rev. Rul. 84-52, 1984-1 C.B. 157. No disposition of an interest in the Partnership (including repurchase of the interest by Atlas) should be made by any Participant prior to consultation with his tax advisor.

Minimum Tax - Tax Preferences

   For taxpayers other than integrated oil companies (see "- Intangible Drilling and Development Costs"), the 1992 National Energy Bill repealed
(1) the preference for excess intangible drilling and development costs and (2) the excess percentage depletion preference for oil and gas. The repeal of the excess intangible drilling and development costs preference, however, may not result in more than a 40% reduction in the amount of the taxpayer's alternative minimum taxable income computed as if the excess intangible drilling and development costs preference had not been repealed. These rules are summarized below.

   The alternative minimum tax is intended to insure that no one with substantial income can avoid tax liability by using deductions and credits, including the deductions for intangible drilling and development costs and accelerated depreciation. The alternative minimum tax rate for individuals is 26% on alternative minimum taxable income up to $175,000 ($87,500 for married individuals filing separate returns) and 28% thereafter. Individual tax preferences may include, but are not limited to: accelerated depreciation, intangible drilling and development costs, incentive stock options and passive activity losses. The exemption amount is $45,000 for married couples filing jointly and surviving spouses, $33,750 for single filers, and $22,500 for married persons filing separately, estates and trusts. These exemption amounts are reduced by 25% of the alternative minimum taxable income in excess of (1) $150,000 for joint returns and surviving spouses; (2) $75,000 for estates, trusts and married persons filing separately, and (3) $112,500 for single taxpayers. Married individuals filing separately must increase alternative minimum taxable income by the lesser of: (i) 25% of the excess of alternative minimum taxable income over $165,000; or (ii) $22,500. Regular tax personal exemptions are not available for purposes of the alternative minimum tax.

   The only itemized deductions allowed for minimum tax purposes are those for casualty and theft losses, gambling losses to the extent of gambling gains, charitable deductions, medical deductions (to the extent in excess of 10% of adjusted gross income), interest expenses (restricted to qualified housing interest as defined in 56(e) of the Code and investment interest expense not exceeding net investment income), and certain estate taxes. The net operating loss for alternative minimum tax purposes generally is the same as for regular tax purposes, except: (i) current year tax preference items are added back to taxable income, and (ii) individuals may use only those itemized deductions (as modified under 172(d)) allowable in computing alternative minimum taxable income. Code sections suspending losses, such as 465 and 704(d), are recomputed for minimum tax purposes and the amount of the deductions suspended or recaptured may differ for regular and minimum tax purposes.


   Under the prior rules, the amount of intangible drilling and development costs which is not deductible for alternative minimum tax purposes is the excess of the "excess intangible drilling costs" over 65% of net income from oil and gas properties. Net oil and gas income is determined for this purpose without subtracting excess intangible drilling and development costs. Excess intangible drilling and development costs is the regular intangible drilling and development costs deduction minus the amount that would have been deducted under 120 month straight-line amortization, or (at the taxpayer's election) under the cost depletion method. There is no preference for costs of nonproductive wells and the preference for intangible drilling and development costs for productive wells is computed separately for each property. Taxpayers can elect to amortize the year's intangible drilling and development costs for productive wells ratably over a 60 month period for all tax purposes and then such costs are not treated as an item of tax preference. The passive loss disallowance is determined after all preferences ad adjustments have been computed, so the suspended loss amount may be different for minimum and regular tax purposes. I.R.C. 58(b).

   The likelihood of a Participant incurring, or increasing, any minimum tax liability by virtue of an investment in the Partnership, and the impact of such liability on his personal tax situation, must be determined on an individual basis, and requires consultation by a prospective Participant with his personal tax advisor.
Limitations on Deduction of Investment Interest
   Investment interest is deductible by a noncorporate taxpayer only to the extent of net investment income each year (with an indefinite carryforward of disallowed investment interest). I.R.C. 163. Interest subject to the limitation generally includes all interest (except consumer interest and qualified residence interest) on debt not incurred in a person's active trade or business, provided the activity is not a "passive activity" under the passive loss rule. Accordingly, an Investor General Partner's allocable share of any interest expense incurred by the Partnership, will be subject to the investment interest limitation. In addition, an Investor General Partner's income and losses (including intangible drilling and development costs) from the Partnership will be considered investment income and losses for purposes of this limitation. Losses allocable to an Investor General Partner will reduce his net investment income and may affect the deductibility of his investment interest expense, if any.
   Net  investment  income  is  the excess  of  investment  income  over investment expenses. Investment income includes: gross income from interest, dividends, rents, and royalties; portfolio income under the passive activity rules (which includes working capital investment income and possibly royalty income of the Partnership, if any, in the case of Limited Partners); and income from a trade or business in which the taxpayer  does  not  materially participate if the  activity  is  not  a
"passive activity" under the passive loss rule (which includes the Partnership, at least prior to the conversion of Investor General Partner Units to Limited Partner interests, in the case of Investor
General Partners). Gain from the disposition of investment property generally is not included unless the taxpayer elects to reduce the amount of net capital gain that qualifies for the 28% ceiling. Investment expenses include deductions (other than interest) that are directly connected with the production of net investment income (including actual depreciation or depletion deductions allowable). No item of income or expense subject to the passive activity loss rules of 469 of the Code is treated as investment income or investment expense.
   In determining deductible investment expenses, investment expenses are subject to a rule limiting deductions for miscellaneous expenses to those exceeding 2% of adjusted gross income, however, expenses that are not investment expenses are intended to be disallowed before any investment expenses are disallowed.

Allocations
   The Partnership Agreement allocates to each Partner his share of the income, gains, credits and deductions (including the deductions for intangible drilling and development costs and depreciation) generated by the Partnership. Allocations of certain items are made in ratios that are different than allocations of other items. (See "Participation in Costs and Revenues" in the Prospectus.) The Capital Accounts of the Partners are adjusted to reflect such allocations and the Capital Accounts, as adjusted, will be given effect in distributions made to the Partners upon liquidation of the Partnership or any Partner's interest in the Partnership. Generally, the basis of oil and gas properties owned by the Partnership for computation of cost depletion and gain or loss on disposition will be allocated and reallocated when necessary in the ratio in which the expenditure giving rise to the tax basis of each property was charged as of the end of the year. [Partnership Agreement, 5.03(b).]
   Special allocations (those made in a manner that is disproportionate to the respective interests of the partners in a partnership), among partners of any item of partnership income, gain, loss, deduction or credit will not be given effect unless the special allocation has "substantial economic effect." I.R.C. 704(b). An allocation generally will have economic effect if throughout the term of the partnership:
   (1)      the  partners' capital accounts are maintained in accordance
        with  rules  set  forth  in  the  regulations  (generally,   tax
        accounting principles);

   (2) liquidation proceeds are distributed in accordance with the partners' capital accounts; and

   (3) any partner with a deficit balance in his capital account following the liquidation of his interest in the partnership is required to restore the amount of the deficit for distribution to partners with positive capital account balances or to be paid to creditors.

Generally, a Participant's Capital Account is increased by the amount of money he contributes to the Partnership and allocations to him of income and gain, and decreased by the value of property or cash distributed to him and allocations to him of loss and deductions. The regulations also require that there must be a reasonable possibility that the allocation will affect substantially the dollar amounts to be received by the partners from the partnership, independent of tax consequences.

   Although Participants are not required to restore deficit balances in their Capital Accounts beyond the amount of their agreed Capital
Contributions,  an allocation which is not attributable  to  nonrecourse debt will be considered to have economic effect to the extent it does not cause or increase a deficit balance in a Participant's Capital Account, if requirements (1) and (2) described above are met and the partnership agreement provides that a partner who unexpectedly incurs a deficit balance in his Capital Account because of certain  adjustments, allocations,
or  distributions  will  be  allocated  income  and   gain sufficient  to
eliminate such deficit balance as quickly as possible. Treas. Reg. 1.704-l(b)(2)(ii)(d). (See 5.03(h) of the Partnership Agreement.)

    In the event of a sale or transfer of a Partnership Unit or the admission of an additional Participant, Partnership income, gain, loss, deductions and credits generally will be allocated among the Partners on a daily basis according to their varying interests in the Partnership during the taxable year. In addition, in the discretion of the Managing General Partner Partnership property may be revalued upon the admission of additional Participants, or if certain distributions are made to the Partners, to reflect unrealized income, gain, loss or deduction inherent in the Partnership's property for purposes of adjusting the Partners' Capital
Accounts.   It  should  be  noted  that  a  reduction   in   a Participant's
interest  in  the  Partnership  upon  the  admission   of additional
Participants could be viewed by the IRS as a deemed sale or exchange by the Participant of his share of "751 assets" under 751 of the Code, which provides that to the extent a partner receives partnership property, including money, in exchange for all or part of his interest in the partnership's unrealized receivables, which includes any intangible drilling and development costs, depletion and cost recovery deductions recapture, and inventory items ("751 assets"), the transaction will be considered a sale or exchange of the property between the partner and the partnership. In Rev. Rul. 84-102, 1984-2 C.B. 119, the IRS ruled that upon the admission of a new partner to an existing partnership having both unrealized receivables and liabilities outstanding, the existing partners were considered to have received distributions to which 751(b) applies and were taxable on the gain resulting from such deemed sale.
    It should also be noted that each Partner's share of Partnership items of income, gain, loss, deduction and credit must be taken into account whether or not there is any distributable cash. A Participant's share of Partnership revenues applied to the repayment of loans or the reserve for plugging wells will be included in his gross income in a manner analogous to an actual distribution of the income to him. Thus, a
Participant  may  have  taxable  income  from  the  Partnership  for   a
particular year in excess of any cash distributions from the Partnership to him with respect to that year. To the extent the Partnership has cash
available   for  distribution,  however,  it  is  Atlas'   policy   that
Partnership distributions will not be less than the Participants' estimated income tax liability with respect to Partnership income.

    No assurance can be given that, on audit, the IRS will not take the position that a portion of the deductions allocable to the Participants is not allowable to them. If such a position is taken, there can be no
assurance   that  any  resulting  deficiency  will  not  ultimately   be
sustained. However, assuming the effect of the special allocations set forth in the Partnership Agreement is substantial in light of a Participant's tax attributes that are unrelated to the Partnership, in the opinion of Special Counsel it is more likely than not that such allocations will have "substantial economic effect" and will govern each Participant's distributive share of such items to the extent such
allocations   do  not  cause  or  increase  deficit  balances   in   the
Participants' Capital Accounts.

    If any allocation under the Partnership Agreement is not recognized for federal income tax purposes, each Participant's distributive share of the items subject to such allocation generally will be determined in
accordance   with  his  interest  in  the  Partnership,  determined   by
considering relevant facts and circumstances. To the extent such deductions as allocated by the Partnership Agreement, exceed deductions which would be allowed pursuant to such a reallocation, Participants may incur a greater tax burden.

"At Risk" Limitation For Losses

   Subject to the limitations on "passive losses" generated by the Partnership in the case of Limited Partners and a Participant's basis in the Partnership, each Participant may use his share of the Partnership's losses to offset income from other sources. (See "- Limitations on Passive Activities" and "- Tax Basis of Participants' Interests," above.) However, any taxpayer (other than a corporation which is neither an S corporation nor a corporation in which five or fewer individuals own more than 50% of the stock) who sustains a loss in connection with his oil and gas activities may deduct such loss only to the extent of the amount he has "at risk" in such activities at the end of a taxable year. In determining whether five or fewer individuals own 50% or more of the stock of a corporation, the attribution rules of 544 apply. The "at risk" limitation applies to each activity engaged in and not on an aggregate basis for all activities. The amount "at risk" is limited to the amount of money and the adjusted basis of other property the taxpayer has contributed to the activity, and any amount he has borrowed with respect thereto for which he is personally liable or with respect to which he has pledged property other than property used in the
activity;  limited,   however,  to the net  fair  market  value  of  his
interest in such pledged property. I.R.C. 465(b)(1) and (2). However, amounts borrowed will not be considered "at risk" if such amounts are borrowed from any person who has an interest (other than as a creditor) in such activity or from a related person to a person (other than the taxpayer) having such an interest.

   "Loss" is defined as being the excess of allowable deductions for a taxable year from an activity over the amount of income actually received or accrued by the taxpayer during such year from the activity. The amount the taxpayer has "at risk" may not include the amount of any loss that the taxpayer is protected against through nonrecourse loans, guarantees, stop loss agreements, or other similar arrangements. The amount of any such loss that is disallowed in any taxable year will be carried over to the first succeeding taxable year, to the extent a Participant is "at risk." Further, a taxpayer's "at risk" amount in subsequent taxable years with respect to the activity involved will be reduced by that portion of the loss which is allowable as a deduction.


   Participants' Agreed Subscriptions are funded by a payment of cash (usually "at risk"). Since income, gains, losses, and distributions of the Partnership affect the amount considered to be "at risk," the extent to which a Participant is "at risk" must be determined annually. Further, conversion from recourse to nonrecourse liability would reduce the amount "at risk" and could result in taxable income to the Participant. Previously allowed losses must be recaptured (included in gross income) when the "at risk" amount is reduced below zero. However, the amount recaptured is limited by the amount the taxpayer's "at risk" amount is reduced below zero, with special computations to reflect previously recaptured losses. The amount included in income under this recapture provision may be deducted in the first succeeding taxable year to the extent of any increase in the amount which the Participant has "at risk."

Partnership Borrowings

   Under the Partnership Agreement, the Managing General Partner and its Affiliates may make loans to the Partnership. The use of Partnership revenues taxable to Participants to repay Partnership borrowing will create income tax liability for such Participants in excess of cash distributions to them, since repayments of principal are not deductible for federal income tax purposes, and deductions for payment of interest will be subject to the "investment interest" and "passive loss" limitations previously discussed. In addition, interest paid (or imputed at the applicable Federal rate) on such loans will not be deductible unless such loans are bona fide loans that will not be treated as Capital
Contributions. In Revenue Ruling 72-135, 1972-1 C.B.  200,  the IRS   ruled
that a nonrecourse loan from a general partner to a  limited partner or to a partnership engaged in oil and gas exploration represented a capital contribution by the general partner rather than a loan. Whether a "loan" to the Partnership represents in substance, debt or equity is a question of fact to be determined from all the surrounding facts and circumstances. (See Kingbay v. Commissioner, 46 T.C. 147 (1966); Hambuechen v. Commissioner, 43 T.C. 90 (1964).)

Partnership Organization and Syndication Fees

   Expenses connected with the issuance and sale of interests in a partnership (i.e., promotional expense, selling expense, commissions, professional fees and printing costs) are not deductible. Further, except for certain expenses, amounts incurred to organize a partnership may not be claimed as deductions under the partnership provisions of the Code. However, expenses incident to the creation of a partnership which are chargeable to capital account and which, if expended in connection with the creation of a partnership having an ascertainable life, would be amortized over that period of time, may be deducted and amortized over a period of not less than 60 months. Such amortizable organization expenses are charged 100% to the Managing General Partner as part of the Partnership's Organization and Offering Costs and any related deductions will be allocated to the Managing General Partner.
Tax Elections
   The Code permits partnerships to elect to adjust the basis of partnership property on the transfer of an interest in a partnership by sale or exchange or on the death of a partner, and on the distribution of property by the partnership to a partner (the 754 election). The general
effect  of  such  an  election  is  that  transferees  of       the
partnership interests are treated, for purposes of depreciation and gain, as though they had acquired a direct interest in the partnership assets and the partnership is treated for such purposes, upon certain distributions to partners, as though it had newly acquired an interest in the partnership assets and therefore acquired a new cost basis for such assets. Any such election, once made, may not be revoked without the consent of the IRS. The Partnership Agreement, 5.04(d), provides that the Partnership may make the 754 election. The Partnership may also make various elections for federal tax reporting purposes which could result in various items of income, gain, loss, deduction and credit being treated differently for tax purposes than for accounting purposes.

   Code 195 permits taxpayers to elect to capitalize and amortize "start-up expenditures" over a 60-month period. Such items include amounts: (1) paid or incurred in connection with: (i) investigating the creation or acquisition of an active trade or business, (ii) creating an active trade or business, or (iii) any activity engaged in for profit and for the production of income before the day on which the active trade or business begins, in anticipation of such activity becoming an active trade or business; and (2) which would be allowed as a deduction if paid or incurred in connection with the expansion of an existing business. Start-up expenditures do not include amounts paid or incurred in connection with the sale of partnership interests. If it is ultimately determined that any of the Partnership's expenses constituted start-up expenditures and not deductible expenses under 162, the Partnership's deductions would be reduced.

Disallowance of Deductions Under Section 183 of the Code

   Under 183 of the Code, a Participant's ability to deduct his share of the Partnership's losses on his federal income tax return could be lost
if  the  Partnership  lacks  the  appropriate  profit  motive        as
determined from an examination of all facts and circumstances at the time. Section 183 creates a presumption that an activity is engaged in for profit, if, in any three of five consecutive taxable years, the gross
income  derived  from  such  activity  exceeds  the   deductions
attributable to such activity. Thus, if the Partnership fails to show a profit in at least three out of five consecutive years, this presumption will not be available. In that instance, the possibility that the IRS could successfully challenge the deductions claimed by a Participant would be substantially increased.

   The fact that the possibility of ultimately obtaining profits is uncertain, standing alone, does not appear to be sufficient grounds for the  denial  of  losses under 183. (See Treas. Reg. 1.183-2(c),  Example
(5).) Based on Atlas' representation that the Partnership will be conducted as described in the Prospectus, in the opinion of Special Counsel it is more likely than not that the Partnership will possess the requisite profit motive.
Termination of a Partnership
   Pursuant to 708(b) of the Code, a partnership will be considered as terminated for federal income tax purposes if within a twelve month period there is a sale or exchange of 50% or more of the total interest in partnership capital and profits. The closing of the partnership year may result in more than twelve months' income or loss of the partnership being allocated to certain partners for the year of termination (i.e., in the case of partners using fiscal years other than the calendar year). Under 731 of the Code, a partner will realize taxable gain on a termination of the partnership to the extent that money regarded as distributed to him exceeds the adjusted basis of his partnership interest. The conversion of Investor General Partner Units to Limited Partner interests will not result in a termination of the Partnership under 708 of the Code. Rev. Rul. 84-52, 1984-1 C.B. 157.
Lack of Registration as a Tax Shelter
   Section 6111 of the Code generally requires an organizer of a "tax shelter" to register the tax shelter with the Secretary of the Treasury, and to obtain an identification number which must be included on the tax returns of investors in such a tax shelter. For purposes of these provisions, a "tax shelter" is generally defined to include investments with respect to which any person could reasonably infer that the ratio that (1) the aggregate amount of the potentially allowable deductions and 350% of the potentially allowable credits with respect to the investment during the first five years of the investment bears to (2) the amount of money and the adjusted basis of property contributed to the investment exceeds 2 to
1. Temporary Regulations promulgated by the IRS provide that the aggregate amount of gross deductions must be considered and determined without reduction for gross income derived, or to be derived, from the investment.
   Atlas does not believe that the Partnership will have a tax shelter ratio greater than 2 to 1. Also, because the purpose of the Partnership is to locate, produce and market natural gas on an economic basis, Atlas does not believe that the Partnership will be a "potentially abusive tax shelter." Accordingly, Atlas does not intend to cause the Partnership to register with the IRS as a tax shelter.
    If it is subsequently determined that the Partnership was required to be registered with the IRS as a tax shelter, Atlas would be subject to certain penalties, including a penalty of 1% of the aggregate amount invested in the Units of the Partnership for failing to register and
$100   for  each  failure  to  furnish  a  Participant  a  tax   shelter
registration number, and each Participant would be liable for a $250 penalty for failure to include the tax shelter registration number on his tax return, unless such failure was due to reasonable cause. A Participant also would be liable for a penalty of $100 for failing to furnish the tax shelter registration number to any transferee of his interest in the Partnership. However, based on the representations of the Managing General Partner, Special Counsel has expressed the opinion that the Partnership, more likely than not, is not required to register with the IRS as a tax shelter.

   Issuance  of  a  registration  number  does  not  indicate  that   an
investment or the claimed tax benefits have been reviewed, examined, or approved by the IRS.

Investor Lists

   Section 6112 of the Code requires that any person who organizes a tax shelter required to be registered with the IRS or who sells any interest in such a shelter must maintain a list identifying each person who was sold an interest in the shelter and setting forth other required information. For the reasons described above, Atlas does not believe the
Partnership   is   subject  to  the  requirements  of   6112   If   this
determination is wrong, 6708 of the Code provides for a penalty of $50 for each person with respect to whom there is a failure to meet any requirements of 6112, unless the failure is due to reasonable cause.

Tax Returns and Audits

In General. The tax treatment of all partnership items is generally determined at the partnership, rather than the partner, level; and the partners are generally required to treat partnership items on their individual returns in a manner which is consistent with the treatment of such partnership items on the partnership return. I.R.C. 6221 and 6222. Regulations define "partnership items" for this purpose as including distributive share items that must be allocated among the partners, such as partnership liabilities, data pertaining to the computation of the depletion allowance, and guaranteed payments. Treas. Reg. 301.6231(a)(3)-1.

   Generally, the IRS must conduct an administrative determination as to partnership items at the partnership level before conducting deficiency proceedings against a partner, and the partners must file a request for an administrative determination before filing suit for any credit or refund. The period for assessing tax against a Partner attributable to a partnership item may be extended as to all partners by agreement between the IRS and Atlas, which will serve as the Partnership's representative ("Tax Matters Partner") in all administrative and judicial proceedings conducted at the partnership level. The Tax Matters Partner generally may enter into a settlement on behalf of, and binding upon, partners owning less than a 1% profits interest in partnerships having more than 100 partners. By executing the Partnership Agreement, each Participant agrees that he will not form or exercise any right as a member of a notice group and will not file a statement notifying the IRS that the Tax Matters Partner does not have binding settlement authority.

    In the event of an audit of the return of the Partnership, the Tax Matters Partner, pursuant to advice of counsel, will take all actions
necessary,   in   its  discretion,  to  preserve  the  rights   of   the
Participants.  All expenses of such proceedings undertaken  by  the  Tax
Matters Partner, which might be substantial, will be paid for by the Partnership. The Tax Matters Partner is not obligated to contest adjustments made by the IRS.

Tax Returns. The preparation and filing of each Participant's federal, state and local income tax returns are the responsibility of the Participant. The Partnership will provide each Participant with the tax information applicable to his investment in the Partnership necessary to prepare such returns; however, the treatment of the tax attributes of the Partnership may vary among Participants. The Managing General Partner, its Affiliates and Special Counsel assume no responsibility for the tax consequences of this transaction to a Participant, nor for the disallowance of any proposed deductions. EACH PARTICIPANT IS URGED TO SEEK QUALIFIED, PROFESSIONAL ASSISTANCE IN THE PREPARATION OF HIS FEDERAL, STATE AND LOCAL TAX RETURNS.

Penalties and Interest

    In General. Interest (based on the applicable Federal short-term rate plus 3 percentage points) is charged on underpayments of tax and various civil and criminal penalties are included in the Code.

    Penalty for Negligence or Disregard of Rules or Regulations. If any portion of an underpayment of tax is attributable to negligence or disregard of rules or regulations, 20% of such portion is added to the tax. Negligence is strongly indicated if a partner fails to treat partnership items on his tax return in a manner that is consistent with the treatment of such items on the partnership's return or to notify the IRS of the inconsistency. The term "disregard" includes any careless, reckless or intentional disregard of rules or regulations. There is no penalty, however, if the position is adequately disclosed, or the position is taken with reasonable cause and in good faith, or the position has a realistic possibility of being sustained on its merits. Treas. Reg. 1.6662-3.
   Valuation Misstatement Penalty. There is an addition to tax of 20% of the amount of any underpayment of tax of $5,000 or more ($10,000 in the case of corporations other than S corporations or personal holding companies)
which   is   attributable  to   a   substantial                valuation
misstatement. There is a substantial valuation misstatement if the value or adjusted basis of any property claimed on a return is 200% or more of the correct amount; or if the price for any property or services (or for the use  of  property) claimed on a return is 200% or more (or  50%  or less)
of  the correct price. If there is a gross valuation misstatement (400%   or
more  of  the  correct  value  or  adjusted  basis  or         the
undervaluation is 25% or less of the correct amount) the penalty is 40%. I.R.C. 6662(e) and (h).

   Substantial Understatement Penalty. There is also an addition to tax of 20% of any underpayment if the difference between the tax required to be shown on the return over the tax actually shown on the return, exceeds the greater of 10% of the tax required to be shown on the return, or $5,000 ($10,000 in the case of corporations other than S corporations or
personal  holding  companies).  I.R.C.  6662(d).               The
amount of any understatement generally will be reduced to the extent it is attributable to the tax treatment of an item supported by substantial authority, or adequately disclosed on the taxpayer's return. However, in the case of "tax shelters," the understatement may be reduced only if the tax treatment of an item attributable to a tax shelter was supported by substantial authority and the taxpayer reasonably believed that the tax treatment claimed was more likely than not the proper treatment. Disclosure of partnership items should be made on the Partnership's return; however, a taxpayer partner also may make adequate disclosure on his individual return with respect to pass-through items. Section 6662(d)(2)(C) provides that a "tax shelter" is any entity which has as its principal purpose the avoidance or evasion of federal income tax. Assuming the Partnership is conducted as set forth in the Prospectus, in the opinion of Special Counsel it is more likely than not that the Partnership will not be characterized as a tax shelter for purposes of the substantial understatement of income tax penalty.

IRS Anti-Abuse Rule. Under Treas. Reg. 1.701-2, if a principal purpose of a partnership is to reduce substantially the partners' federal income tax liability in a manner that is inconsistent with the intent of the partnership rules of the Code, based on all the facts and circumstances, the IRS is authorized to remedy the abuse. For illustration purposes, the following factors may indicate that a partnership is being used in a prohibited manner: (i) the partners' aggregate federal income tax liability  is  substantially  less  than  had  the  partners  owned  the partnership's assets and conducted its activities directly; (ii) the partners' aggregate federal income tax liability is substantially less than if purportedly separate transactions are treated as steps in a single transaction; (iii) one or more partners are needed to achieve the claimed tax results and have a nominal interest in the partnership or are substantially protected against risk; (iv) substantially all of the partners are related to each other; (v) income or gain are allocated to partners who are not expected to have any federal income tax liability; (vi) the benefits and burdens of ownership of property nominally contributed to the partnership are related in substantial part  by  the
contributing party; and (vii) the benefits and burdens of ownership of partnership property are in substantial part shifted to the distributee partners before or after the property is actually distributed to the
distributee   partners.   Based  on  the  Managing   General   Partner's
representation that the Partnership will be conducted as described in the Prospectus, in the opinion of Special Counsel it is more likely than not that the Partnership will not be subject to the anti-abuse rule set forth in Treas. Reg. 1.701-2.

State and Local Taxes

   The Partnership will operate in states and localities which impose a tax on its assets or its income, or on each Participant. Deductions which are available to Participants for federal income tax purposes may not be available for state or local income tax purposes. A Participant's distributive share of the net income or net loss of the Partnership generally will be required to be included in determining his reportable income for state or local tax purposes in the jurisdiction in which he is a resident. To the extent that a non-resident Participant pays tax to a state by virtue of Partnership operations within that state, he may be entitled to a deduction or credit against tax owed to his state of residence with respect to the same income. To the extent that the Partnership operates in certain jurisdictions, state or local estate or inheritance taxes may be payable upon the death of a Participant in addition to taxes imposed by his own domicile.
   Under Pennsylvania law, the Partnership is required to withhold state income tax at the rate of 2.8% of Partnership income allocable to Participants who are not residents of Pennsylvania. This requirement does not obviate Pennsylvania tax return filing requirements for Participants who are not residents of Pennsylvania. In the event of overwithholding, a Pennsylvania income tax return must be filed by Participants who are not residents of Pennsylvania in order to obtain a refund. Prospective Participants should consult with their own tax advisors concerning the possible effect of various state and local taxes on their personal tax situations.
Severance, Franchise, and Ad Valorem (Real Estate) Taxes
   The Partnership may incur various ad valorem or severance taxes imposed by state or local taxing authorities. Currently, there is no such tax liability in Mercer County, Pennsylvania.
Social Security Benefits and Self-Employment Tax
    A Limited Partner's share of income or loss from the Partnership is excluded from the definition of "net earnings from self-employment." No increased benefits under the Social Security Act will be earned by Limited Partners and if any Limited Partners are currently receiving Social Security benefits, their shares of Partnership taxable income will not be taken into account in determining any reduction in benefits because of "excess earnings." An Investor General Partner's share of income or loss from the Partnership will constitute "net earnings from
self-employment"  for  these purposes. I.R.C.  1402(a).   For  1997  the
ceiling for social security tax of 12.4% is $65,400 and there is no ceiling for medicare tax of 2.9%. Self-employed individuals can deduct one-half of their self-employment tax.

Foreign Partners

   The Partnership will be required to withhold and pay to the IRS tax at the highest rate under the Code applicable to Partnership income allocable to foreign partners, even if no cash distributions are made to such partners. A purchaser of a foreign Partner's Units may be required to withhold a portion of the purchase price and the Managing General Partner
may   be  required  to  withhold  with  respect   to   taxable
distributions of real property to a foreign Partner. The withholding requirements described above do not obviate United States tax return
filing   requirements   for   foreign  Partners.   In   the   event   of
overwithholding, a foreign Partner must file a United States tax return to obtain a refund.


Estate and Gift Taxation

   There is no federal tax on lifetime or testamentary transfers of property between spouses. The gift tax annual exclusion is $10,000 per donee. The maximum estate and gift tax rate is 55% (subject to a 5% surtax on amounts in excess of $10,000,000); and estates of $600,000 or less generally are not subject to federal estate tax. In the event of the death of a Participant, the fair market value of his interest as of the date of death (or as of the alternate valuation date) will be included in his estate for federal estate tax purposes. The decedent's heirs will, for federal income tax purposes, take as their basis for the interest the value as so determined for federal estate tax purposes.
Changes in Law
   The Partnership and the Participants could be adversely affected by any further changes in tax laws that may result through future
Congressional  action,  Tax  Court  or  other  judicial  decisions,   or
interpretations by the IRS. It is impossible to predict what, if any, changes in the tax law may become law in the future or even if adopted, would apply to the Partnership.

    IT IS NOT POSSIBLE FOR US TO PREDICT THE EFFECT OF THE TAX LAWS ON INDIVIDUAL PARTICIPANTS. EACH PARTICIPANT IS URGED TO SEEK, AND SHOULD DEPEND UPON, THE ADVICE OF HIS OWN TAX ADVISORS WITH RESPECT TO HIS INVESTMENT IN THE PARTNERSHIP WITH SPECIFIC REFERENCE TO HIS OWN TAX SITUATION AND POTENTIAL CHANGES IN THE APPLICABLE LAW.

    We  consent  to the use of this opinion letter as an exhibit  to  the
Registration  Statement,  and  all  amendments  thereto,  and   to   all

references to this firm in the Prospectus.

                                           Very truly yours,

                                           KUNZMAN & BOLLINGER, INC. Exhibit

                                                           10(a)

        ATLAS-ENERGY FOR THE NINETIES-PUBLIC #6 LTD.

                      ESCROW AGREEMENT

   THIS AGREEMENT, made to be effective as of the _____ day of _________, 1997, by and between Atlas Resources, Inc., a Pennsylvania
corporation   ("Atlas"),  Anthem  Securities,   Inc.,   a   Pennsylvania
corporation ("Anthem"), Bryan Funding, Inc., a Pennsylvania corporation ("Bryan Funding"), collectively Anthem and Bryan Funding are referred to as the "Dealer-Manager", Atlas-Energy for the Nineties-Public #6 Ltd., a Pennsylvania limited partnership (the "Partnership") and National City Bank of Pennsylvania, Pittsburgh, Pennsylvania, as escrow agent (the "Escrow Agent").


                         WITNESSETH:


   WHEREAS, Atlas, as Managing General Partner, intends to offer publicly for sale to qualified investors (the "Investors") up to 1,000 limited partnership interests in the Partnership (the "Units"); and

   WHEREAS, each Investor will be required to pay his subscription in full upon subscribing ($10,000 per Unit, however, the Managing General Partner, in its discretion, may accept one-half Unit [$5,000] subscriptions, with larger subscriptions permitted in $1,000 increments), by check, draft or money order except that the broker-dealers and Atlas and its officers and directors may purchase Units net of the Dealer-Manager Fee, the commissions and accountable due diligence fees set forth below (the "Subscription Proceeds"); and

   WHEREAS, the Managing General Partner and Anthem have executed an agreement ("Anthem Dealer-Manager Agreement") pursuant to which Anthem will solicit subscriptions for Units in all states other than Minnesota and New Hampshire on a "best efforts" "all or none" basis for $1,000,000 and on a "best efforts" basis for the remaining Units on behalf of the Managing General Partner and the Partnership and pursuant to which Anthem has been authorized to select certain members in good standing of the National Association of Securities Dealers, Inc. ("NASD") to participate in the offering of the Units ("Selling Agents"); and

   WHEREAS,  the  Managing  General  Partner  and  Bryan  Funding   have
executed   an   agreement  ("Bryan  Funding  Dealer-Manager  Agreement")
pursuant to which Bryan Funding will solicit subscriptions for Units in the states of Minnesota and New Hampshire on a "best efforts" "all or none" basis for $1,000,000 and on a "best efforts" basis for the remaining Units on behalf of the Managing General Partner and the Partnership and pursuant to which Bryan Funding has been authorized to select certain members in good standing of the National Association of Securities Dealers, Inc. ("NASD") to participate in the offering of the Units ("Selling Agents"); and

   WHEREAS, the Anthem Dealer-Manager Agreement and the Bryan Funding Dealer-Manager Agreement, collectively referred to as the "Dealer Manager Agreement", provide for compensation to the Dealer-Manager which includes, but is not limited to, a 2.5% Dealer-Manager Fee, a 7.5% sales commission, and reimbursement of the Selling Agents' bona fide accountable due diligence expenses of .5% per Unit to participate in the offering of the Units, which compensation will be reallowed to the Selling Agents and wholesalers; and

   WHEREAS, under the terms of the Dealer-Manager Agreement the Subscription Proceeds are required to be held in escrow subject to the receipt and acceptance by Atlas of the minimum Subscription Proceeds of $1,000,000, excluding any optional subscription by the Managing General Partner, its officers, directors and Affiliates; and

   WHEREAS, no subscriptions to the Partnership will be accepted after receipt of the maximum Subscription Proceeds of $8,000,000 (which may be increased to $10,000,000 in Atlas' discretion) or December 31, 1997, whichever event occurs first (the "Offering Termination Date"); and


   WHEREAS, to facilitate compliance with the terms of the Dealer Manager Agreement, Atlas and the Dealer-Manager desire to have the Subscription Proceeds deposited with the Escrow Agent and the Escrow Agent desires to hold the Subscription Proceeds pursuant to the terms and conditions set forth herein;

   NOW,  THEREFORE,  in  consideration  of  the  mutual  covenants   and
conditions herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Appointment of Escrow Agent. Atlas, the Partnership and the Dealer-Manager hereby appoint Escrow Agent as the escrow agent to receive and to hold the Subscription Proceeds deposited with Escrow Agent by the Dealer-Manager and the Selling Agents pursuant hereto and Escrow Agent hereby agrees to serve in such capacity during the term and based upon the provisions hereof.
2.      Deposit of Subscription Proceeds. Pending receipt of the minimum
   Subscription   Proceeds  of  $1,000,000,  the  Dealer-Manager   shall
   deposit  the Subscription Proceeds of each Investor with  the  Escrow
   Agent  and  shall  deliver  to  the  Escrow  Agent  a  copy  of   the
   Subscription   Agreement   of  such  Investor.   Payment   for   each
   subscription for Units shall be in the form of a check made payable to "National City Bank of Pennsylvania, Escrow Agent, Atlas Public #6 Ltd." The Escrow Agent shall deliver a receipt to Anthem and Atlas for each deposit of Subscription Proceeds made pursuant hereto by Anthem, and to Bryan Funding and Atlas for each deposit of subscription proceeds made pursuant hereto by Bryan Funding.

3. Investment of Subscription Proceeds. The Subscription Proceeds shall be deposited in an interest bearing account maintained by the
   Escrow   Agent   entitled  "Armada  Government  Fund."   Subscription
   Proceeds may be temporarily invested by the Escrow Agent only in income producing short-term, highly liquid investments secured by the United States government where there is appropriate safety of principal, such as U.S. Treasury Bills. The interest earned shall be added to the Subscription Proceeds and disbursed in accordance with the provisions of paragraph 4 or 5, as the case may be.

4. Distribution of Subscription Proceeds. If the Escrow Agent (a) receives written notice from an authorized officer of Atlas that at least the minimum aggregate subscriptions of $1,000,000 have been received and accepted by Atlas, and (b) determines that Subscription Proceeds for at least $1,000,000 as determined by Atlas have cleared the banking system and are good, the Escrow Agent shall promptly release and distribute to Atlas such escrowed Subscription Proceeds which have cleared the banking system and are good plus any interest paid and investment income earned on such Subscription Proceeds while held by the Escrow Agent in an escrow account. Any remaining Subscription Proceeds, plus any interest paid and investment income earned on such Subscription Proceeds while held by the Escrow Agent in an escrow account shall be promptly released and distributed to Atlas by the Escrow Agent as such Subscription Proceeds clear the banking system and become good.

5. Separate Partnership Account. During the continuation of the offering after the Partnership is funded with cleared Subscription
Proceeds of at least $1,000,000 and the Escrow Agent receives the notice described in Paragraph 4 of this Agreement, and prior to the Offering Termination Date, any additional Subscription Proceeds may be deposited by the Dealer-Manager directly in a separate Partnership account which shall not be subject to the terms of this Agreement.

6.     Distributions to Subscribers.

   (a)      In  the  event that the Partnership will not  be  funded  as
       contemplated   because   less   than   the   minimum    aggregate
       subscriptions of $1,000,000 have been received and accepted by Atlas by twelve p.m. (noon), local time, on December 31, 1997, or for any other reason, Atlas shall so notify the Escrow Agent, whereupon the Escrow Agent promptly shall distribute to each Investor a refund check made payable to such Investor in an amount equal to the Subscription Proceeds of such Investor, plus any interest paid or investment income earned thereon while held by the Escrow Agent in an escrow account as calculated by Atlas.


   (b) In the event that a subscription for Units submitted by an Investor is rejected by Atlas for any reason after the Subscription Proceeds relating to such subscription have been deposited with the Escrow Agent, then Atlas promptly shall notify the Escrow Agent of such rejection, and the Escrow Agent shall promptly distribute to such Investor a refund check made payable to such Investor in an amount equal to the Subscription Proceeds of such Investor, plus any interest paid or investment income earned thereon while held by the Escrow Agent in an escrow account as calculated by Atlas.
7. Compensation and Expenses of Escrow Agent. Atlas shall be solely responsible for and shall pay the compensation of the Escrow Agent for its services hereunder, as provided in Appendix 1 to this Agreement and made a part hereof, and the charges, expenses (including any reasonable attorneys' fees), and other out-of-pocket expenses incurred by the Escrow Agent in connection with the administration of the provisions of this Agreement. The Escrow Agent shall have no lien on the Subscription Proceeds deposited in an escrow account unless and until the Partnership is funded with cleared Subscription Proceeds of at least $1,000,000 and the Escrow Agent receives the notice described in Paragraph 4 of this Agreement, at which time the Escrow Agent shall have, and is hereby granted, a prior lien upon any property, cash, or assets held hereunder, with respect to its unpaid compensation and nonreimbursed expenses, superior to the interests of any other persons or entities.

8. Duties of Escrow Agent. The Escrow Agent shall not be obligated to accept any notice, make any delivery, or take any other action under this Escrow Agreement unless the notice or request or demand for delivery or other action is in writing and given or made by the party given the right or charged with the obligation under this Escrow Agreement to give the notice or to make the request or demand. In no event shall the Escrow Agent be obligated to accept any notice, request, or demand from anyone other than Atlas or the Dealer-Manager.

9.      Liability of Escrow Agent. The Escrow Agent shall not be  liable for  any  damages,  or  have any obligations other  than  the  duties prescribed  herein  in  carrying out or executing  the  purposes  and intent of this Escrow Agreement; provided, however, that nothing herein contained shall relieve the Escrow Agent from liability arising out of its own willful misconduct or gross negligence. Escrow Agent's duties and obligations under this Agreement shall be entirely administrative and not discretionary. Escrow Agent shall not be liable to any party hereto or to any third party as a result of any action or omission taken or made by Escrow Agent in good faith. The parties to this Agreement will indemnify Escrow Agent, hold Escrow Agent harmless, and reimburse Escrow Agent from, against and for, any and all liabilities, costs, fees and expenses (including reasonable attorney's fees) Escrow Agent may suffer or incur by reason of its execution and performance of this Agreement. In the event any legal questions arise concerning Escrow Agent's duties and obligations hereunder, Escrow Agent may consult with its counsel and rely without liability upon written opinions given to it by such counsel.

   The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, authorization, or other paper or document which the Escrow Agent, in good faith, believes to be genuine and what it purports to be.

   In the event that there shall be any disagreement between any of the parties to this Agreement, or between them or any of them and any other person, resulting in adverse claims or demands being made in connection with this Agreement, or in the event that Escrow Agent, in good faith, shall be in doubt as to what action it should take hereunder,  Escrow Agent may, at its option, refuse  to  comply  with any claims or demands on it or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists; and in any such event, Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act and Escrow Agent shall be entitled to continue to so refrain from acting until the dispute is resolved by the parties involved. National City Bank of Pennsylvania is acting solely as Escrow Agent and is not a party to, nor has it reviewed or approved any agreement or matter of background related to this Agreement, other than this Agreement itself, and has assumed, without investigation, the authority of the individuals executing this Agreement to be so authorized on behalf of the party or parties involved.

10. Resignation or Removal of Escrow Agent. The Escrow Agent may resign as such following the giving of thirty days' prior written notice to the other parties hereto. Similarly, the Escrow Agent may be removed and replaced following the giving of thirty days' prior written notice to the Escrow Agent by the other parties hereto. In either event, the duties of the Escrow Agent shall terminate thirty days after the date of such notice (or as of such earlier date as may be mutually agreeable); and the Escrow Agent shall then deliver the balance of the Subscription Proceeds (and any interest paid or investment income earned thereon while held by the Escrow Agent in an escrow account) in its possession to a successor escrow agent as shall be appointed by the other parties hereto as evidenced by a written notice filed with the Escrow Agent. If the other parties hereto are unable to agree upon a successor or shall have failed to appoint a successor prior to the expiration of thirty days following the date of the notice of resignation or removal, the then acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or other appropriate relief; and any such resulting appointment shall be binding upon all of the parties hereto. Upon acknowledgment by any successor escrow agent of the receipt of the then remaining balance of the Subscription Proceeds (and any interest paid or investment income earned thereon while held by the Escrow Agent in an escrow account), the then acting Escrow Agent shall be fully released and relieved of all duties, responsibilities, and obligations under this Agreement.

11. Termination. This Agreement shall terminate and the Escrow Agent shall have no further obligation with respect hereto upon the occurrence of the distribution of all Subscription Proceeds (and any interest paid or investment income earned thereon while held by the Escrow Agent in an escrow account) as contemplated hereby or upon the written consent of all the parties hereto.

12.      Notice.   Any  notices or instructions, or both,  to  be  given
   hereunder shall be validly given if set forth in writing and mailed by certified mail, return receipt requested, as follows:

   If to the Escrow Agent:
        National City Bank of Pennsylvania
        Attention:     Mr. Robert Mialki, Vice President
               Corporate Trust Department 300
               Fourth Avenue
Pittsburgh, Pennsylvania 15278-2331

        Phone: (412) 644-8401
        Facsimile: (412) 644-7971

   If to Atlas:

        Atlas Resources, Inc. 311 Rouser
        Road
        P.O. Box 611
        Moon Township, Pennsylvania 15108

        Attention:      J. R. O'Mara

        Phone: (412) 262-2830
        Facsimile: (412) 262-2820
     If to Anthem:

          Anthem Securities, Inc.
          311 Rouser Road
          P.O. Box 926
          Coraopolis, Pennsylvania 15108

          Attention:  Eric D. Koval

          Phone: (412) 262-1680
          Facsimile: (412) 262-7430

     If to Bryan Funding:

          Bryan Funding, Inc.
          393 Vanadium Road
          Pittsburgh, Pennsylvania 15243

          Attention:  Richard G. Bryan, Jr.

          Phone: (412) 276-9393
          Facsimile: (412) 276-9396

  Any party may designate any other address to which notices and instructions shall be sent by notice duly given in accordance herewith.

13.     Miscellaneous.

     (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     (b) This Agreement is binding upon and shall inure to the benefit of the undersigned and their respective heirs, successors and assigns.

     (c) This Agreement may be executed in multiple copies, each executed copy to serve as an original.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.


                                   NATIONAL CITY BANK OF PENNSYLVANIA
ATTEST:     As Escrow Agent
By:               By:
   (Authorized Officer)     (Authorized Officer)



                                   ATLAS RESOURCES, INC.
ATTEST:     A Pennsylvania corporation

By:               By:
   Secretary     J.R. O'Mara, President



     ANTHEM SECURITIES, INC.
ATTEST:     A Pennsylvania corporation
By:               By:   _______________________________________
     Secretary               Eric D. Koval, President



     BRYAN FUNDING, INC.
ATTEST:     A Pennsylvania corporation

By:               By:   _______________________________________
     Secretary               Richard G. Bryan, Jr., President



              ATLAS-ENERGY FOR THE NINETIES-PUBLIC #6 LTD.

               By:      ATLAS RESOURCES, INC.
ATTEST:               Managing General Partner

By:               By:   ______________________________________
     Secretary               J. R. O'Mara, President

               APPENDIX I TO ESCROW AGREEMENT

          Compensation for Services of Escrow Agent


Escrow Agent annual fee per year or any part thereof     $3,000.00

     Exhibit 25
     ATLAS-ENERGY FOR THE NINETIES-PUBLIC #6 LTD.
     POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and/or directors of Atlas Resources, Inc., a Pennsylvania corporation which is about to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form SB-2 relating to certain securities of Atlas-Energy for the Nineties-Public #6 Ltd., constitutes and appoints James R. O'Mara and Bruce M. Wolf, his/her true and lawful attorney-in fact, with full power of substitution and resubstitution and with full power to act without another, for him/her and in his/her name, place and stead, in any and all capacities, to sign such Registration Statement, and any and all amendments, including post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and all states and other jurisdictions wherein such Registration Statement and amendments thereto may be filed for securities compliance measures, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated:          July ___16____, 1997
                        Charles  T. Koval, Chairman of the Board  and  a
Director


Dated:          July __16_____, 1997
                        James R. O'Mara, President, Chief Executive Officer and a Director
Dated:          July ___16____, 1997
                        Bruce M. Wolf, General Counsel, Secretary and  a
Director


Dated:          July ___16____, 1997
                        Donald P. Wagner, Vice President of Operations


Dated:          July ___16____, 1997
                        James  J.  Kritzo, Vice President  of  the  Land
Department


Dated:          July ___16____, 1997
                        Tony C. Banks, Vice President of Finance and Chief Financial Officer


Dated:          July ___16____, 1997
                        Frank P. Carolas, Vice President of Geology


Dated:          July ___16____, 1997
                        Barbara   J.   Krasnicki,  Vice   President   of
Administration


Dated:          July __16_____, 1997
                              Joseph R. Sadowski, a Director
     Exhibit 25
     ATLAS-ENERGY FOR THE NINETIES-PUBLIC #6 LTD.
     POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and/or directors of Atlas Resources, Inc., a Pennsylvania corporation which is about to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form SB-2 relating to certain securities of Atlas-Energy for the Nineties-Public #6 Ltd., constitutes and appoints James R. O'Mara and Bruce M. Wolf, his/her true and lawful attorney-in fact, with full power of substitution and resubstitution and with full power to act without another, for him/her and in his/her name, place and stead, in any and all capacities, to sign such Registration Statement, and any and all amendments, including post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and all states and other jurisdictions wherein such Registration Statement and amendments thereto may be filed for securities compliance measures, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated:          July ____16___, 1997           /s/ Charles T. Koval
                        Charles  T. Koval, Chairman of the Board  and  a
Director
Dated:          July ___16____, 1997           /s/ James R. O'Mara
                        James R. O'Mara, President, Chief Executive Officer and a Director


Dated:          July ___16____, 1997           /s/ Bruce M. Wolf
                        Bruce M. Wolf, General Counsel, Secretary and  a
Director


Dated:          July __16_____, 1997           /s/ Donald P. Wagner
                        Donald P. Wagner, Vice President of Operations


Dated:          July ___16____, 1997           /s/ James J. Kritzo
                        James  J.  Kritzo, Vice President  of  the  Land
Department


Dated:          July ___16____, 1997           /s/ Tony C. Banks
                        Tony C. Banks, Vice President of Finance and Chief Financial Officer


Dated:          July __16_____, 1997           /s/ Frank P. Carolas
                        Frank P. Carolas, Vice President of Geology


Dated:          July __16_____, 1997           /s/ Barbara J. Krasnicki
                        Barbara   J.   Krasnicki,  Vice   President   of
Administration


Dated:          July __16_____, 1997           /s/ Joseph R. Sadowski
                              Joseph R. Sadowski, a Director